Exhibit 10.5

Execution Version

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of July 7, 2016

among

ALBANY MOLECULAR RESEARCH, INC.,
as Borrower,

THE LENDERS AND L/C ISSUERS FROM TIME TO TIME PARTY HERETO,

BARCLAYS BANK PLC,
as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender,

and

JPMorgan Chase Bank, N.A. and

BARCLAYS BANK PLC,
as Joint Lead Arrangers

Schedules:

Schedule I	-	Acquisition Restructuring
Schedule 2.01	-	Lenders and Commitments
Schedule 5.12	-	Subsidiaries
Schedule 7.01	-	Existing Indebtedness
Schedule 7.02	-	Existing Liens
Schedule 7.04	-	Investments
Schedule 7.05	-	Affiliate Transactions
Schedule 7.07	-	Existing Restrictions
Schedule 10.02	-	Administrative Agent’s Office

Exhibits:

Exhibit A-1	-	Form of Notice of Borrowing
Exhibit A-2	-	Form of Notice of Extension/Conversion
Exhibit A-3	-	Form of Letter of Credit Request
Exhibit A-4	-	Form of Swing Line Loan Request
Exhibit B-1	-	Form of Revolving Note
Exhibit B-2	-	Form of Term Note
Exhibit B-3	-	Form of Swing Line Note
Exhibit C	-	Form of Assignment and Assumption
Exhibit D	-	Form of Compliance Certificate
Exhibit E	-	Form of Guaranty Agreement
Exhibit F	-	Form of U.S. Tax Compliance Certificates
Exhibit G	-	Form of Security Agreement
Exhibit H	-	Form of Intercompany Note
Exhibit I	-	Form of Intercompany Note Subordination Provisions
Exhibit J	-	Form of Perfection Certificate
Exhibit K	-	Form of Solvency Certificate
Exhibit L	-	Form of Specified Discount Prepayment Notice
Exhibit M	-	Form of Specified Discount Prepayment Response
Exhibit N	-	Form of Discount Range Prepayment Notice
Exhibit O	-	Form of Discount Range Prepayment Offer
Exhibit P	-	Form of Solicited Discounted Prepayment Notice
Exhibit Q	-	Form of Solicited Discounted Prepayment Offer
Exhibit R	-	Form of Acceptance and Prepayment Notice
Exhibit S	-	Form of Prepayment Notice

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This Third Amended and Restated Credit Agreement (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into as of July 7, 2016, by and among Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”), the Lenders and L/C Issuers (each as hereinafter defined) from time to time party hereto and Barclays Bank PLC, as the Administrative Agent, the Collateral Agent, the Swing Line Lender (each as hereinafter defined) and a L/C Issuer.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower, through its indirect wholly-owned subsidiary Albany Molecular Research Spain, S.L.U. (f/k/a EXIRISK SPAIN, S.L.U.), a Spanish company, acquired (the “Gadea Acquisition”) 100% of the Equity Interests of GADEA GRUPO FARMACÉUTICO, S.L., a Spanish company and its subsidiaries (collectively, the “Gadea Acquired Business”), pursuant to a Share Purchase Agreement, dated as of July 16, 2015 (including the exhibits and schedules thereto, the “Gadea Acquisition Agreement”), among the Borrower, Albany Molecular Research Spain, S.L.U. (f/k/a EXIRISK SPAIN, S.L.U.) and the various Vendors party thereto;

WHEREAS, the proceeds of the initial borrowings hereunder were used on the Closing Date to fund a portion of the Gadea Acquisition, for the repayment of certain indebtedness of the Gadea Acquired Business, for transaction costs associated with each of the foregoing, and for other general corporate purposes of the Borrower and its Subsidiaries and the proceeds of the borrowings hereunder after the Closing Date, including on or after the Closing Date but prior to the Restatement Effective Date, were used to provide ongoing working capital requirements of the Borrower and its Subsidiaries, for associated transaction costs, and for other general corporate purposes of the Borrower and its Subsidiaries, including Permitted Acquisitions, other Investments permitted hereunder and Restricted Payments permitted hereunder;

WHEREAS, the Buyer shall acquire (the “Acquisition”) 100% of the Equity Interests of Prime European Therapeuticals S.P.A. – Euticals, a company organized and existing under the laws of Italy and its current subsidiaries (collectively, the “Acquired Business”), pursuant to a Share Purchase Agreement, dated as of May 5, 2016 the exhibits and schedules thereto, the “Acquisition Agreement”), among the Borrower and/or its designated subsidiary, as buyer, and Lauro Cinquantasette S.p.A., as seller (in such capacity, the “Seller”);

WHEREAS, the proceeds of the initial borrowings under the 2016 Incremental Facilities on the Restatement Effective Date were used on the Restatement Effective Date to fund a portion of the Acquisition, for the repayment of certain indebtedness of the Acquired Business, for transaction costs associated with each of the foregoing, and for other general corporate purposes of the Borrower and its Subsidiaries and the proceeds of the borrowings hereunder (including under the 2016 Incremental Facilities) after the Restatement Effective Date, including on or after the Restatement Effective Date, will be used to provide ongoing working capital requirements of the Borrower and its Subsidiaries, for associated transaction costs, and for other general corporate purposes of the Borrower and its Subsidiaries, including Permitted Acquisitions, other Investments permitted hereunder and Restricted Payments permitted hereunder;

WHEREAS, the Borrower, the lenders from time to time party thereto (the “Existing Lenders”), the letter of credit issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, entered into that certain Credit Agreement, dated as of October 24, 2014 (as may be amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, including by the First Amended and Restated Credit Agreement and by the Second Amended and Restated Credit Agreement, the “Existing Credit Agreement”);

WHEREAS, the Borrower, the lenders from time to time party thereto, the letter of credit issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, entered into that certain Amended and Restated Credit Agreement, dated as of July 16, 2015 (as may be amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “First Amended and Restated Credit Agreement”);

WHEREAS, the Borrower, the lenders from time to time party thereto, the letter of credit issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, entered into that certain Second Amended and Restated Credit Agreement, dated as of August 19, 2015 (as may be amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Second Amended and Restated Credit Agreement”);

WHEREAS, certain Existing Lenders and each of the other parties hereto wish to and agree to further amend and restate the Existing Credit Agreement on the terms and conditions set forth herein; and

WHEREAS, in connection with the foregoing, the Borrower has requested that the Lenders provide a senior secured term loan facility in the aggregate principal amount of $428,500,000, consisting of $200,000,000 of initial Term Loans made on the Closing Date (of which $198,500,000 remained outstanding as of the Restatement Effective Date), $179,055,456.34 of 2016 Incremental Term Loans to be made on the Restatement Effective Date, $50,944,543.66 of 2016 Incremental Term Loans to be made on the date of the consummation of the Acquisition and a senior secured revolving credit facility in the amount of $35,000,000, consisting of $30,000,000 of Revolving Commitments initially made available on the Closing Date and $5,000,000 of 2016 Incremental Revolving Commitments to be made available on the date of the consummation of the Acquisition, and the Lenders have indicated their willingness to lend and each L/C Issuer has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree that, effective as of the Restatement Effective Date, the Existing Credit Agreement shall be, and herein is, further amended and restated in its entirety to read as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01         Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:

“2016 Incremental Facilities” means the incremental term loan facility and Incremental Revolving Increase provided pursuant to Amendment No. 1 to the Second Amended and Restated Credit Agreement.

“2016 Incremental Revolving Commitments” means the Incremental Revolving Commitments provided as an Incremental Revolving Increase pursuant to Amendment No. 1 to the Second Amended and Restated Credit Agreement.

“2016 Incremental Term Loan Commitments” means the Incremental Term Loan Commitments provided pursuant to Amendment No. 1 to the Second Amended and Restated Credit Agreement.

“2016 Incremental Term Loans” has the meaning specified in Section 2.01(b).

“Acceptable Discount” has the meaning specified in Section 2.19(d)(ii).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.19(d)(iii).

“Acceptance and Prepayment Notice” means an irrevocable written notice from the Borrower or any of its Subsidiaries accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.19(d) substantially the form of Exhibit R hereto.

“Acceptance Date” has the meaning specified in Section 2.19(d)(ii).

“Acquired Business” has the meaning set forth in the Preliminary Statements.

“Acquisition” has the meaning set forth in the Preliminary Statements.

“Acquisition Agreement” has the meaning set forth in the Preliminary Statements.

“Acquisition Consideration” means the sum of the cash purchase price for any Permitted Acquisition payable at or prior to the closing date of such Permitted Acquisition (and which, for the avoidance of doubt, shall not include any purchase price adjustment, royalty, earnout, contingent payment, any other deferred payment of a similar nature or any other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business or any purchase price paid with Equity Interests or Equity Equivalents (other than Disqualified Capital Stock) in the Borrower) plus the aggregate principal amount of Indebtedness that is of the type described in clauses (a), (b) and (e) and (to the extent relating to any such clause (a), (b) or (e)) clause (i) of the definition of “Indebtedness” hereunder assumed on such date in connection with such Permitted Acquisition.

“Acquisition Date 2016 Incremental Term Loan” has the meaning specified in Section 2.01(b).

“Acquisition Restructuring” means the intercompany transactions among the Borrower and its Subsidiaries (including the Acquired Business) in connection with or incidental to the transactions contemplated by the Acquisition and Amendment No. 1 to the Second Amended and Restated Credit Agreement, each of which as set forth in Schedule I.

“Adjusted Eurodollar Rate” means, for the Interest Period for each Eurodollar Loan comprising part of the same Group, the quotient obtained (expressed as a decimal, carried out to five decimal places) by dividing (i) the applicable Eurodollar Rate for such Interest Period by (ii) 1.00% minus the Eurodollar Reserve Percentage; provided that, in the case of the Term Loans only, the Adjusted Eurodollar Rate shall at all times be deemed to be not less than the Adjusted LIBOR Floor.

“Adjusted LIBOR Floor” means 1.00% per annum.

“Administrative Agent” means Barclays Bank PLC, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. The Administrative Agent may from time to time designate one or more of its Affiliates or branches to perform the functions of the Administrative Agent in connection with Loans denominated in any Alternative Currency, in which case references herein to the “Administrative Agent” shall, in connection with Loans denominated in any such Alternative Currency, mean any Affiliate or branch so designated.

“Administrative Agent Fee Letter” means the Administrative Agent Fee Letter, dated as of the Closing Date, between the Borrower and the Administrative Agent.

“Administrative Agent’s Office” means the Administrative Agent’s address as set forth in Section 10.02(a) and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means the Administrative Agent, the Collateral Agent and any successors and assigns in such capacity, and “Agents” means any two or more of them.

“Agent Related Persons” means each Agent, together with its Related Parties.

“Aggregate Commitments” means, at any date, the Commitments of all the Lenders.

“Agreement” has the meaning specified in the preamble.

“Agreement Currency” has the meaning specified in Section 10.18.

“Alternative Currency” means each of Euro, Sterling, Yen and each other currency (other than Dollars) that is approved in accordance with Section 1.08.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Amendment No. 1 to the Second Amended and Restated Credit Agreement” means Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of July 7, 2016, by and among, inter alios, the Borrower, the Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Anti-Money Laundering Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to a Loan Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001 (Title III of Pub. L. 107-56) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Currency” means, with respect to any Loan, the currency in which such Loan is denominated.

“Applicable ECF Percentage” has the meaning specified in Section 2.08(c)(ii).

“Applicable Margin” means a percentage per annum equal to:

(a)          for purposes of calculating Term Loans, (i) for Term Loans that are Eurodollar Loans, 4.75% and (ii) for Term Loans that are Base Rate Loans, 3.75%; and

(b)          for purposes of calculating (A) the applicable interest rate for any day for any Revolving Loan or Swing Line Loan or (B) the applicable rate of the Letter of Credit Fee for any day for purposes of Section 2.11(b)(i), the applicable percentage per annum set forth below corresponding to the Secured Leverage Ratio as of the most recent Calculation Date:

Pricing Level	Secured Leverage Ratio	Letter of Credit Fee and Applicable Margin for Revolving Loans that are Eurodollar Loans	Applicable Margin for Swing Line Loans and Revolving Loans that are Base Rate Loans
I	≥ 1.75:1.00	4.75%	3.75%
II	< 1.75:1.00	4.50%	3.50%

Each Applicable Margin shall be determined and adjusted quarterly on the date (each a “Calculation Date”) two (2) Business Days after the earlier of the actual delivery date by which the Borrower provides, or the required delivery date by which the Borrower is required to provide, the consolidated financial information required by Section 6.01(a) or (b), as applicable, and the Compliance Certificate required by Section 6.01(c) for the fiscal quarter or year of the Borrower most recently ended prior to the Calculation Date; provided, however, that with respect to (A) any Revolving Loan or Swing Line Loan or (B) the Letter of Credit Fee, the Applicable Margin shall be deemed to be (i) in Pricing Level I (x) from the Closing Date until the first Calculation Date occurring after the first full fiscal quarter of the Borrower subsequent to the Closing Date and (y) at any time during the existence of an Event of Default under Sections 8.01(a), (h) or (i) and (ii) if the Borrower fails to provide the consolidated financial information required by Section 6.01(a) or (b), as applicable, or the Compliance Certificate required by Section 6.01(c) for more than two (2) Business Days’ following the due date thereof for the most recently ended fiscal quarter or year of the Borrower preceding any applicable Calculation Date, each Applicable Margin from such Calculation Date shall be based on Pricing Level I until such time as such consolidated financial information and an appropriate Officer’s Certificate is provided.

In the event that the Administrative Agent and the Borrower determine in good faith that any financial statement or Compliance Certificate delivered pursuant to Section 6.01 is inaccurate (regardless of whether this Agreement or the Revolving Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected would have led to a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to the Borrower) and (iii) the Borrower shall within five (5) Business Days of demand therefor by the Administrative Agent pay to the Administrative Agent the additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Upon receipt of such corrected payment (within such time period), any Event of Default under Section 8.01(a) based on failure to pay will be deemed automatically and immediately cured and no longer ongoing.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Aggregate Commitments represented by the aggregate of such Lender’s Revolving Commitment Percentage and its Term Commitment Percentage at such time, in each case subject to adjustment as provided in Section 2.15 or 2.17; provided that if the Commitments of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender of each Class is set forth opposite the name of such Lender on Schedule 2.01 under the caption “Revolving Commitment Percentage” or “Term Commitment Percentage,” as applicable, or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Prepayment” has the meaning specified in Section 2.09(f).

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Disposition” means any Disposition (or series of related Dispositions) of any assets by the Borrower or any of its Restricted Subsidiaries in respect of which either the fair market value of such property or the Net Cash Proceeds payable to the Borrower or any of its Restricted Subsidiaries exceeds $2,000,000, excluding any Disposition by way of Casualty or Condemnation.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor or by Affiliated investment advisors.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b) and/or the definition of “Eligible Assignee”), and accepted by the Administrative Agent, substantially in the form of Exhibit C or any other form approved by the Administrative Agent and the Borrower.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor engaged by the Borrower or any of its Subsidiaries (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with a Discounted Term Loan Prepayment pursuant to Section 2.19; provided that neither the Borrower nor any of its Subsidiaries shall designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.05(c)(iii).

“Available Amount” means, at any date, an amount equal to:

(a)          the sum of (without duplication):

(i)           $10,000,000;

(ii)          the Net Cash Proceeds received after the Closing Date and on or prior to such date from any issuance of Qualified Capital Stock (other than a Specified Equity Contribution) by the Borrower;

(iii)         the Net Cash Proceeds received after the Closing Date and on or prior to such date by the Borrower or any Restricted Subsidiary from the issuance of convertible or exchangeable debt securities that have been converted into or exchanged for Qualified Capital Stock of the Borrower;

(iv)         the Net Cash Proceeds received by the Borrower or any Restricted Subsidiary from the sale of the Equity Interests of any Unrestricted Subsidiary or any minority Investments (other than any such sale to the Borrower or a Restricted Subsidiary);

(v)          any dividend or other distribution by an Unrestricted Subsidiary or received in respect of minority Investments;

(vi)         any interest, returns of principal, repayments and similar payments by such Unrestricted Subsidiary or received in respect of any minority Investments (other than to the extent the Investment in such Unrestricted Subsidiary or minority Investment was made pursuant to Section 7.04(r) or the last sentence of the definition of “Permitted Acquisition” with then unused Available Amount);

(vii)        any unused Rejected Amount accrued since after the Closing Date;

(viii)       to the extent not duplicative of any other provision herein, (x) the proceeds of sales of Investments funded with the Available Amount and (y) an amount equal to any returns in cash and cash equivalents; and

(ix)         Cumulative Excess Cash Flow as of such date, in each case, that has not been applied to prepay Loans, or, would not be required to be applied to prepay Loans pursuant to Section 2.09(c)(ii); minus

(b)          the amount of any usage of such Available Amount pursuant to Section 7.04(r), Section 7.06(i), Section 7.08(b) and the last sentence of the definition of “Permitted Acquisition”, in each case prior to such date.

“Available Amount Conditions” means, except in connection with proceeds of the Available Amount under clauses (ii) and (iii) of the definition thereof, in which case the following conditions shall not apply, prior to and after giving effect to any usage of the Available Amount, no Event of Default shall have occurred and be continuing and, solely with respect to Restricted Payments made pursuant to Section 7.06(i) and Junior Debt Payments made pursuant to Section 7.08(b), the Secured Leverage Ratio, as of the end of the most recently completed Test Period, shall be less than or equal to 2.50 to 1.00 on a Pro Forma Basis in accordance with Section 1.03(c).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code, as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, receivership, moratorium, conservatorship, assignment for the benefit of creditors, insolvency, examinership or similar federal, state or foreign law for the relief of debtors.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus ½ of 1.00%, (ii) the Prime Rate in effect on such day and (iii) the Adjusted Eurodollar Rate for a one month Interest Period beginning on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, in the case of the Term Loans, the Base Rate shall at all times be deemed to be not less than the Base Rate Floor. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively.

“Base Rate Floor” means 2.00% per annum.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers or managing member of such Person, (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Bona Fide Debt Fund” shall mean any bona fide debt fund, investment vehicle, regulated banking entity or non-regulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans or bonds and/or similar extensions of credit in the ordinary course of business.

“Borrower” has the meaning specified in the preamble.

“Borrower Materials” has the meaning specified in Section 10.02.

“Borrowing” has the meaning specified in Section 1.07.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, except that (i) when used in Section 2.05 with respect to any action taken by or with respect to any L/C Issuer, the term “Business Day” shall not include any day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where such L/C Issuer’s Lending Office is located, (ii) when used in connection with a Eurodollar Loan, the term “Business Day” means any such day that is also a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market, (iii) when used in connection with any Eurodollar Loan denominated in Euro, the term “Business Day” shall also exclude any day which is not a TARGET Day and (iv) when used in connection with any Eurodollar Loan denominated in a currency other than Dollars or Euro, the term “Business Day” shall also exclude any day which is not a day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency.

“Buyer” means Evergreen S.r.l., a company organized and existing under the laws of Italy.

“Calculation Date” has the meaning specified in the definition of “Applicable Margin”.

“Capital Lease” of any Person means any lease of (or other arrangement conveying the right to use) property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person; provided that any lease or other arrangement that, under GAAP as in effect on the Closing Date, would not be required to be accounted for as a capital lease shall not constitute a “Capital Lease” hereunder.

“Capital Lease Obligations” means, with respect to any Person, all obligations of such Person as lessee under Capital Leases, which, as of any time of determination, shall be equal to the amount of liability under such Capital Leases required at such time to be capitalized and reflected as a liability on a balance sheet of such Person (excluding the footnotes thereto) prepared in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the Administrative Agent, any L/C Issuer or any Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Senior Credit Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash, deposit account balances or, if the applicable L/C Issuer or Swing Line Lender, as applicable, benefiting from such collateral shall agree in its sole discretion, other credit support (including a backup letter of credit), in each case pursuant to documentation (including as to stated amount in the case of a backup letter of credit which shall not be more than 103%) in form and substance reasonably satisfactory to (a) the Administrative Agent, (b) the Collateral Agent and (c) the applicable L/C Issuer or Swing Line Lender (as applicable) (which documents are hereby consented to by the Lenders). “Cash Collateral” and “Cash Collateralization” shall have meanings correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchasing cards, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that at the request of a Loan Party is designated a “Cash Management Bank” and that is a Lender, an Agent or an Affiliate of a Lender or an Agent (i) at the time it entered into a Cash Management Agreement with a Loan Party or (ii) is designated as a “Cash Management Bank” (so long as, upon such designation, a Cash Management Agreement exists between such Person and a Loan Party), in each case, even if such Person for any reason ceases for any reason after the execution of such agreement or such designation to be a Lender, an Agent or an Affiliate of a Lender or an Agent.

“Cash Management Obligations” means all obligations under any Secured Cash Management Agreements.

“Casualty” means any casualty, damage, destruction or other similar loss with respect to real or personal property or improvements.

“Casualty Event” means any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of the Borrower or any of its Subsidiaries. “Casualty Event” shall include but not be limited to any taking of all or any part of any real property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any real property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Internal Revenue Code of 1986.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any applicable law, rule, regulation or treaty, (b) any change in any applicable law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued.

“Change of Control” means (a) the acquisition of beneficial ownership (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Restatement Effective Date) by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder) of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or (b) the occurrence of a change of control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing).

“Class” has the meaning specified in Section 1.07.

“Closing Date” means July 16, 2015.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the property, which includes Mortgaged Property and all other property of whatever kind and nature, which is subject or is purported to be subject to the Liens granted by any of the Collateral Documents.

“Collateral Agent” means Barclays Bank PLC, in its capacity as collateral agent for the Finance Parties under the Collateral Documents, its successor or successors in such capacity.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, any additional pledges, security agreements, patent, trademark or copyright filings or mortgages or deeds of trust required to be delivered pursuant to the Loan Documents and any instruments of assignment or other similar instruments or agreements executed pursuant to the foregoing.

“Commitment” means (i) with respect to each Lender, its Revolving Commitment, Term Commitment, Incremental Revolving Commitment, Incremental Term Loan Commitment, Other Revolving Commitment or Other Term Commitment, as and to the extent applicable, (ii) with respect to each L/C Issuer, its L/C Commitment and (iii) with respect to the Swing Line Lender, the Swing Line Commitment, in each case as set forth on Schedule 2.01 or in the applicable Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as its Commitment of the applicable Class, as any such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Fee” has the meaning specified in Section 2.11(a).

“Commitment Fee Percentage” means a percentage per annum equal to:

Pricing Level	Secured Leverage Ratio	Commitment Fee Percentage
I	≥ 1.75:1.00	0.500%
II	< 1.75:1.00	0.375%

The Commitment Fee Percentage shall be determined and adjusted quarterly on each Calculation Date two (2) Business Days after the earlier of the actual delivery date by which the Borrower provides, or the required delivery date by which the Borrower is required to provide, the consolidated financial information required by Section 6.01(a) or (b), as applicable, and the Compliance Certificate required by Section 6.01(c) for the fiscal quarter or year of the Borrower most recently ended prior to the Calculation Date; provided, however, that the Commitment Fee Percentage shall be deemed to be (i) in Pricing Level I (x) from the Closing Date until the first Calculation Date occurring after the first full fiscal quarter of the Borrower subsequent to the Closing Date and (y) at any time during the existence of an Event of Default under Sections 8.01(a), (h) or (i) and (ii) if the Borrower fails to provide the consolidated financial information required by Section 6.01(a) or (b), as applicable, or the Compliance Certificate required by Section 6.01(c) for more than two (2) Business Days’ following the due date thereof for the most recently ended fiscal quarter or year of the Borrower preceding any applicable Calculation Date, each Commitment Fee Percentage from such Calculation Date shall be based on Pricing Level I until such time as such consolidated financial information and an appropriate Officer’s Certificate is provided.

In the event that the Administrative Agent and the Borrower determine in good faith that any financial statement or Compliance Certificate delivered pursuant to Section 6.01 is inaccurate (regardless of whether this Agreement or the Revolving Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected would have led to a higher Commitment Fee Percentage for any Applicable Period than the Commitment Fee Percentage applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Commitment Fee Percentage shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to the Borrower) and (iii) the Borrower shall within five (5) Business Days of demand therefor by the Administrative Agent pay to the Administrative Agent the additional fees owing as a result of such increased Commitment Fee Percentage for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Upon receipt of such corrected payment (within such time period), any Event of Default under Section 8.01(a) based on failure to pay will be deemed automatically and immediately cured and no longer ongoing.

“Communications” has the meaning specified in Section 10.02(d).

“Competitor” means any person that is an operating company directly and primarily engaged in substantially similar business operations as a Borrower or its Subsidiaries.

“Competitor Controller” means any (a) direct or indirect parent company of a Competitor and (b) Person that is a controlled affiliate of such Competitor.

“Compliance Certificate” means a certificate, duly executed by a Responsible Officer, appropriately completed and substantially in the form of Exhibit D.

“Condemnation” means any taking or expropriation by a Governmental Authority of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.

“Condemnation Award” means all proceeds of any Condemnation or transfer in lieu thereof.

“Consolidated Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset that would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP but excluding (i) expenditures constituting consideration for any Permitted Acquisitions, (ii) expenditures constituting interest capitalized during such period, (iii) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party in cash.

“Consolidated Current Assets” means, as of the date of any determination thereof, the aggregate amount of accounts receivables (net of allowances), royalty receivables and inventory of the Borrower and its Restricted Subsidiaries as calculated in accordance with GAAP on a consolidated basis as of the end of the most recently completed Test Period.

“Consolidated Current Liabilities” means at any date, the consolidated current liabilities of the Borrower and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP, but excluding the current portion of Consolidated Funded Indebtedness, outstanding Revolving Loans and Swing Line Loans, the current portion of interest expense (other than interest expense that is due and unpaid), accrued Taxes and accrued dividends.

“Consolidated EBITDA” means, with reference to any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted (and not otherwise added back) or (in the case of clause (ix) below) not included in determining Consolidated Net Income for such period, the sum of (i) Consolidated Interest Expense, (ii) expense for Taxes paid or accrued (including in respect of repatriated funds and any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations), (iii) depreciation, (iv) amortization (including amortization of deferred financing fees or costs), (v) non-cash expenses or losses, (vi) non-cash expenses related to stock based compensation, (vii) any non-recurring charges, costs, fees and expenses directly incurred or paid directly as a result of discontinued operations (other than such charges, costs, fees and expenses to the extent constituting losses arising from such discontinued operations), (viii) any other extraordinary, unusual or non-recurring cash charges or expenses, (ix) the amount of “run rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith to be realized as a result of any Investment, Disposition or internal cost-savings initiative, the Gadea Acquisition or the Acquisition, in each case within the six consecutive fiscal quarters following the end of the relevant period consummation of such Investment, Disposition or initiative, the Gadea Acquisition or the Acquisition (or following the consummation of the squeeze-out merger in the case of an acquisition structured as a two-step transaction), calculated as though such cost savings and synergies had been realized on the first day of such period and net of the amount of actual benefits received during such period from such Investment, Disposition or initiative, the Gadea Acquisition or the Acquisition; provided that (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent certifying that such cost savings and synergies are reasonably expected and factually supportable in the good faith judgment of the Borrower, (B) no cost savings or synergies shall be added pursuant to this clause (ix) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (C) the aggregate amount of cost savings and synergies added back pursuant to this clause (ix) shall not exceed 20% of Consolidated EBITDA for the four quarter period ending on any date of determination (prior to giving effect to the addback of such items pursuant to this clause (ix)), (x) adjustments relating to purchase price allocation accounting, (xi) losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business), (xii) any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period, (xiii) any loss resulting from a change in accounting principles during such period to the extent included in Consolidated Net Income, (xiv) any Transaction Costs incurred during such period, (xv) any fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, including, but not limited to, the Acquisition, non-recurring costs to acquire equipment to the extent not capitalized in accordance with GAAP, Investment, recapitalization, asset disposition, non-competition agreement, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of or waiver or consent relating to any debt instrument (in each case, including the Transaction Costs and any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460), (xvi) restructuring charges or expenses, whether or not classified as restructuring charges or expenses under GAAP (including integration costs, restructuring costs related to acquisitions and to closure or consolidation of facilities or locations, facilities’ opening costs and other business optimization expenses, curtailments or modifications to pension and post-retirement employee benefit plans retention or completion bonuses and any expense related to any reconstruction, de-commissioning or reconfiguration of fixed assets for alternate use), (xvii) proceeds of business interruption insurance, (xviii) charges, losses or expenses to the extent indemnified or insured by a third party to the extent such Person has notified such third party of such amount and such third party has not denied their reimbursement obligation, and (xix) the amount of any expense or reduction of Consolidated Net Income consisting of Restricted Subsidiary income attributable to minority interests or non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary, excluding cash distributions in respect thereof, minus, without duplication and to the extent included (and not otherwise deducted) in determining Consolidated Net Income for such period, the sum of (l) interest income (to the extent not netted against interest expense in the calculation of Consolidated Interest Expense), (2) income tax credits and refunds (to the extent not netted from Tax expense), (3) any cash payments made during such period in respect of items described in clause (v) above subsequent to the applicable Test Period in which the relevant non-cash expenses or losses were incurred, (4) any non-recurring income or gains directly as a result of discontinued operations, (5) any unrealized income or gains in respect of Swap Agreements (to the extent not included in clause (1) above or netted against interest expense in the calculation of Consolidated Interest Expense), (6) extraordinary, unusual or non-recurring income or gains, (7) gains on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business), (8) any gain relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period and (9) any gain resulting from a change in accounting principles during such period to the extent included in Consolidated Net Income, each as determined for the Borrower and its Restricted Subsidiaries in accordance with GAAP on a consolidated basis. For the avoidance of doubt, the foregoing additions to, and subtractions from, Consolidated EBITDA shall not give effect to any items attributable to the Unrestricted Subsidiaries. For the purposes of calculating Consolidated EBITDA for any Test Period, (I) if at any time during such Test Period, the Borrower or any Restricted Subsidiary shall have made any Material Disposition or converted any Restricted Subsidiary into an Unrestricted Subsidiary, the Consolidated EBITDA for such Test Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition or to such conversion for such Test Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Test Period, (II) if during such Test Period, the Borrower or any Restricted Subsidiary shall have converted any Unrestricted Subsidiary into a Restricted Subsidiary, Consolidated EBITDA for such Test Period shall be calculated after giving pro forma effect thereto in accordance with Section 1.03(c) as if such conversion occurred on the first day of such Test Period and (III) if during such Test Period, the Borrower or any Restricted Subsidiary shall have consummated a Permitted Acquisition or other Investment permitted hereunder, Consolidated EBITDA for such Test Period shall be calculated as if such Permitted Acquisition or other Investment were consummated on the first day of such Test Period.

“Consolidated Funded Indebtedness” means at any date, the Funded Indebtedness of the Borrower and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Borrower and its Restricted Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs and benefits under interest rate Swap Agreements to the extent such net costs and benefits are allocable to such period in accordance with GAAP). In the event that the Borrower or any Restricted Subsidiary shall have completed a Material Disposition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a pro forma basis as if such disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded the income of any Restricted Subsidiary (other than a Loan Party) to the extent that the declaration or payment of dividends or other distributions by such Restricted Subsidiary of that income is not at the time permitted by any of its Organization Documents, a requirement of Law or any agreement or instrument applicable to such Restricted Subsidiary, except that the amount of cash dividends or other cash distributions actually paid to any Loan Party by any such Restricted Subsidiary during such period shall be included; provided, further, that there shall be excluded any income (or loss) of any Person other than the Borrower or a Restricted Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Borrower or any wholly-owned Restricted Subsidiary of the Borrower.

“Consolidated Secured Debt” means, as of any date of determination, Consolidated Total Indebtedness outstanding on such date that is secured by a Lien on any assets of the Borrower or any of its Restricted Subsidiaries.

“Consolidated Subsidiary” means with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of the end of the most recently completed Test Period.

“Consolidated Total Indebtedness” means, as of the date of any determination thereof, (a) the sum, without duplication, of (x) the aggregate Indebtedness of the Borrower and its Restricted Subsidiaries that is of the type described in clauses (a), (b) and (e) and (to the extent relating to any such clause (a), (b) or (e)) clause (i) of the definition of Indebtedness hereunder and (y) Indebtedness of the type referred to in clause (x) hereof of another Person guaranteed by the Borrower or any of its Restricted Subsidiaries or secured by the assets of the Borrower or any of its Restricted Subsidiaries; provided that Consolidated Total Indebtedness shall not include Indebtedness in respect of any letter of credit or bank guaranty, except to the extent of unreimbursed obligations in respect of any drawn letter of credit or bank guaranty less (b) the lesser of $55,000,000 and the aggregate amount of Unrestricted Cash at such time, which aggregate amount of Unrestricted Cash shall exclude the cash proceeds of any Indebtedness incurred on such date.

“Consolidated Working Capital” means, as at any date, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Senior Notes” means the 2.25% Cash Convertible Senior Notes in aggregate principal amount of $150,000,000 offered pursuant to that certain Indenture dated as of November 25, 2013, by and between the Borrower and Wilmington Trust, National Association, as Trustee.

“Copyrights” means any and all rights in any works of authorship, including (i) copyrights and moral rights, (ii) copyright registrations and recordings thereof and all applications in connection therewith, (iii) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof and (v) all of each Borrower’s and each Loan Party’s rights corresponding thereto throughout the world.

“Credit Agreement Refinancing Indebtedness” means (a) Indebtedness or (b) Other Revolving Commitments, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) to Refinance, in whole or in part, existing Term Loans, existing Incremental Term Loans, outstanding Revolving Loans (and Revolving Commitments), outstanding Incremental Revolving Loans (and Incremental Revolving Commitments) or any outstanding Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such Indebtedness (including, if such Indebtedness includes any Other Revolving Commitments, the unused portion of such Other Revolving Commitments) is in an original aggregate principal amount (or accreted value, if applicable) not greater than the aggregate principal amount (or accreted value, if applicable) of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Commitments, Incremental Revolving Commitments or Other Revolving Commitments, the amount thereof) (except by an amount equal to accrued and unpaid interest and premium thereon, including tender premium, and underwriting and original issue discounts, fees, commissions, and expenses associated in connection with such extending, renewing, replacement or refinancing), (ii) such Indebtedness has a maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt, (iii) the Refinanced Debt shall be repaid, defeased or satisfied and discharged (and to the extent that the Refinanced Debt consists, in whole or in part, of Revolving Commitments, Incremental Revolving Commitments, Other Revolving Commitments (or Revolving Loans, Incremental Revolving Loans, Other Revolving Loans, or Swing Line Loans incurred pursuant to any Revolving Commitments, Incremental Revolving Commitments or Other Revolving Commitments), such Revolving Commitments, Incremental Revolving Commitments or Other Revolving Commitments, as applicable, shall be terminated), and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the issuance, incurrence or obtaining of such Credit Agreement Refinancing Indebtedness, (iv) in the case of Credit Agreement Refinancing Indebtedness in the form of notes, such Credit Agreement Refinancing Indebtedness does not contain any mandatory prepayment provisions (other than related to customary asset sale and change of control offers or cash or net share conversion settlement provisions in the case of convertible notes) that could result in mandatory prepayments of such notes, in whole or in part, prior to the Refinanced Debt, (v) such Indebtedness shall not be guaranteed by any Persons other than all or a portion of the Loan Parties, (vi) such Indebtedness (if secured and not obtained pursuant to a Refinancing Amendment) shall be subject to a First Lien Intercreditor Agreement or Second Lien Intercreditor Agreement, as applicable and (vii) the other terms and conditions of such Credit Agreement Refinancing Indebtedness (excluding pricing, fees, rate floors and optional prepayment or redemption terms) are substantially identical to, or less favorable to the investors providing such Credit Agreement Refinancing Indebtedness than, those applicable to the Refinanced Debt (except for covenants or other provisions applicable only to periods after the Latest Maturity Date).

“Credit Exposure” means, as applied to each Lender and with respect to each Class of its Commitments and/or Loans:

(i)          at any time prior to the termination of the Commitments of the Lenders in respect of such Class, the sum, as applicable, of (A) the Revolving Commitment Percentage of such Lender multiplied by the Revolving Committed Amount plus (B) the Incremental Revolving Commitment Percentage of the relevant Class of such Lender multiplied by the total Incremental Revolving Commitments of such Class plus (C) the Other Revolving Commitment Percentage of the relevant Class of such Lender multiplied by the total Other Revolving Commitments of such Class plus (D) the Term Commitment Percentage of such Lender multiplied by the Term Committed Amount of such Class plus (E) the Other Term Commitment Percentage of the relevant Class of such Lender multiplied by the total Other Term Commitments of such Class plus (F) the Incremental Term Loan Commitment Percentage of the relevant Class of such Lender multiplied by the total Incremental Term Loan Commitments of such Class; and

(ii)         at any time after the termination of the Commitments of the Lenders in respect of such Class, the sum, as applicable, of (A) the principal balance of the outstanding Loans of such Lender of such Class plus (B) in the case of the termination of the Revolving Commitments, any Class of Incremental Revolving Commitments or any Class of Other Revolving Commitments, in each case, such Lender’s Participation Interests in all L/C Obligations and Swing Line Loans issued under the relevant terminated Class.

“Credit Extension” means a Borrowing or an L/C Credit Extension.

“Cumulative Excess Cash Flow” means, at any time, an amount (not to be less than zero) equal to the sum of Excess Cash Flow for each Excess Cash Flow Period ended prior to such time.

“Debt Issuance” means the incurrence, issuance or assumption by the Borrower or any of its Restricted Subsidiaries of any Indebtedness.

“Default” means any condition or event that constitutes an Event of Default or that, with the giving of notice, the passage of applicable grace periods, or both, would be an Event of Default.

“Default Rate” means (i) overdue principal amounts (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto plus 2.00% or (y) in the case of Reimbursement Obligations, the rate applicable to a Revolving Loan that is a Base Rate Loan plus 2.00% and (ii) any overdue interest payable on any Loan or Reimbursement Obligation or any overdue Commitment Fee or other overdue amount payable hereunder shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2.00%, in each case, with respect to clauses (i) and (ii) above, from the date such amount was due until such overdue amount is paid in full (after as well as before judgment).

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans or participations in respect of an L/C Obligation within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer or Swing Line Lender that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such notice or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such notice or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, after the date of this Agreement, (i) become the subject of a proceeding under any Bankruptcy Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower, each L/C Issuer, each Swing Line Lender and each Lender.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Discharge of Senior Credit Obligations” means (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Loan Documents and termination of all commitments to lend or otherwise extend credit under the Loan Documents, (ii) payment in full in cash of all other Finance Obligations under the Loan Documents that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding), other than Cash Management Obligations and Swap Obligations not yet due and payable and (iii) termination, cancellation or Cash Collateralization of all Letters of Credit issued or deemed issued under the Loan Documents.

“Discount Prepayment Accepting Lender” has the meaning specified in Section 2.19(b)(ii).

“Discount Range” has the meaning specified in Section 2.19(c)(i).

“Discount Range Prepayment Amount” has the meaning specified in Section 2.19(c)(i).

“Discount Range Prepayment Notice” means a written notice of a Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.19(c)(i) substantially in the form of Exhibit N hereto.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit O hereto, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning specified in Section 2.19(c)(i).

“Discount Range Proration” has the meaning specified in Section 2.19(c)(iii).

“Discounted Prepayment Determination Date” has the meaning specified Section 2.19(d)(iii).

“Discounted Prepayment Effective Date” means in the case of an Offer of Specified Discount Prepayment, Solicitation of Discount Range Prepayment Offer or Solicitation of Discounted Prepayment Offer, five (5) Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.19(b), Section 2.19(c) or Section 2.19(d), as applicable unless a shorter period is agreed between the Borrower or any of its Subsidiaries and Auction Agent.

“Discounted Term Loan Prepayment” has the meaning specified in Section 2.19(a).

“Disposition” means, with respect to any Person, a sale, transfer, lease or disposition of any asset of such Person (including any such transaction effected by way of merger or consolidation and including any issuance of any of Equity Interests in a Subsidiary of such Person). “Dispose” and “Disposed”, as to any asset subject to the Disposition, shall have meanings correlative to the foregoing.

“Disqualified Capital Stock” means any Equity Interest of any Person that is not Qualified Capital Stock.

“Disqualified Institutions” means any Person that is (a) designated by the Borrower, by written notice delivered to the Administrative Agent on or prior to July 15, 2015, as a disqualified institution, (b) a Competitor or Competitor Controller identified from time to time by written notice delivered to the Administrative Agent or (c) clearly identifiable, solely on the basis of such Person’s name, as an Affiliate of any Person referred to in clause (a) or (b) above; provided, however, Disqualified Institutions shall (A) exclude any Person that the Borrower has designated as no longer being a Disqualified Institution by written notice delivered to the Administrative Agent from time to time and (B) include (I) any Person that is added as a Disqualified Institution under clause (a) hereof and (II) any Person that is clearly identifiable, solely on the basis of such Person’s name, as an Affiliate of any Person referred to in clause (B)(I), pursuant to a written supplement to the list of Disqualified Institutions, that is delivered by the Borrower Representative after July 15, 2015 to the Administrative Agent, if such supplemented list is approved by the Administrative Agent (which approval shall not be unreasonably withheld or delayed). Such supplement shall become effective immediately upon delivery to the Administrative Agent, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans and/or Commitments as permitted herein. In no event shall a Bona Fide Debt Fund be a Disqualified Institution unless such Bona Fide Debt Fund is identified under clause (a) or (b) above.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” and “$” means, lawful money of the United States.

“Domestic Guarantor” means each Guarantor that is a Domestic Subsidiary.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary that is organized under the laws of a jurisdiction in the United States, any State thereof or the District of Columbia.

“Economic Sanctions Laws” refers to applicable U.S. Laws regarding economic sanctions or embargoes including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et. seq., the Trading with the Enemy Act, 50 U.S.C. §§ 1 et. seq., and any regulations promulgated thereunder imposing economic sanctions or embargoes.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any other bank, business development company, finance company or other financial institution that provides loans and any fund that invests in loans in the ordinary course of its business and any other entity (other than a natural person) that is an “accredited investor” (as defined in Regulation D of the Securities Act) approved by, solely in the case of this clause (iv), the Administrative Agent (and, in the case of any assignment of a Revolving Commitment and/or a Revolving Loan under clauses (i) through (iv) above, the L/C Issuers and the Swing Line Lender) and unless a payment or bankruptcy Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably (other than in the case of any assignment to a competitor of the Borrower) withheld or delayed; provided that, with respect to any Borrower consent that is required, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after the Borrower has received notice thereof); provided that notwithstanding the foregoing (but, for the avoidance of doubt, subject to the provisions of Section 2.19), “Eligible Assignee” shall not include the Borrower or any of its Subsidiaries. For the avoidance of doubt, under no circumstances will a Disqualified Institution be an Eligible Assignee.

“Embargoed Person” refers to any Person that is identified on the Specially Designated Nationals List maintained by OFAC.

“Employee Benefit Arrangements” means in any jurisdiction the material benefit schemes or arrangements in respect of any employees or past employees operated, maintained or contributed to by the Borrower or any of its Restricted Subsidiaries or in which the Borrower or any of its Restricted Subsidiaries participates and which provide benefits on ill-health, injury, death or voluntary withdrawal from or termination of employment, including termination indemnity payments and life assurance and post-retirement medical benefits, other than Plans or Foreign Pension Plans.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Enforceability Limitations” has the meaning specified Section 5.04.

“Environment” means ambient air, indoor air, surface water, groundwater, land and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means all Laws, Environmental Permits or governmental restrictions relating to pollution or the protection of the Environment, including those relating to the generation, use, transportation, distribution, storage, treatment, disposal, presence, Release or threat of Release of any Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise, of the Borrower or any of its Restricted Subsidiaries resulting from or based on (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage or treatment of any Hazardous Material, (iii) exposure to any Hazardous Material, (iv) the presence, Release or threatened Release of any Hazardous Material into the Environment or (v) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.

“Equity Equivalents” means with respect to any Person any rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Equity Interests of such Person or securities exercisable for or convertible or exchangeable into Equity Interests of such Person, whether at the time of issuance or upon the passage of time or the occurrence of some future event, but excluding any Indebtedness convertible into Equity Interests.

“Equity Interests” means all shares of capital stock, partnership interests (whether general or limited), limited liability company membership interests, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of profits or losses, or distributions of assets, of an issuing Person, but excluding any Indebtedness convertible into such Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulation promulgated thereunder.

“ERISA Affiliate” means each entity that together with the Borrower or any of its Restricted Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means, with respect to any Plan:

(i)          a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event;

(ii)         the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of any Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;

(iii)        the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Plan (whether or not waived in accordance with Section 412 of the Code), the application for a minimum funding waiver under Section 302(c) of ERISA with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan, the determination that any Plan is, or is reasonably expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code);

(iv)        (A) the incurrence of any material liability by the Borrower or any of its Restricted Subsidiaries pursuant to Title I of ERISA or to the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), or the occurrence or existence of any event, transaction or condition that could reasonably be expected to result in the incurrence of any such liability by the Borrower or any of its Restricted Subsidiaries pursuant to Title I of ERISA or to such penalty or excise tax provisions of the Code; or (B) the incurrence of any material liability by the Borrower or any of its Restricted Subsidiaries or an ERISA Affiliate pursuant to Title IV of ERISA (other than for PBGC premiums due but not delinquent) or the occurrence or existence of any event, transaction or condition that could reasonably be expected to result in the incurrence of any such material liability or imposition of any lien on any of the rights, properties or assets of the Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate pursuant to Title IV of ERISA or to Section 412 of the Code;

(v)         the provision by the administrator of any Plan of a notice pursuant to Section 4041(a)(2) of ERISA (or the reasonable expectation of such provision of notice) of intent to terminate such Plan in a distress termination described in Section 4041(c) of ERISA, the institution by the PBGC of proceedings to terminate any Plan or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of a Plan by the PBGC, or the appointment of a trustee by the PBGC to administer any Plan;

(vi)        the withdrawal of the Borrower or any of its Restricted Subsidiaries or ERISA Affiliate in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if it would reasonably be expected to result in liability therefor, or the receipt by the Borrower or any of its Restricted Subsidiaries or ERISA Affiliate of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;

(vii)       the imposition of liability (or the reasonable expectation thereof) on the Borrower or any of its Restricted Subsidiaries or ERISA Affiliate pursuant to Section 4062, 4063, 4064 or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;

(viii)      the assertion of a material claim (other than routine claims for benefits) against any Plan (other than a Multiemployer Plan) or the assets thereof, or against the Borrower or any of its Restricted Subsidiaries in connection with any Plan;

(ix)         the receipt by the Borrower or any of its Restricted Subsidiaries from the United States Internal Revenue Service of notice of (x) the failure of any Plan (or any Employee Benefit Arrangement intended to be qualified under Section 401(a) of the Code) to qualify under Section 401 (a) of the Code, or (y) the failure of any trust forming part of any Plan or Employee Benefit Arrangement to qualify for exemption from taxation under Section 501(a) of the Code (excluding, for purposes of this clause (ix), plan document or operational failures that are eligible for correction under the Employee Plans Compliance Resolution System and are corrected pursuant thereto); and

(x)          the establishment or amendment by the Borrower or any of its Restricted Subsidiaries of any Welfare Plan that provides post-employment welfare benefits in a manner that would reasonably be expected to result in a Material Adverse Effect, other than as may be required under applicable law.

“Escrow” has the meaning specified in Section 5.17.

“Escrow Agent” means JPMorgan Chase Bank, N.A. in its capacity as the escrow agent under the Escrow Agreements.

“Escrow Agreements” means (a) the Escrow Agreement dated on or prior to the Restatement Effect Date among JPMorgan Chase Bank, N.A., as the Escrow Agent, the Borrower and JPMorgan Chase Bank, N.A., as a Lead Arranger and (b) the Escrow Agreement dated on or prior to the Restatement Effect Date among JPMorgan Chase Bank, N.A., as the Escrow Agent, the Buyer and JPMorgan Chase Bank, N.A., as a Lead Arranger.

“Escrow Release” means the escrow release notice in substantially the form of Exhibit A to the Escrow Agreement described in clause (b) of the definition of “Escrow Agreements” or in such other form as may be agreed by each party to such Escrow Agreement.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “EUR” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurodollar Loan” means at any date a Loan which bears interest at a rate based on the Adjusted Eurodollar Rate. Loans denominated in an Alternative Currency are Eurodollar Loans.

“Eurodollar Rate” means, for any Interest Period as to any Eurodollar Loan,

(a) in the case of Eurodollar Loans denominated in Dollars or any Base Rate Loans based upon Base Rate determined pursuant to clause (iii) of the definition thereof, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate;

(b) in the case of Eurodollar Loans denominated in Euro, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the Reuters Page EURIBOR01 (or any successor thereto), which displays the offered rate administered by Banking Federation of the European Union (or any other Person that takes over the administration of that rate) (the “EURIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Euros, determined as of approximately 11:00 a.m. (Brussels time) two TARGET Days prior to the commencement of such Interest Period or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the EURIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Euros, determined as of approximately 10:00 A.M. (Brussels time) two TARGET Days prior to the commencement of such Interest Period or (iii) if the rates under either of the preceding clauses (i) or (ii) are not available, the Interpolated Rate determined as of approximately 10:00 A.M. (Brussels time) two TARGET Days prior to the commencement of such Interest Period;

(c) in the case of Eurodollar Loans denominated in Sterling, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “Sterling LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Sterling, determined as of approximately 11:00 a.m. (London, England time), on the first day of such Interest Period, (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the Sterling LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Sterling, determined as of approximately 11:00 a.m. (London, England time) on the first day of such Interest Period or (iii) if the rates under either of the preceding clauses (i) or (ii) are not available, the Interpolated Rate determined as of approximately 11:00 a.m. (London, England time) on the first day of such Interest Period;

(d) in the case of Eurodollar Loans denominated in Yen, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “Yen LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Yen, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period, (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the Yen LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Yen, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period or (iii) if the rates under either of the preceding clauses (i) or (ii) are not available, the Interpolated Rate determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; and

(e) in the case of Eurodollar Loans denominated in any other Alternative Currency, the rate designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.08;

provided, further, that if any such rate determined pursuant to the preceding clauses (a) through (e) is below zero, the Eurodollar Rate will be deemed to be zero.

“Eurodollar Reserve Percentage” means for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any other entity succeeding to the functions currently performed thereby) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Adjusted Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, without duplication:

(a)          the sum of:

(i)          Consolidated Net Income (or loss) for such period, plus

(ii)         the aggregate amount of all non-cash charges deducted (less the amount of all non-cash credits included) in arriving at such Consolidated Net Income (or loss), plus

(iii)        the difference, if positive, of the amount of Consolidated Working Capital at the end of the prior Excess Cash Flow Period (or the beginning of the Excess Cash Flow Period in the case of the first Excess Cash Flow Period) over the amount of Consolidated Working Capital at the end of such Excess Cash Flow Period, disregarding, for the avoidance of doubt any third-party indemnification payments received by the Borrower or any of its Subsidiaries, plus

(iv)        the net amount of any non-cash loss (less any non-cash gain) incurred in connection with the receipt of Net Cash Proceeds (other than sales of inventory and other Dispositions in the ordinary course of business) of the type described in clause (i) of the definition of Net Cash Proceeds to the extent included in arriving at such Consolidated Net Income (or loss), plus

(v)         the aggregate amount of cash dividends and other cash distributions received during such period by the Borrower or any Restricted Subsidiary in respect of minority Equity Interests in any Person, less

(b)          the sum of:

(i)          the aggregate amount of Consolidated Capital Expenditures (A) made or paid by the Borrower and its Restricted Subsidiaries in cash during such period solely to the extent permitted by this Agreement and (B) excluding any amount funded with proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness) or Equity Interests, plus

(ii)         the aggregate amount of Investments (including the Acquisition), Restricted Payments and all fees and expenses associated therewith (other than Restricted Payments made under Section 7.06(h)) (A) made, paid or committed to be made by the Borrower and its Subsidiaries in cash within the period ending on the date of delivery of the Compliance Certificate required to be delivered for such period to the extent permitted by this Agreement and (B) excluding any amount funded (I) with the proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness) or Equity Interests or (II) out of the Available Amount, plus

(iii)        the aggregate amount of all regularly scheduled and other mandatory principal payments of Consolidated Funded Indebtedness made during such period, excluding any amount funded with proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness), Capital Leases or Equity Interests, plus

(iv)        the aggregate principal amount of all optional prepayments or repurchases (if such repurchases are made at a discount, the amount paid for such repurchases) of Consolidated Funded Indebtedness (other than Term Loans, Other Term Loans, Incremental Term Loans, Credit Agreement Refinancing Indebtedness and Consolidated Funded Indebtedness that is revolving in nature) made during such period, excluding any amount funded through (I) proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness), Capital Leases or Equity Interests, (II) proceeds from any Asset Disposition or (III) proceeds of any Casualty or Condemnation, plus

(v)         the absolute value of the difference, if negative, of the amount of Consolidated Working Capital at the end of the prior Excess Cash Flow Period (or the beginning of the Excess Cash Flow Period in the case of the first Excess Cash Flow Period) over the amount of Consolidated Working Capital at the end of such Excess Cash Flow Period, plus

(vi)        any premium, make-whole or penalty payments paid in cash during such period in connection with the prepayment, redemption, purchase, defeasance or other satisfaction prior to scheduled maturity of Indebtedness permitted to be prepaid, redeemed, purchased, defeased or satisfied hereunder to the extent such premium, make-whole or penalty payments are not expensed during such period or otherwise deducted in calculating Consolidated Net Income, excluding any amount funded (I) with proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness) or Equity Interests, (II) with proceeds from any Asset Disposition, or (III) with the proceeds of any Casualty or Condemnation, plus

(vii)       the aggregate amount of net income in respect of minority Equity Interests in any Person for such period included in arriving at such Consolidated Net Income (or loss), plus

(viii)      cash payments during such period permitted hereunder in respect of long-term liabilities (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income, except to the extent financed with the proceeds of long-term Indebtedness of the Borrower or the Restricted Subsidiaries, plus

(ix)         the aggregate amount of any payments in respect of purchase price adjustments or earn-outs made in cash during such period by Borrower or its Subsidiaries or committed to be made within the period ending on the date of delivery of the Compliance Certificate required to be delivered for such period and in connection with any Permitted Acquisition or other Investment permitted hereunder, plus

(x)          all non-cash income or gains increasing Consolidated Net Income for such period, including for the items referred to in clauses (1) through (9) of the definition of “Consolidated EBITDA” (excluding any such non-cash income or gains to the extent it represents the reversal of an accrual or reserve for potential cash gain made in any prior period).

“Excess Cash Flow Period” means each fiscal year of the Borrower beginning with the Fiscal Year ending on December 31, 2016.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Communications” has the meaning specified in Section 10.02(d).

“Excluded Property” means “Excluded Property” as defined in the Security Agreement.

“Excluded Subsidiary” means (a) any Subsidiary that is prohibited by any Law or by any Contractual Obligation existing on the Closing Date from Guaranteeing the Senior Credit Obligations or any Subsidiary that would require consent, approval, license or authorization of any Governmental Authority in order to Guarantee the Senior Credit Obligations unless such consent, approval, license or authorization has been received, (b) any Subsidiary that is a CFC or any Domestic Subsidiary that holds no material assets other than Equity Interests in one or more CFCs (or any direct or indirect Subsidiary of any such Person), (c) any Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, (d) any Immaterial Subsidiary, (e) any not-for-profit Subsidiary and (f) any captive insurance company.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap Agreement, such exclusion shall apply to only the portion of such Swap Obligations that is attributable to Swap Agreements for which such Guarantee or security interest becomes illegal or unlawful.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender Party or any other recipient of any payment made by or on account of any obligation of any Loan Party under any Loan Document,

(a)          Taxes imposed on (or measured by) overall net income, and franchise Taxes imposed (in lieu of net income Taxes), by the United States or by the jurisdiction under the laws of which such recipient is organized or in which its office is located or, in the case of any Lender, in which its Lending Office is located, or as a result of a present or former connection between such recipient and the jurisdiction (or any political subdivision thereof) of the Governmental Authority imposing such Tax (other than a connection arising solely from such recipient having executed, delivered, performed its obligations or received a payment under, received or perfected a security interest under, having been a party to, having enforced, or having engaged in any other transaction pursuant to this Agreement or any other Loan Document);

(b)          any branch profits Taxes under Section 884(a) of the Code or any similar Taxes imposed by a jurisdiction described in clause (a) of this definition;

(c)          any U.S. federal withholding Taxes imposed on or with respect to amounts payable to a Non-U.S. Lender by a law in effect on the date on which such Non-U.S. Lender becomes a party hereto (or designates a new Lending Office), except (i) to the extent that such Non-U.S. Lender (or its assignor) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Loan Party with respect to such withholding Tax pursuant to Section 3.01, or (ii) if such Non-U.S. Lender is an assignee pursuant to a request by the Borrower under Section 3.07;

(d)          any U.S. federal withholding Taxes attributable to such recipient’s failure to comply with Section 3.01(f); or

(e)          any U.S. federal Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning set forth in the Preliminary Statements.

“Existing Lenders” has the meaning set forth in the Preliminary Statements.

“Existing Loan Documents” means “Loan Documents” as defined in the Existing Credit Agreement.

“Failed Loan” has the meaning specified in Section 2.03(d).

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into by the United States that implement or modify the foregoing (together with the portions of any law implementing such intergovernmental agreements).

“FCPA” has the meaning set forth in Section 5.22.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next succeeding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the Fee Letter, dated as of May 5, 2016, among JPMorgan Chase Bank, N.A., Barclays Bank PLC and the Borrower.

“Finance Document” means (i) each Loan Document, (ii) each Swap Agreement between one or more Loan Parties and a Swap Creditor evidencing Swap Obligations and (iii) each Secured Cash Management Agreement, and “Finance Documents” means all of them, collectively.

“Finance Obligations” means, at any date, (i) all Senior Credit Obligations, (ii) all Swap Obligations of a Loan Party permitted hereunder owed or owing to any Swap Creditor and (iii) all Cash Management Obligations; provided, however, that the “Finance Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“Finance Party” means each Lender, the Swing Line Lender, each L/C Issuer, each Swap Creditor, each Cash Management Bank, each Agent and each Indemnitee and their respective successors and assigns, and “Finance Parties” means any two or more of them, collectively.

“Financial Officer” means the chief financial officer, principal accounting officer, senior vice president of finance, treasurer or controller of the Borrower.

“First Amended and Restated Credit Agreement” has the meaning set forth in the Preliminary Statements.

“First Lien Intercreditor Agreement” means a First Lien Intercreditor Agreement among the Administrative Agent and one or more Senior Representatives for holders of Indebtedness secured by Liens on the Collateral that are pari passu with the Liens on the Collateral securing the Senior Credit Obligations, in form and substance reasonably satisfactory to the Administrative Agent.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan, or alleging the insolvency or any such Foreign Pension Plan, (d) the incurrence of any liability by the Company or any Subsidiary under applicable Law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that would reasonably be expected to result in the incurrence of any liability by the Company or any of the Subsidiaries, or the imposition on the Company or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable Laws.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any Restricted Subsidiary primarily for the benefit of employees of the Borrower or any Restricted Subsidiary residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code; provided that, for the avoidance of doubt, any governmental plan or program requiring the mandatory payment of social insurance taxes or similar contributions to a governmental fund with respect to the wages of an employee will not be considered a “Foreign Pension Plan”.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuers, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms of Section 2.17(a)(iv).

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness” means, with respect to any Person, all Indebtedness of such Person that by its terms matures more than one year after the date of determination or incurrence or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Indebtedness of such Person required to be paid or prepaid within one year after the date of its creation.

“GAAP” means, subject to Section 1.03(b), United States generally accepted accounting principles as in effect as of the date of determination thereof.

“Gadea Acquired Business” has the meaning set forth in the Preliminary Statements.

“Gadea Acquisition” has the meaning set forth in the Preliminary Statements.

“Gadea Acquisition Agreement” has the meaning set forth in the Preliminary Statements.

“Government Acts” has the meaning specified in Section 2.05(l).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group” means at any time a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Loans which are Eurodollar Loans having the same Interest Period at such time.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (i) the stated or determinable amount of the primary payment obligation in respect of which such Guarantee is made and (ii) the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary payment obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of the Guarantee shall be such guaranteeing Person’s maximum reasonably possible liability in respect thereof as reasonably determined by the Borrower in good faith.

“Guarantor” means collectively, (A) each Restricted Subsidiary of the Borrower (except the Borrower and any Excluded Subsidiary) and (B) each Subsidiary of the Borrower that becomes a party to the Guaranty Agreement or other guaranty agreement after the Closing Date required pursuant to Section 6.09, and “Guarantors” means any two or more of them.

“Guaranty Agreement” means the Guaranty, substantially in the form of Exhibit E hereto, dated as of October 24, 2014, by the Borrower and the Subsidiary Guarantors in favor of the Administrative Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and of this Agreement.

“Hazardous Materials” means all materials, chemicals, substances, wastes, pollutants, contaminants, compounds, mixtures and constituents in any form, including petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls or radon gas, regulated pursuant to, or which can give rise to liability under, any Environmental Law.

“Honor Date” has the meaning specified in Section 2.05(e)(i).

“Identified Participating Lenders” has the meaning specified in Section 2.19(c)(iii).

“Identified Qualifying Lenders” has the meaning specified in Section 2.19(d)(iii).

“Immaterial Subsidiary” means, as of any date of determination, any direct or indirect Subsidiary of the Borrower that has been designated by the Borrower to the Administrative Agent in writing (and not redesignated as a Material Subsidiary as provided below) as an “Immaterial Subsidiary”; provided that (i) for purposes of this Agreement, at no time shall the revenues for all Immaterial Subsidiaries equal or exceed, in the aggregate, 7.5% of the consolidated revenues of the Borrower and its Restricted Subsidiaries for such Test Period, (ii) the Borrower shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clause (i) above, (iii) if the revenues of all Subsidiaries so designated by the Borrower as “Immaterial Subsidiaries” (and not redesignated as “Material Subsidiaries”) shall at any time exceed the limit set forth in clause (i) above, then the Borrower (or in the event the Borrower has failed to do so concurrently with the delivery of financial statements required for such Test Period by Section 6.01(a) or (b), the Administrative Agent) shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries such that, as a result thereof, the revenues of all Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limit and (iv) neither the Borrower nor any direct or indirect parent company of the Borrower may be designated as an “Immaterial Subsidiary”; provided, further, that the Borrower may designate and re-designate a Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition. Notwithstanding the foregoing, for any determination made as of or prior to the date any Person becomes an indirect or direct Subsidiary of the Borrower, such determination and designation shall be made based on financial statements provided by or on behalf of such Person in connection with the acquisition by the Borrower of such Person or such Person’s assets.

“Increase Effective Date” has the meaning set forth in Section 2.15(a).

“Increase Joinder” has the meaning set forth in Section 2.15(c).

“Incremental Facilities” has the meaning set forth in Section 2.15(a).

“Incremental Loans” means, collectively, the Incremental Term Loans and Incremental Revolving Loans.

“Incremental Revolving Commitment Percentage” means, for each Lender, the percentage of the aggregate Incremental Revolving Commitments represented by such Lender’s Incremental Revolving Commitment at such time and identified as its Incremental Revolving Commitment Percentage in any Increase Joinder, as such percentage may be modified in connection with any Assignment and Assumption made in accordance with the provisions of Section 10.06(b).

“Incremental Revolving Commitments” has the meaning set forth in Section 2.15(a).

“Incremental Revolving Increase” has the meaning set forth in Section 2.15(a).

“Incremental Revolving Loans” has the meaning set forth in Section 2.15(a).

“Incremental Term Facility” has the meaning set forth in Section 2.15(a).

“Incremental Term Loan Commitment Percentage” means, for each Lender, the percentage of the aggregate Incremental Term Loan Commitments represented by such Lender’s Incremental Term Loan Commitment at such time and identified as its Incremental Term Loan Commitment Percentage in any Increase Joinder, as such percentage may be modified in connection with any Assignment and Assumption made in accordance with the provisions of Section 10.06(b).

“Incremental Term Loan Commitments” has the meaning set forth in Section 2.15(a).

“Incremental Term Loans” has the meaning set forth in Section 2.15(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable and accrued expenses arising in the ordinary course of business and licenses in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (but excluding (i) trade accounts and accrued expense payable not more than 90 days overdue incurred in the ordinary course of business, (ii) payroll liabilities and deferred compensation and (iii) any purchase price adjustment, royalty, earnout, contingent payment or deferred payment of a similar nature incurred in connection with an acquisition), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and surety bonds, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that, if such Person has not assumed or otherwise become liable in respect of such Indebtedness, such obligations shall be deemed to be in an amount equal to the lesser of (i) the unpaid amount of such Indebtedness and (ii) fair market value of such property at the time of determination (in the Borrower’s good faith estimate), (i) all Guarantees by such Person of Indebtedness of others and (j) all Disqualified Capital Stock. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means any Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Insolvency or Liquidation Proceeding” means (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Loan Party, (ii) any other voluntary or involuntary insolvency, examinership, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to a material portion of their respective assets, (iii) any liquidation, dissolution, examinership, reorganization or winding up of any Loan Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iv) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Loan Party.

“Insurance Proceeds” means all insurance proceeds (other than business interruption insurance proceeds), damages, awards, claims and rights of action with respect to any Casualty.

“Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

“Intercompany Note” means a promissory note (x) contemplated by Section 7.04(d), substantially in the form of Exhibit H hereto or (y) listed on Schedule 7.04(2).

“Interest Payment Date” means (i) as to Base Rate Loans, the last Business Day of each March, June, September and December (commencing September 30, 2015) and the Maturity Date for Loans of the applicable Class and (ii) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date for Loans of the applicable Class, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the respective dates that fall every three months after the beginning of such Interest Period.

“Interest Period” means with respect to each Eurodollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Extension/Conversion and ending one (1), three (3) or six (6) (or if agreed by all relevant Lenders, twelve (12)) months thereafter, as the Borrower may elect in the applicable notice; provided that:

(i)          any Interest Period which would otherwise end on a day which is not a Business Day shall, subject to clause (iv) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)         any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(iii)        if so provided in a written notice to the Borrower by the Administrative Agent at the direction of the Required Lenders, no Interest Period in excess of one month may be selected at any time when an Event of Default is then in existence; and

(iv)        no Interest Period may be selected which would end after the Maturity Date for Loans of the applicable Class.

“Interpolated Rate” means, in relation to any Eurodollar Loan, the rate per annum which results from interpolating on a linear basis between: (a) the applicable Eurodollar Rate for the longest period (for which the applicable Eurodollar Rate is available for the applicable currency) which is shorter than the Interest Period of that Eurodollar Loan and (b) the applicable Eurodollar Rate for the shortest period (for which such Eurodollar Rate is available for the applicable currency) which exceeds the Interest Period of that Eurodollar Loan, each as of (i) in the case of the Eurodollar Rate based on clause (a) or (d) of the definition of “Eurodollar Rate”, approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Eurodollar Loan, (ii) in the case of the Eurodollar Rate based on clause (b) of the definition of “Eurodollar Rate”, approximately 11:00 a.m. (Brussels time) two TARGET Days prior to the first day of such Interest Period of that Eurodollar Loan, (iii) in the case of the Eurodollar Rate based on clause (c) of the definition of “Eurodollar Rate”, approximately 11:00 a.m. (London, England time) on the first day of such Interest Period of that Eurodollar Loan and (iv) in the case of the Eurodollar Rate based on clause (e) of the definition of “Eurodollar Rate” in respect of any applicable currency, the time as may be determined by the Administrative Agent in accordance with normal banking procedures for such applicable currency.

“Investment” means, any transaction to (i) purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a Wholly Owned Restricted Subsidiary prior to such merger) any Equity Interest, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person or (ii) purchase or otherwise acquire (in one transaction or a series of transactions) substantially all the assets of any Person or any assets of any other Person constituting a business unit, division or line of business of such Person.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998”, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the time of issuance).

“Judgment Currency” has the meaning specified in Section 10.18.

“Junior Debt Payment” means (i) any payment to voluntarily redeem, purchase, prepay, retire, defease or otherwise acquire for value prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Indebtedness or unsecured Indebtedness for borrowed money, or set aside any funds for such purpose, except any purchase, prepayment, retirement, defeasance or acquisition of such Indebtedness in connection with a refinancing of such Indebtedness with Permitted Refinancing Indebtedness thereof (it being understood that any customary provision requiring an offer or requirement to purchase such Indebtedness as a result of a change of control or asset sale and any cash settled or net share settled conversion obligations shall not violate the foregoing restriction) (excluding any set off pursuant to Section 8(c) of any Seller Note) and (ii) any cash interest payment in respect of Subordinated Indebtedness (other than (w) any payment made to a Loan Party or any payment by a non-Loan Party to another non-Loan Party, (x) regularly scheduled interest payments as and when due in respect of Subordinated Indebtedness permitted under this Agreement, (y) AHYDO payments and (z) any conversion of such Indebtedness into Equity Interests, if such payments are not then prohibited by the subordination provisions thereof, which shall be permitted).

“L/C Borrowing” means a Revolving Borrowing made pursuant to Section 2.05(e)(iv) and (v) to refinance Unreimbursed Amounts in respect of drawn Letters of Credit.

“L/C Commitment” means the commitment of each L/C Issuer to issue Letters of Credit in an aggregate face amount at any one time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to its L/C Issuer Sublimit.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Disbursement” means a payment or disbursement made by an L/C Issuer pursuant to a Letter of Credit.

“L/C Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any Letter of Credit Application and any agreements, instruments, Guarantee or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

“L/C Issuer” means (i) each of Barclays Bank PLC and JPMorgan Chase Bank, N.A., in its capacity as issuer of Letters of Credit under Section 2.05(a), and each respective successor or successors thereof in such capacity and (ii) any other Revolving Lender (or, if reasonably satisfactory to the Administrative Agent or otherwise required by applicable Laws, an Affiliate of any Revolving Lender) party to this Agreement in such capacity or which the Borrower shall have designated as a “L/C Issuer” by notice to the Administrative Agent with the consent of such other Revolving Lender or Affiliate of a Revolving Lender, as applicable. Notwithstanding anything herein to the contrary, none of Barclays Bank PLC, JPMorgan Chase Bank, N.A. or any of its branches or Affiliates shall be required to issue any commercial letters of credit hereunder.

“L/C Issuer Fees” has the meaning specified in Section 2.11(b)(iii).

“L/C Issuer Sublimit” means, with respect to each of the L/C Issuers as of the Restatement Effective Date, an amount equal to $5,000,000 (with aggregate amount of L/C Obligations of such L/C Issuers together equal to $10,000,000) and, with respect to any other L/C Issuer, such amount as may be mutually agreed among the Borrower, such other L/C Issuer and the other L/C Issuers then serving in such capacity, subject to the L/C Sublimit. The L/C Issuer Sublimit is a part of, and not in addition to, the Revolving Committed Amount or the L/C Sublimit.

“L/C Obligations” means at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all Unreimbursed Amounts not then paid by the Borrower as provided in Section 2.05(e)(ii), (iii), (iv) or (v) to the applicable L/C Issuer in respect of drawings under Letters of Credit, including any portion of any such obligation to which a Lender has become subrogated pursuant to Section 2.05(e)(vi). For all purposes of this Agreement and all other Loan Documents, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Sublimit” means an amount equal to $15,000,000. The L/C Sublimit is a part of, and not in addition to, the Revolving Committed Amount.

“Latest Maturity Date” means, at any date of determination, the latest maturity or termination date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other Revolving Commitment in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, licenses, authorizations and permits of any Governmental Authority.

“LCT Election” shall have the meaning provided in Section 1.03(d).

“LCT Test Date” shall have the meaning provided in Section 1.03(d).

“Lead Arrangers” means JPMorgan Chase Bank, N.A. and Barclays Bank PLC, in their capacities as lead arrangers and bookrunners, or any successor lead arrangers.

“Leases” means any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any real property.

“Lender” means a Revolving Lender, Term Lender and each Eligible Assignee that becomes a Lender pursuant to Section 10.06(b) and their respective permitted successors and shall include, as the context may require, the Swing Line Lender in such capacity and each L/C Issuer in such capacity.

“Lender Party” means any Lender, L/C Issuer or Swing Line Lender.

“Lending Office” means (i) with respect to any Lender and for each Type of Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan in such Lender’s Administrative Questionnaire or in any applicable Assignment and Assumption pursuant to which such Lender became a Lender hereunder or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained and (ii) with respect to any L/C Issuer and for each Letter of Credit, the “Lending Office” of such L/C Issuer (or of an Affiliate of such L/C Issuer) designated on the signature pages hereto or such other office of such L/C Issuer (or of an Affiliate of such L/C Issuer) as such L/C Issuer may from time to time specify to the Administrative Agent and the Borrower as the office by which its Letters of Credit are to be issued and maintained.

“Letter of Credit” means any standby letter of credit issued hereunder by an L/C Issuer on or after the Closing Date.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form and from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the fifth Business Day prior to the Revolving Termination Date then in effect.

“Letter of Credit Fee” has the meaning specified in Section 2.11(b)(i).

“Letter of Credit Request” has the meaning specified in Section 2.05(c).

“LIBO Rate” has the meaning specified in the definition of “Eurodollar Rate”.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing); provided that any operating lease or license, and any filing of a UCC financing statement that is a protective lease filing in respect of an operating lease and any filings with the Governmental Authority in respect of any license do not constitute Liens.

“Limited Condition Transaction” means (i) any Permitted Acquisition or other permitted acquisition whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Loan” means a Revolving Loan, a Term Loan, an Incremental Term Loan, an Other Term Loan, an Incremental Revolving Loan, an Other Revolving Loan or a Swing Line Loan (or a portion of any Revolving Loans, Term Loans, Incremental Term Loans, Other Term Loans, Incremental Revolving Loans, Other Revolving Loans or Swing Line Loans), individually or collectively as appropriate; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Extension/Conversion, the term “Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“Loan Documents” means this Agreement, Amendment No. 1 to the Second Amended and Restated Credit Agreement, the Notes, the Guaranty Agreement, the Collateral Documents, the Escrow Agreements, the Escrow Release, the Administrative Agent Fee Letter, the Fee Letter, each L/C Document and any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 2.16 of this Agreement, collectively, in each case as the same may be amended, modified or supplemented from time to time, and all other related agreements and documents executed by a Loan Party in favor of, and delivered to, any Senior Credit Party in connection with or pursuant to any of the foregoing, but for the avoidance of doubt, excluding any Swap Agreements and any Cash Management Agreements.

“Loan Parties” means the Borrower and the Guarantors, and “Loan Party” means any of the foregoing.

“Margin Stock” means “margin stock” as such term is defined in Regulation U.

“Material Adverse Effect” means (a) a material adverse effect on the business, property, results of operations, or financial condition of the Borrower and its Subsidiaries, taken as a whole (after taking into account any applicable insurance and any applicable indemnification (to the extent the provider of such insurance or indemnification has the financial ability to support its obligations with respect thereto and is not disputing or refusing to acknowledge the same)); or (b) material adverse effect on the rights of or benefits or remedies available to the Lenders or the Collateral Agent under any Loan Document.

“Material Disposition” means any Disposition of property or series of related Dispositions of property that involves payment of aggregate Net Cash Proceeds to the Borrower and its Restricted Subsidiaries in excess of $10,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $30,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the termination value (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Restricted Subsidiary” means each Restricted Subsidiary (i) which, as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended for which financial statements have been delivered pursuant to Section 6.01, contributed greater than 5.0% of Consolidated EBITDA for such period or (ii) which contributed greater than 5.0% of Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Restricted Subsidiaries (other than Excluded Subsidiaries) that are not Material Restricted Subsidiaries exceeds 10.0% of Consolidated EBITDA for any such period or 10.0% of Consolidated Total Assets as of the end of any such fiscal quarter, the Borrower (or, in the event the Borrower has failed to do so concurrently with the delivery of financial statements for such period or quarter required pursuant to Section 6.01(a) or (b), the Administrative Agent) shall designate sufficient Restricted Subsidiaries (other than Excluded Subsidiaries) as “Material Restricted Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Restricted Subsidiaries.

“Material Subsidiary” means, at any date of determination, each Subsidiary of the Borrower that is not an Immaterial Subsidiary (but including, in any case, any Subsidiary that has been designated as a Material Subsidiary as provided in, or has been designated as an Immaterial Subsidiary in a manner that does not comply with, the definition of “Immaterial Subsidiary”).

“Maturity Date” means (i) as to the Revolving Loans and Swing Line Loans, the Revolving Termination Date and (ii) as to Term Loans, the Term Loan Maturity Date.

“Maximum Rate” has the meaning specified in Section 10.09.

“Minimum Collateral Amount” means, at any time, (a) as to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the L/C Issuers in their sole discretion.

“MNPI” has the meaning set forth in Section 2.19(a).

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select.

“Mortgage” means each mortgage, deed of trust or other agreement that conveys or evidences a Lien in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Finance Parties, on the Mortgaged Property in form and substance reasonably acceptable to the Collateral Agent, including any amendment, restatement, modification or supplement thereto.

“Mortgage Instruments” means such title reports, title insurance, “Life-of-Loan” flood certifications and flood insurance, opinions of counsel, surveys, appraisals, environmental reports, acknowledged borrower notices of flood insurance requirements and other similar information and related certifications as are customary for the jurisdiction of the applicable Mortgaged Property and in form and substance reasonably acceptable to the Administrative Agent; provided that, Mortgage Instruments may include a “Life-of-Loan” Federal Emergency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto), and if such Mortgaged Property is located in a special flood hazard area, evidence of flood insurance confirming that such insurance has been obtained to the extent required by this Agreement.

“Mortgaged Property” means each fee interest in any real property located in the U.S. (other than Excluded Property), if any, owned or acquired after the Closing Date by any Loan Party.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA.

“Net Cash Proceeds” means:

(i)          with respect to any Asset Disposition (other than the issuance of Equity Interests by any Subsidiary), Casualty or Condemnation, (A) the gross amount of all cash proceeds (including cash Insurance Proceeds and cash Condemnation Awards) in the case of any Casualty or Condemnation) actually paid to or actually received by the Borrower or any of its Restricted Subsidiaries in respect of such Asset Disposition, Casualty or Condemnation (including any cash proceeds received as proceeds of any disposition of noncash proceeds of any Asset Disposition, Casualty or Condemnation as and when received), less (B) the sum of (1) the amount, if any, of all customary fees, legal fees, accounting fees, brokerage fees, commissions, costs and other expenses that are incurred in connection with such Asset Disposition, Casualty or Condemnation and are payable by the Borrower or any of its Restricted Subsidiaries, but only to the extent not already deducted in arriving at the amount referred to in clause (i)(A) above, (2) Taxes paid or reasonably estimated to be payable in connection therewith (including Taxes imposed on the distribution or repatriation of any such Net Cash Proceeds), (3) in the case of any Disposition by, or Condemnation or Casualty affecting, a non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (3)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly Owned Restricted Subsidiary as a result thereof, (4) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any indemnities, liabilities (contingent or otherwise) associated with such Asset Disposition, Casualty or Condemnation, (5) if applicable, the principal amount of any Indebtedness secured by a Permitted Lien that has been repaid or refinanced in accordance with its terms with the proceeds of such Asset Disposition, Casualty or Condemnation, (6) any payments to be made by the Borrower or any of its Restricted Subsidiaries as agreed between the Borrower or such Restricted Subsidiary and the purchaser of any assets subject to an Asset Disposition, Casualty or Condemnation in connection therewith and (7) any portion of such proceeds deposited in an escrow account or other appropriate amounts that must be set aside as a reserve in accordance with GAAP against any indemnities, liabilities (contingent or otherwise) associated with such Asset Disposition, Casualty or Condemnation; and

(ii)         with respect to any Debt Issuance or issuance of Equity Interests or Equity Equivalents, the gross amount of cash proceeds paid to or received by the Borrower or any of its Restricted Subsidiaries in respect of such Debt Issuance or issuance of Equity Interests or Equity Equivalents, less the sum of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses incurred by the Borrower or any of its Restricted Subsidiaries in connection therewith.

“New Loan Party” has the meaning specified in Section 6.09(a).

“Non-Consenting Lender” means any Lender that does not approve any amendment, waiver or consent that (a) requires the approval of all affected Lenders, or all the Lenders with respect to a certain Class of Loans, in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

“Non-Extension Notice Date” has the meaning specified in Section 2.05(c)(iii).

“Non-U.S. Lender” means any Lender Party that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Note” means a Revolving Note, a Term Note or a Swing Line Note, and “Notes” means the foregoing collectively.

“Note Guaranty” means the Guarantee to Promissory Note, dated as of July 11, 2016, by and between the Borrower and Lauro Cinquantasette S.p.A. providing for the Borrower’s guarantee of payment under the terms of the Seller Notes to the respective holders of the Seller Notes.

“Notice of Borrowing” means a request by the Borrower for a Borrowing, substantially in the form of Exhibit A-1 hereto.

“Notice of Extension/Conversion” has the meaning specified in Section 2.07(a).

“OFAC” means the U.S. Treasury Department Office of Foreign Assets Control.

“Offer of Specified Discount Prepayment” means the offer by the Borrower or any of its Subsidiaries to make a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.19(b).

“Offered Amount” has the meaning specified in Section 2.19(d)(i).

“Offered Discount” has the meaning specified in Section 2.19(d)(i).

“Officer’s Certificate” means a certificate executed by the chief executive officer, the president, any vice president, secretary or one of the Financial Officers, each in his or her official (and not individual) capacity.

“OID” has the meaning specified in Section 2.15(c)(iii).

“Organization Documents” means (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction); and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction) and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Revolving Commitment Percentage” means, for each Lender, for each Class of Other Revolving Commitments, the percentage of the aggregate Other Revolving Commitments of such Class represented by such Lender’s Other Revolving Commitment of such Class at such time and identified as its Other Revolving Commitment Percentage of such Class in the relevant Refinancing Amendment, as such percentage may be modified in connection with any Assignment and Assumption made in accordance with the provisions of Section 10.06(b).

“Other Revolving Commitments” means one or more Classes of revolving credit commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Loans” means the Revolving Loans made pursuant to any Other Revolving Commitment.

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, or filing Taxes, or any other excise, property or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Other Term Commitment Percentage” means, for each Lender, for each Class of Other Term Commitments, the percentage of the aggregate Other Term Commitments of such Class represented by such Lender’s Other Term Commitment of such Class at such time and identified as its Other Term Commitment Percentage of such Class in the relevant Refinancing Amendment, as such percentage may be modified in connection with any Assignment and Assumption made in accordance with the provisions of Section 10.06(b).

“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Outstanding Amount” means, with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date, including any L/C Borrowings outstanding on such date, but after giving effect to any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Borrowings as a Revolving Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on or before such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Lender” has the meaning specified in Section 2.19(c)(ii).

“Participation Interest” means a Credit Extension by a Lender by way of a purchase of a participation interest in Letters of Credit or L/C Obligations as provided in Section 2.05(e), in Swing Line Loans as provided in Section 2.01(c)(vi) or in any Loans as provided in Section 2.13.

“Patents” means patents and patent applications, including (i) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iii) the right to sue for past, present, and future infringements thereof and (iv) all of each Loan Party’s rights corresponding thereto throughout the world.

“Patriot Act” has the meaning set forth in Section 10.14.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

“Perfection Certificate” means with respect to any Loan Party a certificate, substantially in the form of Exhibit J to this Agreement, completed and supplemented with the schedules and attachments contemplated thereby and duly executed on behalf of such Loan Party by a Responsible Officer of such Loan Party.

“Permitted Acquisition” means the purchase or other acquisition by the Borrower or any Restricted Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division or line of business of) any Person, in a single transaction or a series of related transactions if (a) (i) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person (including each Subsidiary of such Person), upon the consummation of such purchase or acquisition, will be a Restricted Subsidiary (including as a result of a merger or consolidation between the Borrower or any Restricted Subsidiary and such Person, with, in the case of a merger or consolidation involving the Borrower, the Borrower being the surviving entity) or (ii) in the case of any purchase or other acquisition of other assets, such assets will be owned by the Borrower or a Wholly Owned Restricted Subsidiary; (b) the business of such Person, or the business conducted with such assets, as the case may be, constitutes a business permitted by Section 7.03(b); and (c) at the time of and immediately after giving effect (including pro forma effect) to any such purchase or other acquisition, (i) no Event of Default shall have occurred and be continuing, unless such purchase or other acquisition is a Limited Condition Transaction and is financed in whole with Incremental Loans, in which case such Event of Default condition shall be tested on the date of execution of the relevant acquisition or purchase agreement (giving pro forma effect to the relevant transactions in accordance with Section 1.03(d)) and (ii) if the Acquisition Consideration with respect thereto exceeds $35,000,000 (other than to the extent financed with the proceeds of the issuance of paid in Equity Interests or Equity Equivalents (other than Disqualified Capital Stock) of the Borrower), the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer, certifying that all the requirements set forth in this definition have been satisfied, or will be satisfied upon consummation of the purchase or other acquisition, with respect to such purchase or other acquisition. Notwithstanding anything in the contrary contained in (a)(i) above, the aggregate amount of Acquisition Consideration paid by the Borrower or any other Restricted Subsidiary after the Restatement Effective Date for all Permitted Acquisitions of Restricted Subsidiaries that do not become Loan Parties shall not exceed the greater of (x) $25,000,000 and (y) 25% of Consolidated EBITDA for the most recently completed Test Period, in each case plus the Available Amount so long as the Available Amount Conditions have been met.

“Permitted Encumbrances” means:

(a)          Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04 and Liens for unpaid utility charges;

(b)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by Law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 6.04;

(c)          pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or employment laws or to secure other public, statutory or regulatory obligations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (c)(i) above;

(d)          pledges and deposits (i) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (d)(i) above;

(e)          judgment Liens in respect of judgments that do not constitute an Event of Default under Section 8.01(k) or securing appeal or surety bonds related to such judgments;

(f)          easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary; and

(g)          banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness.

“Permitted Indebtedness” means unsecured Indebtedness (including Subordinated Indebtedness) of any Loan Party and any Permitted Refinancing Indebtedness in respect of any such Indebtedness; provided that (i) both immediately prior to and after giving effect thereto, no Event of Default shall exist or result therefrom, (ii) such Indebtedness matures on or after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 91 days after the Latest Maturity Date (it being understood that any provision requiring an offer or requirement to purchase or prepay such Indebtedness as a result of a change of control or asset sale and any cash settled or net share settled conversion obligations shall not violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Restricted Subsidiary of the Borrower other than the Subsidiary Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Finance Obligations on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness) and (iv) both immediately prior to and after giving effect to the increase of such Indebtedness (on a Pro Forma Basis in accordance with Section 1.03(c)), the Total Leverage Ratio as the end of the most recently completed Test Period shall not exceed 5.50 to 1.00.

“Permitted Investments” means:

(a)          direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(b)          investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)          certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $250,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(d)          fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clauses (a) and (c) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)          marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(f)          Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(g) investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (f) above;

(h)          in the case of the Borrower or any Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of the Borrower for cash management purposes;

(i)          investments permitted pursuant to the Borrower’s investment policy as approved by the Board of Directors (or committee thereof) of the Borrower from time to time; and

(j)          Dollars, Euros, Pounds or such other currencies held by it from time to time in the ordinary course of business.

“Permitted Liens” has the meaning assigned to such term in Section 7.02.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”) other Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced (plus unpaid accrued interest and premium (including tender, extension or prepayment premium) thereon, any committed or undrawn amounts and underwriting and original issue discounts, fees, commissions and expenses, associated with such Permitted Refinancing Indebtedness), (b) the final maturity date of such Permitted Refinancing Indebtedness is no earlier than the maturity date of the Indebtedness being Refinanced (it being understood that, in each case, any provision requiring prepayment or an offer to purchase such Indebtedness as a result of a change of control or asset sale shall not violate the foregoing restriction), (c) if the Indebtedness (including any Guarantee thereof) being Refinanced is by its terms subordinated in right of payment to the Finance Obligations, such Permitted Refinancing Indebtedness (including any Guarantee thereof) shall be subordinated in right of payment to the Finance Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole (as determined in good faith by the Board of Directors of the Borrower), (d) no Permitted Refinancing Indebtedness shall have obligors or contingent obligors that were not obligors or contingent obligors (or that would not have been required to become obligors or contingent obligors) in respect of the Indebtedness being Refinanced and (e) if the Indebtedness being Refinanced is secured, such Permitted Refinancing Indebtedness may be secured on terms no less favorable, taken as a whole, to the Loan Parties than those contained in the documentation (including any intercreditor agreement) governing the Indebtedness being Refinanced (reasonably determined in good faith by the Board of Directors of the Borrower).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code maintained by or contributed to by the Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate, other than a Multiemployer Plan or a Foreign Pension Plan.

“Platform” has the meaning specified in Section 10.02.

“Pledged Securities” means “Pledged Securities” as defined in the Security Agreement.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Principal Amortization Payment” means a scheduled principal payment on the Term Loans pursuant to Section 2.08(b) (including the remaining payment due on the Term Loan Maturity Date).

“Principal Amortization Payment Date” means (i) the last Business Day of each calendar quarter, commencing with December 31, 2015 in respect of the initial Term Loans made on the Closing and commencing with September 30, 2016 in respect of the initial Term Loans made on the Restatement Effective Date and (ii) the Term Loan Maturity Date.

“Pro Forma Basis” has the meaning assigned to such term in Section 1.03(c).

“Pro rata Share” has the meaning assigned to such term in Section 8.03(b).

“Qualified Capital Stock” means Equity Interests of the Borrower that do not include a cash dividend (other than dividends that are solely payable as and when declared by the Board of Directors of the Borrower) and are not mandatorily redeemable by the Borrower or any of its Restricted Subsidiaries or redeemable at the option of the holder of such Equity Interests, in each case prior to the 91st day following the Term Loan Maturity Date; provided, however, that an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall constitute Qualified Capital Stock notwithstanding any obligation of the Borrower or any Subsidiary to repurchase such Equity Interest in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Qualifying Lender” has the meaning specified in Section 2.19(d)(iii).

“Refinance” has the meaning set forth in the definition of “Permitted Refinancing Indebtedness”. “Refinanced” and “Refinancing” shall have meanings correlative to the foregoing.

“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Eligible Assignee and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.18.

“Refunded Swing Line Loans” has the meaning specified in Section 2.01(c)(iii).

“Register” has the meaning specified in Section 10.06(c).

“Regulation T, U or X” means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as amended, or any successor regulation.

“Reimbursement Obligations” means the Borrower’s obligation under Section 2.05(e) to reimburse L/C Disbursements.

“Reinvestment Funds” means, with respect to any Net Cash Proceeds of Insurance Proceeds, any Condemnation Award or any Asset Disposition in respect of the single event or series of related events giving rise thereto, that portion of such funds expected to be reinvested (or to which the Borrower or any Restricted Subsidiary expects to enter into a binding commitment for any such reinvestment) within twelve months after the occurrence of the Casualty, Condemnation or Asset Disposition giving rise thereto (or if some or all of such Net Cash Proceeds are scheduled to be received at a later date than the date of such occurrence, within twelve (12) months following the receipt of such Net Cash Proceeds) in assets or other property (including Equity Interests) useful in the business of the Borrower and its Restricted Subsidiaries; provided that, if any such Net Cash Proceeds are not actually so reinvested within twelve (12) months or eighteen (18) months if committed for such purpose within twelve (12) months of such Casualty, Condemnation or Asset Disposition (or twelve months of such Casualty, Condemnation or Asset Disposition if not so committed on or prior to the last day of such twelve-month period), such unreinvested portion shall no longer constitute Reinvestment Funds and shall be applied on the last day of such period as a mandatory prepayment as provided in Section 2.09(c)(iii).

“Rejected Amount” has the meaning specified in Section 2.09(f).

“Rejection Deadline” has the meaning set forth in the Section 2.09(f).

“Rejection Notice” has the meaning specified in Section 2.09(f).

“Related Obligations” has the meaning specified in Section 9.12.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, trustees, directors, officers, employees and agents of such Person and of such Person’s Affiliates.

“Release” means any spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within, upon, or from or into any building, structure, facility or fixture.

“Representative” has the meaning specified in Section 10.07.

“Repricing Transaction” means (i) any prepayment or repayment of Loans under the Term Facility (including by means of a Refinancing Amendment) with the proceeds of, or any conversion of Term Loans into, any new or replacement term loans with the primary purpose of reducing the effective interest yield less than the effective interest yield applicable to the Term Facility and (ii) any amendment to the Term Facility with the primary purpose of reducing the effective interest yield applicable to the Loans thereunder (in each case of clauses (i) and (ii), such effective interest yield shall take into account margins, the Adjusted LIBOR Floor or Base Rate Floor, OID and upfront fees, which OID and upfront fees being equated to interest margins based on an assumed four-year average life to maturity (e.g., 25 basis points of interest margin equal 100 basis points in OID and upfront fees payable on the principal amount of debt)); provided, that any refinancing or repricing of the Term Loans in connection with a transaction that would result in a Change of Control or is an acquisition that is not a Permitted Acquisition shall not constitute a Repricing Transaction.

“Required Lenders” means, at any time of determination, Lenders whose aggregate Credit Exposure constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders such Lender and its Credit Exposure at such time.

“Required Revolving Lenders” means, at any time of determination, Lenders whose aggregate Revolving Credit Exposure constitutes more than 50% of the Revolving Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Revolving Lenders such Lender and the aggregate principal amount of Revolving Credit Exposure of such Lender at such time.

“Responsible Officer” means the chief executive officer, president, senior vice president, vice president, chief financial officer, treasurer or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Effective Date” means July 7, 2016, the first date on which each of the conditions set forth in Section 4.03 have been satisfied or waived in accordance with the terms thereof.

“Restatement Effective Date 2016 Incremental Term Loan” has the meaning specified in Section 2.01(b).

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property), direct or indirect, on account of any class of Equity Interests or Equity Equivalents of the Borrower or any Restricted Subsidiary, now or hereafter outstanding, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, termination or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Equity Interests or Equity Equivalents of the Borrower or any Restricted Subsidiary, now or hereafter outstanding and (iii) any payment, whether of principal, interest or otherwise (including by defeasement, into escrow or similar deposit but excluding any set off pursuant to Section 8(c) of any Seller Note), on account of the payment, prepayment, purchase, redemption, retirement, acquisition, cancellation, defeasement, termination or similar payment, purchase or other acquisition for value, of any amounts outstanding under the Seller Notes (whether directly or pursuant to the Note Guaranty), now or hereafter outstanding.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revaluation Date” means, with respect to any Loan, each of the following: (i) each date of a Revolving Borrowing of a Eurodollar Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurodollar Loan denominated in an Alternative Currency pursuant to Section 2.07, and (iii) such additional dates (but not less frequently than once a week) as the Administrative Agent shall determine.

“Revolving Availability Period” means the period from and including the Closing Date to the earliest of (i) the Revolving Termination Date, (ii) the date of the termination of the Commitments pursuant to Section 2.10 and (iii) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans and identified as such in the Notice of Borrowing with respect thereto.

“Revolving Commitment” means, with respect to any Lender, the commitment of such Lender, in an aggregate principal amount at any time outstanding of up to such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.01(a), (ii) to purchase Participation Interests in Swing Line Loans in accordance with the provisions of Section 2.01(c)(iv) and (iii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.05(d).

“Revolving Commitment Percentage” means, for each Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time and identified as its Revolving Commitment Percentage on Schedule 2.01 hereto, as such percentage may be (i) increased pursuant to Section 2.15 or reduced pursuant to Section 2.10 and (ii) modified in connection with any assignment made in accordance with the provisions of Section 10.06(b).

“Revolving Committed Amount” means (x) from the Closing Date until immediately prior to the date of the consummation of the Acquisition, $30,000,000 and (y) on and after the date of the consummation of the Acquisition, $35,000,000 or such lesser amount to which the Revolving Committed Amount may be reduced pursuant to Section 2.10.

“Revolving Credit Exposure” means, as applied to each Lender and with respect to each Class of its Commitments and/or Loans:

(i)          at any time prior to the termination of the Commitments of the Lenders in respect of such Class, the sum, as applicable, of (A) the Revolving Commitment Percentage of such Lender multiplied by the Revolving Committed Amount plus (B) the Incremental Revolving Commitment Percentage of the relevant Class of such Lender multiplied by the total Incremental Revolving Commitments of such Class plus (C) the Other Revolving Commitment Percentage of the relevant Class of such Lender multiplied by the total Other Revolving Commitments of such Class; and

(ii)         at any time after the termination of the Commitments of the Lenders in respect of such Class, the sum, as applicable, of (A) the principal balance of the outstanding Loans of such Lender of such Class plus (B) in the case of the termination of the Revolving Commitments, any Class of Incremental Revolving Commitments or any Class of Other Revolving Commitments, in each case, such Lender’s Participation Interests in all L/C Obligations and Swing Line Loans issued under the relevant terminated Class.

“Revolving Lender” means each Lender identified in Schedule 2.01 as having a Revolving Commitment and each Eligible Assignee which acquires a Revolving Commitment or Revolving Loan pursuant to Section 10.06(b) and their respective permitted successors.

“Revolving Loan” means the revolving loans made by the Revolving Lenders to the Borrower pursuant to Section 2.01(a).

“Revolving Note” means a promissory note, substantially in the form of Exhibit B-1 hereto, evidencing the obligation of the Borrower to repay outstanding Revolving Loans, as such note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Revolving Outstandings” means at any date the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans plus the aggregate Outstanding Amount of all L/C Obligations.

“Revolving Termination Date” means the date which is the fifth anniversary of the Closing Date (or, if such day is not a Business Day, the next succeeding Business Day) or such earlier date upon which the Revolving Commitments shall have been terminated in their entirety in accordance with this Agreement; provided that the Revolving Termination Date shall be the date that is six (6) months prior to the scheduled maturity date of the Convertible Senior Notes if on such date both (a) more than $25,000,000 of the Convertible Senior Notes shall remain outstanding and (b) the Secured Leverage Ratio shall be greater than 1.50 to 1.00; provided, however, that the Revolving Termination Date shall be the date that is 91 days prior to the third anniversary of the Restatement Effective Date, the fourth anniversary of the Restatement Effective Date or the fifth anniversary of the Restatement Effective Date, in each case to the extent that at each such date of determination the Borrower has not (or has not caused to be) either (or in combination) (i) prepaid, defeased or otherwise satisfied (whether directly or on deposit in escrow) the amortization or final maturity payment amounts to next come due under each Seller Note then outstanding or (ii) refinanced such amortization or final maturity payment amount to next come due under each Seller Note then outstanding with the net proceeds of (x) Subordinated Indebtedness or unsecured Indebtedness that matures on or after, and has a Weighted Average Life to Maturity longer than, the Latest Maturity Date or (y) Qualified Capital Stock.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., a New York corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select.

“Sale/Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Borrower or any of its Restricted Subsidiaries of any property, whether owned by the Borrower or any of its Restricted Subsidiaries as of the Closing Date or later acquired, which has been or is to be sold or transferred by the Borrower or any of its Restricted Subsidiaries to such Person from whom funds have been, or are to be, advanced by such Person on the security of such property.

“Sanction” means any sanction administered or enforced by the United States Government (including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amended and Restated Credit Agreement” has the meaning set forth in the Preliminary Statements.

“Second Amended and Restated Effective Date” means August 19, 2015, the first date on which each of the conditions set forth in Section 4.03 of the Second Amended and Restated Credit Agreement were satisfied or waived in accordance with the terms thereof.

“Second Lien Intercreditor Agreement” means a Second Lien Intercreditor Agreement among the Administrative Agent and one or more Senior Representatives for holders of Indebtedness secured by Liens on the Collateral that are junior to the Liens on the Collateral securing the Finance Obligations, in form and substance reasonably satisfactory to the Administrative Agent.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Debt as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.

“Security Agreement” means the Security Agreement, substantially in the form of Exhibit G hereto, dated as of October 24, 2014, among the Borrower, the Domestic Guarantors and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Seller” has the meaning set forth in the Preliminary Statements.

“Seller Equity Contribution” means the shares of common stock of the Borrower issued to the Seller as Consideration Shares (as defined in the Acquisition Agreement) as partial consideration to the Seller for the Acquisition.

“Seller Notes” means the Promissory Note A and the Promissory Note B, each issued by Buyer in favor of the Seller on or about the Restatement Effective Date and, to any successor or replacement notes issued pursuant to the terms of such Promissory Note A or Promissory Note B, all in the initial aggregate principal amount of €55.0 million, as partial consideration to the Seller for the Acquisition.

“Senior Credit Obligations” means, with respect to each Loan Party, without duplication:

(i)          in the case of the Borrower, all principal of and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Insolvency or Liquidation Proceeding with respect to the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any Loan or L/C Obligation under, or any Note issued pursuant to, this Agreement or any other Loan Document;

(ii)         all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by such Loan Party (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Insolvency or Liquidation Proceeding with respect to such Loan Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to this Agreement or any other Loan Document;

(iii)        all expenses of the Agents as to which one or more of the Agents have a right to reimbursement by such Loan Party under Section 10.04(a) of this Agreement or under any other similar provision of any other Loan Document, including, without limitation, any and all sums advanced by the Collateral Agent to preserve the Collateral or preserve its security interests in the Collateral to the extent permitted under any Loan Document or applicable Law;

(iv)        all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement by such Loan Party under Section 10.04(b) of this Agreement or under any other similar provision of any other Loan Document; and

(v)         in the case of the Borrower and each Guarantor, all amounts now or hereafter payable by the Borrower or such Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Insolvency or Liquidation Proceeding with respect to the Borrower or such Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the part of such Guarantor pursuant to this Agreement, the Guaranty Agreement or any other Loan Document;

together in each case with all renewals, modifications, consolidations or extensions thereof.

“Senior Credit Party” means each Lender, each L/C Issuer, the Administrative Agent, the Collateral Agent and each Indemnitee and their respective successors and assigns.

“Senior Representative” means, with respect to any series of Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower or any of its Subsidiaries of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.19(c).

“Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower or any of its Subsidiaries of offers for, and the corresponding acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.19(d).

“Solicited Discount Proration” has the meaning specified in Section 2.19(d)(iii).

“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.19(d)(i).

“Solicited Discounted Prepayment Notice” means an irrevocable written notice of a Solicitation of Discounted Prepayment Offers made pursuant to Section 2.19(d)(i) substantially in the form of Exhibit P hereto.

“Solicited Discounted Prepayment Offer” means an irrevocable written offer by each Term Lender, substantially in the form of Exhibit Q hereto, submitted following the Auction Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.19(d)(i).

“Solvent” means, with respect to the Borrower and its Subsidiaries (on a consolidated basis) as of a particular date, that on such date (i) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

“Specified Discount Prepayment Amount” has the meaning specified in Section 2.19(b)(i).

“Specified Discount Prepayment Notice” means an irrevocable written notice of the Borrower or any of its Subsidiaries of a Specified Discount Prepayment made pursuant to Section 2.19(b)(i) substantially in the form of Exhibit L hereto.

“Specified Discount Prepayment Response” means the irrevocable written response by each Term Lender, substantially in the form of Exhibit M hereto, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.19(b)(i).

“Specified Discount Proration” has the meaning specified in Section 2.19(b)(iii).

“Specified Equity Contribution” has the meaning specified in Section 7.10.

“Specified Person” has the meaning assigned to such term in Section 5.21(b).

“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Submitted Amount” has the meaning specified in Section 2.19(c)(i).

“Submitted Discount” has the meaning specified in Section 2.19(c)(i).

“Subordinated Indebtedness” means Indebtedness of the Borrower or any Restricted Subsidiary, either the payment of which is subordinated in right of payment to the Finance Obligations or which is secured by a Lien junior to the Lien securing the Finance Obligations.

“Subsequent Transaction” shall have the meaning specified in Section 1.03(d).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, more than 50% of the total voting power of stock entitled (other than stock or such other ownership interest having such power only by reason of the happening of a contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or business entity other than a corporation, more than 50% of the partnership or other similar ownership interests thereof (other than stock or such other ownership interest having such power only by reason of the happening of a contingency) is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means each Restricted Subsidiary that is party to the Guaranty Agreement or other guaranty agreement pursuant to which it Guarantees the Finance Obligations.

“Swap Agreement” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Creditor” means any Agent, Lender or any Affiliate of any Lender or Agent from time to time party to one or more Swap Agreements (even if entered into prior to the Closing Date) with a Loan Party and any party to a Swap Agreement with a Loan Party that was an Agent, a Lender or an Affiliate of any Agent or Lender at the time it entered into such agreement (even if any such Lender for any reason ceases after the execution of such agreement to be a Lender hereunder), and its successors and assigns, and “Swap Creditors” means any two or more of them, collectively.

“Swap Obligations” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any proceeding under any Insolvency or Liquidation Proceeding) of such Person in respect of any Swap Agreement, excluding any amounts which such Person is entitled to set-off against its obligations under applicable Law.

“Swing Line Borrowing” means a Borrowing comprised of Swing Line Loans and identified as such in the Notice of Borrowing with respect thereto.

“Swing Line Commitment” means the agreement of the Swing Line Lender to make Loans pursuant to Section 2.01(c). The Swing Line Commitment is a part of, and not in addition to, the Revolving Committed Amount.

“Swing Line Committed Amount” means $5,000,000 as such Swing Line Committed Amount may be reduced pursuant to Section 2.10.

“Swing Line Lender” means Barclays Bank PLC, in its capacity as the Swing Line Lender under Section 2.01(c), and its permitted successor or successors in such capacity.

“Swing Line Loan” has the meaning specified in Section 2.01(c).

“Swing Line Loan Request” has the meaning specified in Section 2.02(b).

“Swing Line Note” means a promissory note, substantially in the form of Exhibit B-3, hereto, evidencing the obligation of the Borrower to repay outstanding Swing Line Loans, as such note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Swing Line Termination Date” means the earlier of (i) the fifth anniversary of the Closing Date (or, if such day is not a Business Day, the next preceding Business Day) or such earlier date upon which the Revolving Commitments shall have been terminated in their entirety in accordance with this Agreement and (ii) the date on which the Swing Line Commitment is terminated in its entirety in accordance with this Agreement.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease (determined, in the case of a Synthetic Lease providing for an option to purchase the leased property, as if such purchase were required at the end of the term thereof) that would appear on a balance sheet of such Person prepared in accordance with GAAP if such payment obligations were accounted for as Capital Lease Obligations.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, and any and all liabilities (including any interest, fines, additions to tax or penalties) applicable thereto.

“Term Borrowing” means a Borrowing comprised of Term Loans and identified as such in the Notice of Borrowing with respect thereto.

“Term Commitment” means, with respect to any Lender, the commitment of such Lender to make a Term Loan on the Closing Date or Restatement Effective Date, as applicable, in a principal amount equal to such Lender’s Term Commitment Percentage of the Term Committed Amount as of such date of determination.

“Term Commitment Percentage” means, for each Lender, the percentage of the aggregate Term Commitments represented by such Lender’s Term Commitment at such time and identified as its Term Commitment Percentage on Schedule 2.01, as such percentage may be (i) increased pursuant to Section 2.15 or reduced pursuant to Section 2.10 and (ii) modified in connection with any Assignment and Assumption made in accordance with the provisions of Section 10.06(b).

“Term Committed Amount” means, (x) as of the Closing Date, $200,000,000 and (y) as of the Restatement Effective Date, $428,500,000.

“Term Lender” means each Lender identified on Schedule 2.01 as having a Term Commitment and each Eligible Assignee which acquires a Term Loan pursuant to Section 10.06(b) and their respective permitted successors.

“Term Loan Maturity Date” means the sixth anniversary of the Closing Date (or if such day is not a Business Day, the next succeeding Business Day); provided that the Term Loan Maturity Date shall be the date that is six (6) months prior to the scheduled maturity date of the Convertible Senior Notes if on such date both (a) more than $25,000,000 of the Convertible Senior Notes shall remain outstanding and (b) the Secured Leverage Ratio shall be greater than 1.50 to 1.00; provided, however, that the Term Loan Maturity Date shall be the date that is 91 days prior to the third anniversary of the Restatement Effective Date, the fourth anniversary of the Restatement Effective Date or the fifth anniversary of the Restatement Effective Date, in each case to the extent that at each such date of determination the Borrower has not (or has not caused to be) either (or in combination) (i) prepaid, defeased or otherwise satisfied (whether directly or on deposit in escrow) the amortization or final maturity payment amounts to next come due under each Seller Note then outstanding or (ii) refinanced such amortization or final maturity payment amount to next come due under each Seller Note then outstanding with the net proceeds of (x) Subordinated Indebtedness or unsecured Indebtedness that matures on or after, and has a Weighted Average Life to Maturity longer than, the Latest Maturity Date or (y) Qualified Capital Stock.

“Term Loans” means the term loans made by the Term Lenders to the Borrower pursuant to Section 2.01(b).

“Term Note” means a promissory note, substantially in the form of Exhibit B-2 hereto, evidencing the obligation of the Borrower to repay outstanding Term Loans, as such note may be amended, modified or supplemented from time to time.

“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of the Borrower then last ended for which financial statements have been delivered or were required to have been delivered pursuant to Section 6.01(a) or 6.01(b).

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of each Loan Party’s business symbolized by the foregoing or connected therewith and (v) all of each Loan Party’s rights corresponding thereto throughout the world.

“Transaction Costs” means all fees, costs and expenses incurred or payable by the Borrower or any Subsidiary in connection with the transactions contemplated hereby, including the Transactions.

“Transaction Documents” means the Gadea Acquisition Agreement, the Acquisition Agreement and the Loan Documents, collectively.

“Transactions” means (I) in respect of the applicable transactions related to the Closing Date, (a) the amendment and restatement of the existing Credit Agreement immediately prior to the Closing Date pursuant to the First Amended and Restated Credit Agreement on the Closing Date and (b) the events contemplated by the Gadea Acquisition Agreement and the applicable Loan Documents and (II) in respect of the applicable transactions related to the Restatement Effective Date, (a) the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement on the Restatement Effective Date and (b) the events contemplated by the Acquisition Agreement (including the making and issuance of the Seller Notes and Note Guaranty and the making of the Seller Equity Contribution) and the applicable Loan Documents.

“Type” has the meaning specified in Section 1.07.

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the Laws of which are required to be applied in connection with the perfection or priority of security interests in any collateral.

“Unfunded Liabilities” means, except as otherwise provided in Section 5.11(a)(i)(B), (i) with respect to each Plan, the amount (if any) by which the present value of all nonforfeitable benefits under each Plan exceeds the current value of such Plan’s assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plan using applicable PBGC plan termination actuarial assumptions (the terms “present value” and “current value” shall have the same meanings specified in Section 3 of ERISA) and (ii) with respect to each Foreign Pension Plan, the amount (if any) by which the present value of all nonforfeitable benefits under each Foreign Pension Plan exceeds the current value of such Foreign Pension Plan’s assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plan using the most recent actuarial assumptions and methods being used by the Foreign Pension Plan’s actuaries for financial reporting under applicable accounting and reporting standards.

“United States” or “U.S.” means the United States of America, including each of the States and the District of Columbia, but excluding its territories and possessions.

“Unreimbursed Amount” has the meaning specified in Section 2.05(e)(iv).

“Unrestricted Cash” means cash and cash equivalents (including Permitted Investments) of the Borrower or any of its Restricted Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Restricted Subsidiaries.

“Unrestricted Subsidiary” means any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.10 subsequent to the Closing Date.

“Unused Revolving Committed Amount” means, for any period, the amount by which (i) the then applicable Revolving Committed Amount exceeds (ii) the daily average sum for such period of (A) the aggregate principal amount of all outstanding Revolving Loans plus (B) the aggregate amount of all outstanding L/C Obligations. For the avoidance of doubt, no deduction shall be made on account of outstanding Swing Line Loans in calculating the Unused Revolving Commitment Amount.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Welfare Plan” means a “welfare plan” as such term is defined in Section 3(1) of ERISA.

“Wholly Owned” means, with respect to any Subsidiary of any Person at any date, that all of the shares of capital stock or other ownership interests of such Subsidiary are at the time directly or indirectly owned by such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yen” and “¥” mean the lawful currency of Japan.

Section 1.02         Other Interpretative Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(c)          Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03         Accounting Terms and Determinations.

(a)          Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein, in any other Loan Document or as disclosed to the Administrative Agent.

(b)          Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either (x) the Borrower or (y) within 30 days after delivery of any financial statements reflecting any change in GAAP (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and any other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any change in GAAP after the Closing Date that would require lease obligations that would be treated as operating leases as of the Closing Date to the classified and accounted for as capital leases or otherwise reflected on the Loan Parties’ consolidated balance sheet, for the purposes of determining compliance with any covenant contained herein, such obligations shall be treated in the same manner as operating leases are treated as of the Closing Date.

(c)          Pro Forma Calculations. All pro forma computations required to be made in this Agreement and in any other Loan Document giving effect to any Material Disposition, Permitted Acquisition, other Investment permitted hereunder, any merger and acquisition permitted hereunder, designation of any Subsidiary as an Unrestricted Subsidiary, redemption or repayment of Indebtedness or issuance, incurrence or assumption of Indebtedness shall be calculated after giving pro forma effect thereto immediately after giving effect to such acquisition, disposition, designation, redemption or repayment of Indebtedness, or issuance, incurrence or assumption of Indebtedness (and to any other such transaction consummated since the first day of the period for which such pro forma computation is being made and on or prior to the date of such computation) as if such transaction (and any other such transactions) had occurred on the first day of the applicable Test Period, and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of, any related repayment, redemption, incurrence or reduction of Indebtedness (each such calculation, calculated on a “Pro Forma Basis”). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).

(d)          Limited Condition Transaction. In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with clause (y) in the proviso set forth in Section 2.15(a) and Section 2.15(b)(iii) which requires the calculation of any financial ratio or test, including the Secured Leverage Ratio and the Total Leverage Ratio, each calculated on a Pro Forma Basis, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction, the Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such provision. For the avoidance of doubt, if the Borrower has made an LCT Election and any of such provisions as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in the Secured Leverage Ratio, at or prior to the consummation of the relevant transaction or action, such provisions will not be deemed to have failed to have been satisfied as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving pro forma effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction has not been consummated until such time as such Limited Condition Transaction has been consummated.

(e)          Foreign Currency Calculations. (i) For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar equivalent of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased. The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

(ii)         Wherever in this Agreement in connection with a Revolving Borrowing or conversion, continuation or prepayment of a Eurodollar Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Revolving Borrowing or Eurodollar Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent. The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Revolving Outstandings and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.

Section 1.04         Rounding. Any financial ratios required to be maintained by the Borrower or any of its Restricted Subsidiaries pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05         Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.06         Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any L/C Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.07         Classes and Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Lenders made to the Borrower pursuant to Article II on the same date, all of which Loans are of the same Class and Type (subject to Article III) and, except in the case of Base Rate Loans, have the same initial Interest Period. Loans hereunder are distinguished by “Class” and “Type.” The “Class” of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to whether such Loan is a Revolving Loan, a Term Loan, an Incremental Revolving Loan, an Incremental Term Loan, an Other Revolving Loan or an Other Term Loan. The “Type” of a Loan refers to whether such Loan is a Eurodollar Loan or a Base Rate Loan. Identification of a Loan (or a Borrowing) by both Class and Type (e.g., a “Term Eurodollar Loan”) indicates that such Loan is a Loan of both such Class and such Type (e.g., both a Term Loan and a Eurodollar Loan) or that such Borrowing is comprised of such Loans.

Section 1.08         Additional Alternative Currencies.

(a)          The Borrower may from time to time request that Revolving Loans that are Eurodollar Loans be made in a currency not specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, and such request shall be subject to the approval of the Administrative Agent and the Revolving Lenders.

(b)          Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten Business Days’ prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent in its sole discretion). The Administrative Agent shall promptly notify each Revolving Lender of such request. Each Revolving Lender shall notify the Administrative Agent, not later than 11:00 a.m., seven Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Loans in such requested currency.

(c)          Any failure by a Revolving Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Lender to permit Eurodollar Loans to be made in such requested currency. If the Administrative Agent and all the Revolving Lenders consent to making Eurodollar Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Revolving Borrowings of Eurodollar Loans. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Borrower.

Section 1.09         Change of Currency.

(a)          Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Revolving Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Revolving Borrowing, at the end of the then current Interest Period.

(b)          Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)          Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent and the Borrower may from time to time agree to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

ARTICLE II.

THE CREDIT FACILITIES

Section 2.01         Commitments To Lend.

(a)          Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make Revolving Loans to the Borrower in Dollars or any Alternative Currency pursuant to this Section 2.01(a) from time to time during the Revolving Availability Period, commencing on the second Business Day of the Revolving Availability Period, in amounts such that its Revolving Outstandings shall not exceed (after giving effect to all Revolving Loans repaid, all reimbursements of L/C Disbursements made, and all Refunded Swing Line Loans paid concurrently with the making of any Revolving Loans) its Revolving Commitment; provided that, immediately after giving effect to each such Revolving Loan, (i) the aggregate Revolving Outstandings shall not exceed the Revolving Committed Amount, (ii) with respect to each Revolving Lender individually, such Lender’s outstanding Revolving Loans plus its (other than the Swing Line Lender’s in its capacity as such) Participation Interests in outstanding Swing Line Loans plus its Participation Interests in outstanding L/C Obligations shall not exceed such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount and (iii) on the date of the consummation of the Acquisition, immediately after giving effect to the incurrence of the 2016 Incremental Facilities (including the making of Credit Extensions thereunder), the aggregate Revolving Outstandings of all Revolving Lenders shall not exceed $25,000,000. Notwithstanding anything to the contrary contained in any Loan Document, the 2016 Incremental Revolving Commitments and the amendments contained in Amendment No. 1 to the Second Amended and Restated Credit Agreement with respect to the Revolving Commitments shall be deemed not to become effective until the date of the consummation of the Acquisition. Each Revolving Borrowing comprised of Eurodollar Loans shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $100,000, and each Revolving Borrowing comprised of Base Rate Loans shall be in an aggregate principal amount of $500,000 or any larger multiple of $100,000 (except that any such Borrowing may be in the aggregate amount of the unused Revolving Commitments and any L/C Borrowing may be in the aggregate amount of any outstanding Unreimbursed Amounts owed to one or more L/C Issuers as provided in Section 2.05(e)(iv)) and shall be made from the several Revolving Lenders ratably in proportion to their respective Revolving Commitment. No more than ten (10) Revolving Borrowings shall be outstanding at any time. Within the foregoing limits, the Borrower may borrow under this Section 2.01(a), repay, or, to the extent permitted by Section 2.09, prepay, Revolving Loans and reborrow under this Section 2.01(a).

(b)          Term Loans. Subject to the terms and conditions set forth herein, (i) on the Closing Date, each Term Lender severally made a Term Loan to the Borrower in Dollars in a principal amount not exceeding its Term Commitment as of the Closing Date, (ii) on the Restatement Effective Date, each Term Lender severally agrees to make a 2016 Incremental Term Loan in Dollars in a principal amount not exceeding the lesser of its pro rata share of $179,055,456.34 and its 2016 Incremental Term Loan Commitment as of the Restatement Effective Date, the proceeds of which (other than a portion of which in an amount necessary to pay the consent fee described in Section 3(h)(ii) of Amendment No. 1 to the Second Amended and Restated Credit Agreement) shall be funded directly into Escrow (the “Restatement Effective Date 2016 Incremental Term Loan”) and (iii) on the date on which the Acquisition is consummated, subject to the delivery of a Notice of Borrowing in respect thereof (it being understood that such Notice of Borrowing shall be separate from the Notice of Borrowing in respect of the Borrowing of the Restatement Effective Date 2016 Incremental Term Loan) at least one Business Day prior to such date, each Term Lender holding a 2016 Incremental Term Loan Commitment severally agrees to make a 2016 Incremental Term Loan to the Borrower in Dollars in a principal amount not exceeding its 2016 Incremental Term Loan Commitment as of such date, less the principal amount of the Restatement Effective Date 2016 Incremental Term Loan funded by such Term Lender pursuant to clause (ii) above (the “Acquisition Date 2016 Incremental Term Loan” and, together with the Restatement Effective Date 2016 Incremental Term Loan, the “2016 Incremental Term Loans”). The initial Term Loans, the Restatement Effective Date 2016 Incremental Term Loan and the Acquisition Date 2016 Incremental Term Loans shall be a single tranche of Term Loans for all purposes under this Agreement, and to carry out such purpose, on the date of the making of any 2016 Incremental Term Loan, notwithstanding anything to the contrary set forth in Section 2.06, such 2016 Incremental Term Loan maybe allocated to (and form part of) the respective Borrowings of the existing Term Loans (whether in Base Rate Loans or Eurodollar Loan of various Interest Periods) on a pro rata basis, in each case as determined by the Administrative Agent in consultation with the Borrower. The Term Borrowing shall be made from the several Term Lenders ratably in proportion to their respective Term Commitments. The Term Commitments are not revolving in nature and any amounts repaid or prepaid prior to the Term Loan Maturity Date may not be reborrowed. Any Term Commitments not funded on the Closing Date or the Restatement Effective Date (in the case of the 2016 Incremental Term Loan Commitments) will be terminated.

(c)          Swing Line Loans. (i) Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this clause (c), to make a portion of the Revolving Commitments available to the Borrower from time to time during the Revolving Availability Period by making Swing Line Loans to the Borrower in Dollars (each such loan, a “Swing Line Loan” and, collectively, the “Swing Line Loans”); provided that (A) the aggregate principal amount of the Swing Line Loans outstanding at any one time shall not exceed the Swing Line Committed Amount, (B) each Swing Line Borrowing shall be in an aggregate principal amount of $100,000 or any larger multiple of $100,000, (C) with regard to each Lender individually (other than the Swing Line Lender in its capacity as such), such Lender’s outstanding Revolving Loans plus its Participation Interests in outstanding Swing Line Loans plus its Participation Interests in outstanding L/C Obligations shall not at any time exceed such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount, (D) with regard to the Revolving Lenders collectively, the sum of the aggregate principal amount of Swing Line Loans outstanding plus the aggregate amount of Revolving Loans outstanding plus the aggregate amount of L/C Obligations outstanding shall not exceed the Revolving Committed Amount, (E) the Swing Line Committed Amount shall not exceed the aggregate of the Revolving Commitments then in effect, (F) no Swing Line Loans may be drawn on the Closing Date or the Revolving Termination Date and (G) the Swing Line Lender shall not be under any obligation to make any Swing Line Loans if any Revolving Lender is at such time a Defaulting Lender hereunder, unless the Swing Line Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Swing Line Lender (in its sole discretion) with the Borrower or such Revolving Lender to eliminate the Swing Line Lenders’ actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Swing Line Loans then proposed to be made and all other Swing Line Loans as to which the Swing Line Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion. Swing Line Loans shall be made and maintained as Base Rate Loans and may be repaid and reborrowed in accordance with the provisions hereof prior to the Swing Line Termination Date. Swing Line Loans may be made notwithstanding the fact that such Swing Line Loans, when aggregated with the Swing Line Lender’s other Revolving Outstandings, exceed its Revolving Commitment. The proceeds of a Swing Line Borrowing may not be used, in whole or in part, to refund any prior Swing Line Borrowing.

(ii)         The principal amount of all Swing Line Loans shall be due and payable on the earliest of (A) the fifth day after the incurrence of such Swing Line Loan, unless another maturity date shall be agreed to by the Swing Line Lender and the Borrower with respect to such Swing Line Loan, (B) the Swing Line Termination Date, (C) the occurrence of any proceeding with respect to the Borrower under any Insolvency or Liquidation Proceeding or (D) the acceleration of any Loan or the termination of the Revolving Commitments pursuant to Section 8.02.

(iii)        With respect to any Swing Line Loans that have not been voluntarily prepaid by the Borrower or paid by the Borrower when due under clause (ii) above, the Swing Line Lender (by request to the Administrative Agent) or the Administrative Agent at any time may, on one Business Day’s notice, require each Revolving Lender, including the Swing Line Lender, and each such Lender hereby agrees, subject to the provisions of this Section 2.01(c), to make a Revolving Loan (which shall be initially funded as a Base Rate Loan) in an amount in Dollars equal to such Lender’s Revolving Commitment Percentage of the amount of the Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date notice is given.

(iv)        In the case of Revolving Loans made by Lenders other than the Swing Line Lender under clause (iii) above, each such Revolving Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in same day funds, at the Administrative Agent’s Office, not later than 1:00 P.M. on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to the Swing Line Lender (and not to the Borrower) and applied to repay the Refunded Swing Line Loans. On the day such Revolving Loans are made, the Swing Line Lender’s Revolving Commitment Percentage of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swing Line Lender and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall instead be outstanding as Revolving Loans. The Borrower authorizes the Administrative Agent and the Swing Line Lender to charge the Borrower’s account with the Administrative Agent (up to the amount available in such account) in order to pay immediately to the Swing Line Lender the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Lenders, including amounts deemed to be received from the Swing Line Lender, are not sufficient to repay in full such Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of the Borrower from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders in the manner contemplated by Section 2.13.

(v)         A copy of each notice given by the Swing Line Lender pursuant to this Section 2.01(c) shall be promptly delivered by the Swing Line Lender to the Administrative Agent and the Borrower. Upon the making of a Revolving Loan by a Revolving Lender pursuant to this Section 2.01(c), the amount so funded shall no longer be owed in respect of its Participation Interest in the related Refunded Swing Line Loans.

(vi)        If as a result of any proceeding under any Insolvency or Liquidation Proceeding, Revolving Loans are not made pursuant to this Section 2.01(c) sufficient to repay any amounts owed to the Swing Line Lender as a result of a nonpayment of outstanding Swing Line Loans, each Revolving Lender agrees to purchase, and shall be deemed to have purchased, a participation in such outstanding Swing Line Loans in an amount equal to its Revolving Commitment Percentage of the unpaid amount together with accrued interest thereon. Upon one Business Day’s notice from the Swing Line Lender, each Revolving Lender shall deliver to the Swing Line Lender an amount equal to its respective Participation Interest in such Swing Line Loans in same day funds at the office of the Swing Line Lender specified or referred to in Section 10.02. In order to evidence such Participation Interest each Revolving Lender agrees to enter into a participation agreement at the request of the Swing Line Lender in form and substance reasonably satisfactory to all parties. In the event any Revolving Lender fails to make available to the Swing Line Lender the amount of such Revolving Lender’s Participation Interest as provided in this Section 2.01(c)(vi), the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest at the customary rate set by the Swing Line Lender for correction of errors among banks in New York City for one Business Day and thereafter at the Base Rate plus the then Applicable Margin for Base Rate Loans.

(vii)       Each Revolving Lender’s obligation to make Revolving Loans pursuant to clause (iv) above and to purchase Participation Interests in outstanding Swing Line Loans pursuant to clause (vi) above shall be absolute and unconditional and shall not be affected by any circumstance, including (without limitation) (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender or any other Person may have against the Swing Line Lender, the Borrower or any other Loan Party, (ii) the occurrence or continuance of a Default or an Event of Default or the termination or reduction in the amount of the Revolving Commitments after any such Swing Line Loans were made, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (iv) any breach of this Agreement or any other Finance Document by the Borrower or any other Lender, (v) whether any condition specified in Article IV is then satisfied or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the forgoing. If such Lender does not pay such amount forthwith upon the Swing Line Lender’s demand therefor, and until such time as such Lender makes the required payment, the Swing Line Lender shall be deemed to continue to have outstanding Swing Line Loans in the amount of such unpaid Participation Interest for all purposes of the Finance Documents other than those provisions requiring the other Lenders to purchase a participation therein. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder, to the Swing Line Lender to fund Swing Line Loans in the amount of the Participation Interest in Swing Line Loans that such Lender failed to purchase pursuant to this Section 2.01(c)(vii) until such amount has been purchased (as a result of such assignment or otherwise).

Section 2.02         Notice of Borrowings.

(a)          Borrowings Other Than Swing Line Loans and L/C Borrowings. Except in the case of Swing Line Loans and L/C Borrowings, the Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing substantially in the form of Exhibit A-1 not later than 12:00 P.M. on (i) the first Business Day before the proposed Base Rate Borrowing and (ii) the third Business Day (or, in the case of any such Borrowing (other than in an Alternative Currency) on the Restatement Effective Date or on the date on which the Acquisition is consummated, the immediately preceding Business Day) before each proposed Eurodollar Loan (unless (x) the Borrower wishes to request an Interest Period for such Borrowing other than one, three or six months in duration as provided in the definition of “Interest Period” or such proposed Eurodollar Loan is denominated in an Alternative Currency (other than Yen), in which case on the fourth Business Day before each such Eurodollar Loan or (y) such proposed Eurodollar Loan is denominated in Yen, in which case on the fifth Business Day before each such Eurodollar Loan), specifying:

(i)          the date of such Borrowing, which shall be a Business Day;

(ii)         the aggregate amount of such Borrowing;

(iii)        the Class and initial Type of the Loans comprising such Borrowing and in the case of a Revolving Borrowing, the currency in which such Loans are denominated;

(iv)        in the case of a Eurodollar Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of “Interest Period” and to Section 2.06(a); and

(v)         the location (which must be in the United States) and number of the Borrower’s account, to which funds are to be disbursed, which shall comply with the requirements of Section 2.03.

If the duration of the initial Interest Period is not specified with respect to any requested Eurodollar Loan, then the Borrower shall be deemed to have selected an initial Interest Period of one month, subject to the provisions of the definition of “Interest Period” and to Section 2.06(a).

(b)          Swing Line Borrowings. The Borrower shall request a Swing Line Loan by written notice substantially in the form of Exhibit A-4 hereto (a “Swing Line Loan Request”) to the Swing Line Lender and the Administrative Agent not later than 11:00 A.M. on the Business Day of the requested Swing Line Loan. Each such notice shall be irrevocable and shall specify (i) that a Swing Line Loan is requested, (ii) the date of the requested Swing Line Loan (which shall be a Business Day) and (iii) the principal amount of the Swing Line Loan requested. Each Swing Line Loan shall be made as a Base Rate Loan and, subject to Section 2.01(c)(ii), shall have such maturity date as agreed to by the Swing Line Lender and the Borrower upon receipt by the Swing Line Lender of the Swing Line Loan Request from the Borrower.

(c)          L/C Borrowings. Each L/C Borrowing shall be made as specified in Section 2.05(e)(iv) without the necessity of a Notice of Borrowing.

Section 2.03         Notice to Lenders; Funding of Loans.

(a)          Notice to Lenders. If the Borrower has requested an Interest Period of other than one, three or six months in duration, the Administrative Agent shall give prompt notice of such request to the applicable Lenders and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 A.M. on the third Business Day before the requested date of such a Eurodollar Loan, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period has been consented to by all the Lenders. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of such Lender’s ratable share (if any) of the Borrowing referred to therein, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(b)          Funding of Loans. (i) Not later than 1:00 P.M. on the date of each Borrowing (other than a Swing Line Borrowing and an L/C Borrowing), each Lender participating therein shall make available its share of such Borrowing, in Federal or other immediately available funds, to the Administrative Agent at the Administrative Agent’s Office. Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, the Administrative Agent shall make the funds so received available to the Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower in the applicable Notice of Borrowing, or, if a Borrowing shall not occur on such date because any condition precedent herein shall not have been met, promptly return the amounts received from the Lenders in like funds, without interest.

(ii)         Not later than 3:00 P.M. on the date of each Swing Line Borrowing, the Swing Line Lender shall, unless the Administrative Agent shall have notified the Swing Line Lender that any applicable condition specified in Article IV has not been satisfied, make available the amount of such Swing Line Borrowing, in Federal or other immediately available funds, to the Borrower at the Swing Line Lender’s address referred to in Section 10.02.

(iii)        Not later than 1:00 P.M. on the date of each L/C Borrowing, each Revolving Lender shall make available its share of such Borrowing, in Federal or other immediately available funds, to the Administrative Agent at the Administrative Agent’s Office. The Administrative Agent shall remit the funds so received to the L/C Issuer which has issued Letters of Credit having outstanding Unreimbursed Amounts as contemplated by Section 2.05(e)(v).

(c)          Funding by the Administrative Agent in Anticipation of Amounts Due from the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with clause (b) above, and the Administrative Agent may, in reliance upon such assumption, but is not required to, make available to the Borrower on such date a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower but excluding the date of payment to the Administrative Agent at (i) in the case of a payment to be made by such Lender, the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable thereto pursuant to Section 2.06. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to a Lender, the Borrower with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.

(d)          Failed Loans. If any Lender shall fail to make any Loan (a “Failed Loan”) which such Lender is otherwise obligated hereunder to make to the Borrower on the date of Borrowing thereof, and the Administrative Agent shall not have received notice from the Borrower or such Lender that any condition precedent to the making of the Failed Loan has not been satisfied, then, until such Lender shall have made or be deemed to have made (pursuant to the last sentence of this clause (d)), the Failed Loan in full or the Administrative Agent shall have received notice from the Borrower or such Lender that any condition precedent to the making of the Failed Loan was not satisfied at the time the Failed Loan was to have been made, whenever the Administrative Agent shall receive any amount from the Borrower for the account of such Lender, (i) the amount so received (up to the amount of such Failed Loan) will, upon receipt by the Administrative Agent, be deemed to have been paid to the Lender in satisfaction of the obligation for which paid, without actual disbursement of such amount to the Lender, (ii) the Lender will be deemed to have made the same amount available to the Administrative Agent for disbursement as a Loan to the Borrower (up to the amount of such Failed Loan) and (iii) the Administrative Agent will disburse such amount (up to the amount of the Failed Loan) to the Borrower or, if the Administrative Agent has previously made such amount available to the Borrower on behalf of such Lender pursuant to the provisions hereof, reimburse itself (up to the amount of the amount made available to the Borrower); provided, however, that the Administrative Agent shall have no obligation to disburse any such amount to the Borrower, or otherwise apply it or deem it applied as provided herein unless the Administrative Agent shall have determined in its sole discretion that to so disburse such amount will not violate any Law, rule, regulation or requirement applicable to the Administrative Agent. Upon any such disbursement by the Administrative Agent, such Lender shall be deemed to have made a Base Rate Loan of the same Class as the Failed Loan to the Borrower in satisfaction, as applicable, to the extent thereof, of such Lender’s obligation to make the Failed Loan.

Section 2.04         Evidence of Loans.

(a)          Lender and Administrative Agent Accounts; Notes. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Senior Credit Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a single Revolving Note or Term Note, as applicable, in each case, substantially in the form of Exhibit B-1 or B-2, as applicable, payable to the order of such Lender for the account of its Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender’s Revolving or Term Loans, as applicable, which shall evidence such Lender’s Loans in addition to such accounts or records. If requested by the Swing Line Lender, the Swing Line Loans shall be evidenced by a single Swing Line Note, substantially in the form of Exhibit B-3, payable to the order of the Swing Line Lender in an amount equal to the aggregate unpaid principal amount of the Swing Line Loans. Each Lender having one or more Notes shall record the date, amount, Class and Type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of any Note, endorse on the reverse side or on the schedule, if any, forming a part thereof appropriate notations to evidence the foregoing information with respect to each outstanding Loan evidenced thereby; provided that the failure of any Lender to make any such recordation or endorsement or any error in any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under any such Note. Each Lender is hereby irrevocably authorized by the Borrower so to endorse each of its Notes and to attach to and make a part of each of its Notes a continuation of any such schedule as and when required.

(b)          Certain Participation Interests. In addition to the accounts and records referred to in clause (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing purchases and sales by such Lender of Participation Interests in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.05         Letters of Credit.

(a)          Letters of Credit. Subject to the terms and conditions set forth herein, (i) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.05, (A) from time to time on any Business Day during the period after the Closing Date until the Letter of Credit Expiration Date, to issue standby Letters of Credit for the account, and upon the request, of the Borrower (or jointly for the account of the Borrower and any of its Subsidiaries), and to amend or extend Letters of Credit previously issued by it, in accordance with clause (c) below and (B) to honor drawings under its Letters of Credit, and (ii) each Revolving Lender severally agrees to participate in Letters of Credit issued for the account of the Borrower or any of its Subsidiaries and any drawing thereunder in accordance with the provisions of clause (e) below; provided that, immediately after each Letter of Credit is issued, (i) the aggregate amount of the L/C Obligations with respect to all Letters of Credit issued by all L/C Issuers shall not exceed the L/C Sublimit, (ii) the aggregate amount of the L/C Obligations with respect to all Letters of Credit issued by such L/C Issuer shall not exceed its L/C Issuer Sublimit, (iii) the Revolving Outstandings shall not exceed the Revolving Committed Amount and (iv) with respect to each individual Revolving Lender, the aggregate outstanding principal amount of such Revolving Lender’s Revolving Loans plus its Participation Interests in outstanding L/C Obligations plus its (other than the Swing Line Lender’s) Participation Interests in outstanding Swing Line Loans shall not exceed such Revolving Lender’s Revolving Commitment Percentage of the Revolving Committed Amount. Each request by the Borrower or any of its Subsidiaries for the issuance or increase in the stated amount of a Letter of Credit shall be deemed to be a representation by the Borrower or such Subsidiary that the issuance or increase in the stated amount of such Letter of Credit complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the period specified in clause (i)(A) above, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(b)          Certain Limitations on Issuances of Letters of Credit. (i) No L/C Issuer shall issue any Letter of Credit, if (A) subject to clause (c) below with respect to Auto-Extension Letters of Credit, the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Administrative Agent and the applicable L/C Issuer have approved such expiry date, or (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date.

(ii)         No L/C Issuer shall be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having a force of Law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it; (B) the issuance of such Letter of Credit shall violate any Laws or one or more policies of such L/C Issuer; (C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000; (D) such Letter of Credit is to be denominated in a currency other than Dollars; or (E) a default of any Revolving Lender’s obligations to fund under clause (e)(iv) or (vi) below exists or any Revolving Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Revolving Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iii)        No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(iv)        No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v)         Each L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the L/C Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions and (B) as additionally provided herein with respect to such L/C Issuer.

(c)          Procedures for Issuance and Increases in the Amounts of Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) substantially in the form of Exhibit A-3 hereto (a “Letter of Credit Request”), appropriately completed and signed by a Responsible Officer of the Borrower including agreed-upon draft language for such Letter of Credit reasonably acceptable to the applicable L/C Issuer. Such Letter of Credit Request must be received by the applicable L/C Issuer and the Administrative Agent not later than 2:00 P.M. at least four Business Days (or such later date and time as such L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of increase, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof, (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may reasonably require. In the case of a request for an increase in the stated amount of any outstanding Letter of Credit, such Letter of Credit Request shall specify in form and detail satisfactory to such L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the amount of the proposed increase; and (D) such other matters as such L/C Issuer may reasonably require. If requested by the applicable L/C Issuer, the Borrower shall also submit a Letter of Credit Application on such L/C Issuer’s standard form in connection with any request for the issuance or increase in the stated amount of a Letter of Credit. Additionally, the Borrower shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any L/C Documents, as such L/C Issuer or the Administrative Agent may reasonably require.

(ii)         Promptly after receipt of any Letter of Credit Request, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Request from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless such L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions thereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or jointly for the account of the Borrower or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices.

(iii)        If the Borrower so requests in any applicable Letter of Credit Request, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (c)(i) or (ii) above or otherwise) or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (x) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (y) from the Administrative Agent or any Loan Party that one or more of the applicable conditions specified in Section 4.02 are not then satisfied (for the avoidance of doubt, the provision of any such notice to such L/C Issuer pursuant to this clause (y) shall not relieve any Revolving Lender of its obligation to fund its share of any such Letter of Credit that is not extended, to the extent such Letter of Credit is drawn under the terms of this Agreement), and in each such case directing such L/C Issuer not to permit such extension.

(iv)        Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(d)          Purchase and Sale of Letter of Credit Participation. Immediately upon the issuance by an L/C Issuer of a Letter of Credit, such L/C Issuer shall be deemed, without further action by any party hereto, to have sold to each Revolving Lender, and each Revolving Lender shall be deemed, without further action by any party hereto, to have purchased from such L/C Issuer, without recourse or warranty, an undivided Participation Interest in such Letter of Credit and the related L/C Obligations in the proportion its Revolving Commitment Percentage bears to the Revolving Committed Amount (although any fronting fee payable under Section 2.11 shall be payable directly to the Administrative Agent for the account of the applicable L/C Issuer, and the Lenders (other than such L/C Issuer) shall have no right to receive any portion of any such fronting fee) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Commitments pursuant to Section 10.06, there shall be an automatic adjustment to the Participation Interests in all outstanding Letters of Credit and all L/C Obligations to reflect the adjusted Revolving Commitments of the assigning and assignee Lenders or of all Lenders having Revolving Commitments, as the case may be.

(e)          Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall promptly notify the Borrower and the Administrative Agent thereof and shall determine in accordance with the terms of such Letter of Credit whether such drawing should be honored. If the applicable L/C Issuer determines in accordance with such L/C Issuer’s usual and customary business practices that any such drawing shall be honored, such L/C Issuer shall make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing and shall notify the Borrower and the Administrative Agent as to the amount to be paid as a result of such drawing and the payment date (which date shall be determined in accordance with such L/C Issuer’s usual and customary business practices unless otherwise specified in such Letter of Credit and agreed to by such L/C Issuer, but in any event, such payment date shall be at least one Business Day after the date of the drawing) (each such date, an “Honor Date”).

(ii)         The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse each L/C Issuer or each L/C Issuer through the Administrative Agent for any amounts paid by such L/C Issuer upon any drawing under any Letter of Credit, together with any and all reasonable charges and expenses which such L/C Issuer may pay or incur relative to such drawing. Such reimbursement payment shall be due and payable on the same day as the Honor Date if notice is received prior to 11:00 A.M., or the next Business Day after the Honor Date otherwise. In addition, the Borrower agrees to pay to such L/C Issuer interest, payable on demand, on any and all amounts not paid by the Borrower to such L/C Issuer when due under this clause (e)(ii), for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, whether before or after judgment, at a rate per annum equal to the Default Rate. Each reimbursement and other payment to be made by the Borrower pursuant to this clause (ii) shall be made to such L/C Issuer in Federal or other funds immediately available to it at its address referred to in Section 10.02.

(iii)        Subject to the satisfaction of all applicable conditions set forth in Article IV, the Borrower may, at its option, utilize the Swing Line Commitment or the Revolving Commitments, or make other arrangements for payment satisfactory to the applicable L/C Issuer, for the reimbursement of all L/C Disbursements as required by clause (ii) above.

(iv)        With respect to any L/C Disbursements that have not been reimbursed by the Borrower when due under clauses (ii) and (iii) above (an “Unreimbursed Amount”), the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the Unreimbursed Amount and the amount of such Revolving Lender’s pro rata share thereof and such Revolving Lender’s pro rata share of such unreimbursed L/C Disbursement (determined by the proportion its Revolving Commitment Percentage bears to the aggregate Revolving Committed Amount). In such event, the Borrower shall be deemed to have requested an “L/C Borrowing” of Revolving Loans that are Base Rate Loans to be disbursed on the next Business Day following the Honor Date in an aggregate amount in Dollars equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01(a), but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Notice of Borrowing), and each such Revolving Lender hereby agrees to make a Revolving Loan (which shall be initially funded as a Base Rate Loan) in an amount equal to such Lender’s Revolving Commitment Percentage of the Unreimbursed Amount outstanding on the date notice is given. Any such notice given by the Administrative Agent given pursuant to this clause (iv) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(v)         Each Revolving Lender (including any Revolving Lender acting as a L/C Issuer in respect of any Unreimbursed Amount) shall, upon any notice from the Administrative Agent pursuant to clause (iv) above, make the amount of its Revolving Loan available to the Administrative Agent in Dollars in Federal or other immediately available funds, at the Administrative Agent’s Office, not later than 1:00 P.M. on the Business Day specified in such notice, whereupon, subject to clause (vi) below, each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the applicable L/C Issuer.

(vi)        With respect to any Unreimbursed Amount that is not fully refinanced by an L/C Borrowing pursuant to clauses (iv) and (v) above because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Administrative Agent shall promptly notify each Revolving Lender (other than the relevant L/C Issuer), and each such Revolving Lender shall promptly and unconditionally pay to the Administrative Agent, for the account of such L/C Issuer, such Revolving Lender’s pro rata share of such Unreimbursed Amount (determined by the proportion its Revolving Commitment Percentage bears to the aggregate Revolving Committed Amount) in Dollars in Federal or other immediately available funds. Such payment from the Revolving Lenders shall be due (i) at or before 1:00 P.M. on the date the Administrative Agent so notifies a Revolving Lender, if such notice is given at or before 10:00 A.M. on such date or (ii) at or before 10:00 A.M. on the next succeeding Business Day, together with interest on such amount for each day from and including the date of such drawing to but excluding the day such payment is due from such Revolving Lender at the Federal Funds Rate for such day (which funds the Administrative Agent shall promptly remit to the applicable L/C Issuer). Each payment by a Revolving Lender to the Administrative Agent for the account of an L/C Issuer in respect of an Unreimbursed Amount shall constitute a payment in respect of its Participation Interest in the related Letter of Credit purchased pursuant to clause (d) above. The failure of any Revolving Lender to make available to the Administrative Agent for the account of an L/C Issuer its pro rata share of any Unreimbursed Amount shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent for the account of such L/C Issuer its pro rata share of any payment made under any Letter of Credit on the date required, as specified above, but no such Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of such L/C Issuer such other Lender’s pro rata share of any such payment. Upon payment in full of all amounts payable by a Lender under this clause (vi), such Lender shall be subrogated to the rights of such L/C Issuer against the Borrower to the extent of such Lender’s pro rata share of the related L/C Obligation so paid (including interest accrued thereon).

(vii)       Each Revolving Lender’s obligation to make Revolving Loans pursuant to clause (iv) above and to make payments in respect of its Participation Interests in Unreimbursed Amounts pursuant to clause (vi) above shall be absolute and unconditional and shall not be affected by any circumstance, including: (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans as a part of an L/C Borrowing pursuant to clause (iv) above is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Notice of Borrowing). No such making by a Revolving Lender of a Revolving Loan or a payment by a Revolving Lender of an amount in respect of its Participation Interest in Unreimbursed Amounts shall relieve or otherwise impair the obligation of the Borrower to reimburse such L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(viii)      If any Revolving Lender fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this clause (e) by the time specified therefor, then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable L/C Issuer at a rate per annum equal to the Federal Funds Rate for such day. Any payment made by any Lender after 3:00 P.M. on any Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Business Day. A certificate of the applicable L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (viii) shall be conclusive absent manifest error.

(f)          Repayment of Funded Participations in Respect of Drawn Letters of Credit. (i) Whenever the Administrative Agent receives a payment of an L/C Obligation as to which the Administrative Agent has received for the account of an L/C Issuer any payments from the Revolving Lenders pursuant to clause (e) above (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent shall promptly pay to each Revolving Lender which has paid its pro rata share thereof an amount equal to such Lender’s pro rata share of the amount thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which the payments from the Revolving Lenders were received) in the same funds as those received by the Administrative Agent.

(ii)         If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to clause (i) above is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such L/C Issuer its pro rata share thereof (determined by the proportion its Revolving Commitment Percentage bears to the aggregate Revolving Committed Amount) on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate for such day.

(g)          Obligations Absolute. The obligations of the Borrower under Sections 2.05(e)(i) and 2.05(e)(ii) above shall be absolute (subject to the right to bring subsequent claims subject to the limitations set forth in Section 2.05(l)(v)) and unconditional and shall be performed strictly in accordance with the terms of this Agreement, ISP and Uniform Customs and Practice for Documentary Credits, as applicable, under all circumstances whatsoever, including, without limitation, the following circumstances:

(i)          any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii)         any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement, any Letter of Credit or any other Loan Document;

(iii)        the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

(iv)        the existence of any claim, counterclaim, setoff, defense or other rights that the Borrower or any Subsidiary may have at any time against a beneficiary or any transferee of a Letter of Credit (or any Person for whom the beneficiary or transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement or any Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(v)         any draft, demand, certificate, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(vi)        any payment by any L/C Issuer under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

(vii)       any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, examiner, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Insolvency or Liquidation Proceeding; or

(viii)      any other act or omission to act or delay of any kind by any L/C Issuer or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this clause (viii), constitute a legal or equitable discharge of the Borrower’s obligations hereunder;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to punitive or consequential damages or lost profits, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by acts or omissions by such L/C Issuer constituting gross negligence or willful misconduct on the part of such L/C Issuer (as determined by a court of competent jurisdiction in a final non-appealable judgment).

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

(h)          Role of L/C Issuers; Reliance. Each Revolving Lender and the Borrower agree that the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Agents or their Related Parties or any of the respective correspondents, participants or assignees of the L/C Issuers shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Request. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Agents or any of their Related Parties, or any of the respective correspondents, participants or assignees of the L/C Issuers, shall be liable or responsible for any of the matters described in clauses (i) through (viii) of clause (g) of this Section 2.05; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the applicable L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which are determined by a court of competent jurisdiction in a final and nonappealable judgment to have been caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuers may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(i)          Applicability of ISP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued the rules of the ISP shall apply to each standby Letter of Credit.

(j)          Conflict with L/C Documents. In the event of any conflict between this Agreement and any L/C Document, this Agreement shall govern.

(k)          Letters of Credit Issued for the Borrower or Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of any Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of the Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives benefits from the businesses of such Subsidiaries.

(l)          Indemnification of L/C Issuers. (i) In addition to its other obligations under this Agreement, the Borrower hereby agrees to protect, indemnify, pay and save each L/C Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable out-of-pocket fees, charges and disbursements of counsel) that such L/C Issuer may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such L/C Issuer to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called “Government Acts”).

(ii)         As between the Borrower and each L/C Issuer, the Borrower shall assume all risks of the acts or omissions of or the misuse of any Letter of Credit by the beneficiary thereof. No L/C Issuer shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the applicable L/C Issuer, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any L/C Issuer’s rights or powers hereunder.

(iii)        In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an L/C Issuer, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such L/C Issuer under any resulting liability to the Borrower or any other Loan Party. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify each L/C Issuer against any and all risks involved in the issuance of any Letter of Credit, all of which risks are hereby assumed by the Loan Parties, including, without limitation, any and all risks, whether rightful or wrongful, of any present or future Government Acts. No L/C Issuer shall in any way be liable for any failure by such L/C Issuer or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such L/C Issuer.

(iv)        Nothing in this clause (l) is intended to limit the Reimbursement Obligation of the Borrower contained in this Section 2.05. The obligations of the Borrower under this clause (l) shall survive the termination of this Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of any L/C Issuer to enforce any right, power or benefit under this Agreement.

(v)         Notwithstanding anything to the contrary contained in this clause (l), the Borrower shall have no obligation to indemnify any L/C Issuer in respect of any liability incurred by such L/C Issuer arising solely out of the gross negligence or willful misconduct of such L/C Issuer, as determined by a court of competent jurisdiction in a final and nonappealable judgment. Nothing in this Agreement shall relieve any L/C Issuer of any liability to the Borrower in respect of any action taken by such L/C Issuer which action constitutes gross negligence or willful misconduct of such L/C Issuer, as determined by a court of competent jurisdiction in a final and nonappealable judgment.

(m)          Resignation of an L/C Issuer. An L/C Issuer may resign at any time by giving 30 days’ notice to the Administrative Agent, the Revolving Lenders and the Borrower; provided, however, that any such resignation shall not affect the rights or obligations of such L/C Issuer with respect to Letters of Credit issued by it prior to such resignation. Upon any such resignation, the Borrower shall (within 60 days after such notice of resignation) either appoint a successor or terminate the unutilized L/C Commitment of such L/C Issuer; provided, however, that, if the Borrower elects to terminate such unutilized L/C Commitment, the Borrower may at any time thereafter that the Revolving Commitments are in effect reinstate such L/C Commitment in connection with the appointment of another L/C Issuer. Upon the acceptance of any appointment as an L/C Issuer hereunder by a successor L/C Issuer, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring L/C Issuer and the retiring L/C Issuer shall be discharged from its obligations to issue Letters of Credit hereunder. The acceptance of any appointment as L/C Issuer hereunder by a successor L/C Issuer shall be evidenced by an agreement entered into by such successor, in a form reasonably satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor shall be a party hereto and have all the rights and obligations of an L/C Issuer under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to such L/C Issuer shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the resignation of an L/C Issuer hereunder, the retiring L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit.

(n)          Reporting. Each L/C Issuer (other than the Administrative Agent) will report in writing to the Administrative Agent (i) on the first Business Day of each month, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding month, (ii) on or prior to each Business Day on which such L/C Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such L/C Issuer shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such L/C Issuer makes any L/C Disbursement, the date and amount of such L/C Disbursement and (iv) on any Business Day on which the Borrower fails to reimburse an L/C Disbursement required to be reimbursed to such L/C Issuer on such day, the date and amount of such failure.

Section 2.06         Interest.

(a)          Rate Options Applicable to Loans. Each Borrowing (other than a Swing Line Borrowing, which shall be made and maintained as Base Rate Loans) shall be comprised of Base Rate Loans or Eurodollar Loans, as the Borrower may request pursuant to Section 2.02. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower may not request any Borrowing that, if made, would result in an aggregate of more than ten separate Groups of Eurodollar Loans being outstanding hereunder at any one time. For this purpose, Loans having different Interest Periods, regardless of whether commencing on the same date, shall be considered separate Groups. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment and before and after the commencement of any proceeding under any Insolvency or Liquidation Proceeding.

(b)          Rates Applicable to Loans and unfunded 2016 Incremental Term Loan Commitments. Subject to the provisions of clause (c) below, (i) each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the sum of the Adjusted Eurodollar Rate for such Interest Period plus the then Applicable Margin for Eurodollar Loans, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof for each day from the date such Loan is made as, or converted into, a Base Rate Loan until it becomes due or is converted into a Loan of any other Type, at a rate per annum equal to the Base Rate for such day plus the then Applicable Margin for Base Rate Loans, (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the then Applicable Margin for Base Rate Loans and (iv) the unfunded 2016 Incremental Term Loan Commitments, if any, shall be deemed to bear interest (as if such interest were on a Loan for all purposes hereunder) on the aggregate principal amount thereof from and including July 15, 2016 at a rate per annum equal to the Adjusted Eurodollar Rate plus the then Applicable Margin for Term Loans that are Eurodollar Loans having an Interest Period of one month until but not including the Restatement Effective Date. Interest on each 2016 Incremental Term Loan shall start accruing on the date on which such 2016 Incremental Term Loan is made.

(c)          Additional Interest. If any Loan or interest thereon or any fee described in Section 2.11 is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the full extent permitted by applicable Laws.

(d)          Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Insolvency or Liquidation Proceeding. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(e)          Determination and Notice of Interest Rates. The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Loans upon determination of such interest rate. At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change. Any notice with respect to Eurodollar Loans shall, without the necessity of the Administrative Agent so stating in such notice, be subject to the provisions of the definition of “Applicable Margin” providing for adjustments in the Applicable Margin applicable to such Loans after the beginning of the Interest Period applicable thereto.

Section 2.07         Extension and Conversion.

(a)          Continuation and Conversion Options. The Loans included in each Borrowing shall bear interest initially at the type of rate allowed by Section 2.06 and as specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower shall have the option, on any Business Day, to elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article III and Section 2.07(d)), as follows:

(i)          if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Eurodollar Loans as of any Business Day; and

(ii)         if such Loans are Eurodollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Eurodollar Loans for an additional Interest Period, subject to Section 3.05 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice, substantially in the form of Exhibit A-2 hereto (a “Notice of Extension/Conversion”), which notice shall not thereafter be revocable by the Borrower, to the Administrative Agent not later than 12:00 Noon on the third Business Day (or the fifth Business Day in the case of Eurodollar Loans denominated in Yen or the fourth Business Day in the case of Eurodollar Loans denominated in any other Alternative Currency) before the conversion or continuation selected in such notice is to be effective. A Notice of Extension/Conversion may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice of Borrowing applies, and the remaining portion to which it does not apply, are each $1,000,000 or any larger multiple of $1,000,000.

(b)          Contents of Notice of Extension/Conversion. Each Notice of Extension/ Conversion shall specify:

(i)          the Group of Loans (or portion thereof) to which such notice applies;

(ii)         the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.07(a) above;

(iii)        if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans being converted are to be Eurodollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

(iv)        if such Loans are to be continued as Eurodollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Extension/Conversion shall comply with the provisions of the definition of the term “Interest Period.” If no Notice of Extension/Conversion is timely received prior to the end of an Interest Period for any Group of Eurodollar Loans, the Borrower shall be deemed to have elected that such Group be converted to Base Rate Loans as of the last day of such Interest Period.

(c)          Notification to Lenders. Upon receipt of a Notice of Extension/Conversion from the Borrower pursuant to Section 2.07(a), the Administrative Agent shall promptly notify each Lender of the contents thereof.

(d)          Limitation on Conversion/Continuation Options. The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Eurodollar Loans if the aggregate principal amount of any Group of Eurodollar Loans created or continued as a result of such election would be less than $1,000,000. If an Event of Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent, the Borrower shall not be entitled to elect to convert any Eurodollar Loans to, or continue any Eurodollar Loans for an Interest Period as, Eurodollar Loans having an Interest Period in excess of one month.

Section 2.08         Maturity of Loans.

(a)          Maturity of Revolving Loans. The Revolving Loans shall mature on the Revolving Termination Date, and any Revolving Loans, Swing Line Loans and L/C Obligations then outstanding (together with accrued interest thereon and fees in respect thereof) shall be due and payable on such date.

(b)          Scheduled Amortization of Term Loans. The Borrower shall repay, and there shall become due and payable, on each Principal Amortization Payment Date occurring prior to the Term Loan Maturity Date, (x) in the case of each such date prior to the Restatement Effective Date, installments of 0.25% of the original aggregate principal amount of such Term Loans on each such date and (y) in the case of each such date after the Restatement Effective Date, (i) with respect to the initial Term Loans, an amount equal to the product of the Restatement Amortization Rate and the aggregate outstanding principal amount of the initial Term Loans as of the Restatement Effective Date (which amount is $500,000) and (ii) with respect to the 2016 Incremental Term Loans, an amount equal to the product of the Restatement Amortization Rate and the original aggregate principal amount of the 2016 Incremental Loans (which amount is $579,345.09), and in each case such payments shall be reduced as a result of the application of prepayments in accordance with Section 2.09. Any remaining unpaid principal amount of Term Loans shall be due and payable on the Term Loan Maturity Date. For purposes of this Agreement, the “Restatement Amortization Rate” means a fraction, the numerator of which is $500,000 and the denominator of which is the aggregate outstanding principal amount of the initial Term Loans as of the Restatement Effective Date.

Section 2.09         Prepayments.

(a)          Voluntary Prepayment of Revolving Loans and Term Loans. The Borrower shall have the right to voluntarily prepay Revolving Loans and Term Loans in whole or in part from time to time, subject to Section 3.05 and Section 2.09(g) but otherwise without premium or penalty; provided, however, that each partial prepayment of Revolving Loans and Term Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each payment pursuant to this Section shall be applied as directed by the Borrower.

(b)          Swing Line Loans. The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 P.M. on the date of the prepayment and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)          Mandatory Prepayments.

(i)          Revolving Committed Amount. If on any date the aggregate Revolving Outstandings exceed the Revolving Committed Amount, the Borrower shall repay, and there shall become due and payable (together with accrued interest thereon), on such date an aggregate principal amount of Swing Line Loans equal to such excess. If the outstanding Swing Line Loans have been repaid in full, the Borrower shall prepay, and there shall become due and payable (together with accrued interest thereon), Revolving Loans in such amounts as are necessary so that, after giving effect to the repayment of the Swing Line Loans and the repayment of Revolving Loans, the aggregate Revolving Outstandings do not exceed the Revolving Committed Amount. If the outstanding Revolving Loans and Swing Line Loans have been repaid in full, the Borrower shall Cash Collateralize L/C Obligations so that, after giving effect to the repayment of Swing Line Loans and Revolving Loans and the Cash Collateralization of L/C Obligations pursuant to this clause (i), the aggregate Revolving Outstandings do not exceed the Revolving Committed Amount. Each prepayment of Loans denominated in any Alternative Currency required pursuant to this clause (i) shall be applied ratably among outstanding Loans denominated in such Alternative Currency based on the respective amounts of principal then outstanding. In determining the aggregate Revolving Outstandings for purposes of this Agreement, L/C Obligations shall be reduced to the extent that they are Cash Collateralized as contemplated by this clause (i). Each prepayment of Revolving Loans required pursuant to this clause (i) shall be applied ratably among outstanding Revolving Loans based on the respective amounts of principal then outstanding. Each Cash Collateralization of L/C Obligations required by this clause (i) shall be applied ratably among L/C Obligations based on the respective amounts thereof then outstanding.

(ii)         Excess Cash Flow. Within five (5) Business Days after the day on which financial statements are required to be delivered for the most recently ended fiscal year pursuant to Section 6.01(a), beginning with the Excess Cash Flow Period ending on December 31, 2016, the Borrower shall prepay the Loans in an amount equal to (A) the Applicable ECF Percentage of Excess Cash Flow for such Excess Cash Flow Period, minus (B) on a dollar-for-dollar basis the aggregate amount of all voluntary prepayments during such Excess Cash Flow Period or, at the option of the Borrower, after such Excess Cash Flow Period but prior to such Excess Cash Flow payment date (and without counting such amounts against the Excess Cash Flow payment for the succeeding Excess Cash Flow Period) of principal of the Term Loans, the Incremental Term Loans, the Other Term Loans, the Revolving Loans, the Incremental Revolving Loans, the Other Revolving Loans and Swing Line Loans in each case that are not funded with the proceeds of Credit Agreement Refinancing Indebtedness and that are pari passu with the Term Loans in security and right of payment (but in the case of voluntary prepayments of Revolving Loans, Other Revolving Loans or Swing Line Loans, only to the extent the Revolving Commitments, Other Revolving Commitments, the Incremental Revolving Loans, as applicable, are permanently reduced and, in the case of prepayment or repurchases made at a discount, the amount of cash used for such prepayment or repurchase). As used in this Section 2.09(c)(ii), the term “Applicable ECF Percentage” for any Excess Cash Flow Period means 50%; provided that the Applicable ECF Percentage shall be (i) reduced to 25% if the Total Leverage Ratio at the end of such Excess Cash Flow Period is equal to or less than 4.50 to 1.00 and greater than 3.50 to 1.00 and (ii) reduced to 0% if the Total Leverage Ratio at the end of such Excess Cash Flow Period is equal to or less than 3.50 to 1.00, in each case at the end of such Excess Cash Flow Period.

(iii)        Asset Dispositions, Casualties and Condemnations, etc. Within ten (10) Business Days after receipt by the Borrower or any of its Restricted Subsidiaries of Net Cash Proceeds from any Asset Disposition (other than any Asset Disposition permitted under Section 7.03 (other than clause (a)(xii), (xiii), (xiv) or (xv)), Casualty or Condemnation (excluding Net Cash Proceeds to the extent and so long as they constitute Reinvestment Funds), the Borrower shall prepay (or cause to be prepaid) the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Asset Disposition, Casualty or Condemnation; provided that no such prepayment caused by the receipt of Net Cash Proceeds from any Asset Disposition shall be required to the extent that the sum of such Net Cash Proceeds and all other Net Cash Proceeds from Asset Dispositions (other than any Asset Disposition permitted under Section 7.03 (other than clause (a)(xii), (xiii), (xiv) or (xv)) occurring after the Closing Date and during the same fiscal year does not exceed $5,000,000 (it being understood that a prepayment shall only be required of such excess).

(iv)        Debt Issuances. Within three (3) Business Days after receipt by the Borrower or any of its Restricted Subsidiaries of Net Cash Proceeds from any Debt Issuance (other than any Debt Issuance permitted pursuant to Section 7.01 of this Agreement), the Borrower shall prepay (or cause to be prepaid) the Term Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance.

(v)         Early Termination. If the Acquisition shall not have occurred on or prior to the fifth Business Day immediately after the initial Credit Extension under the 2016 Incremental Facilities, on such fifth Business Day (or on a later date as determined by the Lead Arrangers in their sole discretion if the Lead Arrangers are reasonably satisfied that the Acquisition would occur promptly after such fifth Business Day), the Borrower shall prepay all Loans and interest owing under this Agreement in respect of the 2016 Incremental Term Loans.

(vi)        Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.09(c) (other than pursuant to Section 2.09(c)(v)) shall be applied as follows:

(A)         with respect to all amounts paid pursuant to Section 2.09(c)(i) or in respect of an Other Revolving Loan pursuant to an analogous provision in any Refinancing Amendment, first to Swing Line Loans, second to Revolving Loans and any Other Revolving Loans, as applicable, and third to Cash Collateralize L/C Obligations; and

(B)         with respect to all amounts paid by the Borrower following the Closing Date pursuant to Section 2.09(c)(ii), (iii) or (iv), except as may be otherwise specified in any Refinancing Amendment or Increase Joinder, as applicable, (with respect to any Other Term Loans or Incremental Term Loans, as applicable, subject to such Refinancing Amendment or Increase Joinder, as applicable; provided that such Refinancing Amendment or Increase Joinder, as applicable, shall not provide for greater than pro rata treatment for such Other Term Loans or Incremental Term Loans, as applicable, with respect of each other Class of Term Loans, Incremental Term Loans and Other Term Loans), to the next eight (8) Principal Amortization Payments, then ratably to the remaining Principal Amortization Payments (excluding the final payment on the Term Loan Maturity Date); provided that, in the case of Section 2.09(c)(iii), at the Borrower’s option, the Borrower may apply a portion of such amounts to prepay outstanding Indebtedness incurred pursuant to Section 7.01(s) to the extent (x) such Indebtedness is secured by the Collateral on a pari passu basis with the Liens securing the Loans and (y) a mandatory prepayment in respect of such Asset Disposition, Casualty or Condemnation is required under the terms of such other Indebtedness, in which case, the amount of prepayment required to be made with respect to such Net Cash Proceeds pursuant to Section 2.09(c)(iii) shall be deemed to be the amount equal to the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of Term Loans required to be prepaid pursuant to Section 2.09(c)(iii) and the denominator of which is the sum of the outstanding principal amount of such outstanding Indebtedness incurred pursuant to Section 7.01(s) and required to be prepaid under the terms of such Indebtedness and the outstanding principal amount of Term Loans required to be prepaid pursuant to Section 2.09(c)(iii).

(vii)       Payments Cumulative. Except as otherwise expressly provided in this Section 2.09, payments required under any subsection or clause of this Section 2.09 are in addition to payments made or required under any other subsection or clause of this Section 2.09.

(d)          Notice of Mandatory Prepayment Events. The Borrower shall use commercially reasonable efforts to give to the Administrative Agent at least one Business Day’s prior written or telecopy notice of each and every prepayment required under Section 2.09(c)(ii) through (iv), including the estimated amount of Net Cash Proceeds expected to be received therefrom.

(e)          Notices of Prepayments. The Borrower shall notify the Administrative Agent, in the case of any Loan which is a Base Rate Loan, by 11:00 A.M. on the date of any voluntary prepayment hereunder and, in the case of any other Loan, by 11:00 A.M., at least three Business Days (or the fifth Business Day in the case of Eurodollar Loans denominated in Yen or the fourth Business Day in the case of Eurodollar Loans denominated in any other Alternative Currency) prior to the date of voluntary prepayment in the case of Eurodollar Loans and at least one Business Day prior to the date of voluntary prepayment in the case of Base Rate Loans. Each notice of prepayment shall be substantially in the form of Exhibit S and shall specify the prepayment date, the principal amount to be prepaid, whether the Loan to be prepaid is a Revolving Loan or a Term Loan, whether the Loan to be prepaid is a Eurodollar Loan or a Base Rate Loan and, in the case of a Eurodollar Loan, the Interest Period of such Loan. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s pro rata share, if any, thereof. Once such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable as specified therein. Subject to the foregoing, amounts prepaid under Section 2.09(a) shall be applied as the Borrower may elect; provided that, if the Borrower fails to specify the application of a voluntary prepayment of Term Loans, then, except as may be otherwise specified in any Refinancing Amendment, such prepayments shall be applied to the remaining Principal Amortization Payments in direct order of maturity. Amounts prepaid under Section 2.09(c) shall be applied as set forth therein. All prepayments of Eurodollar Loans under this Section 2.09 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment, together with any additional amounts required pursuant to Section 3.05.

(f)          Rejected Payments. In the event of any prepayment of any Term Loans of any Term Lender pursuant to Section 2.09(c)(ii), (c)(iii) or (c)(iv) (excluding pursuant to any Refinancing Amendment) (an “Applicable Prepayment”), such Lender may reject all, but not less than all, of its share of such Applicable Prepayment by written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 P.M. (New York time) two Business Days after the date of such Term Lender’s receipt of notice of such Applicable Prepayment as otherwise provided herein (the “Rejection Deadline”). If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent at or prior to the Rejection Deadline, such Term Lender will be deemed to have accepted its share of the Applicable Prepayment. The aggregate portion of such Applicable Prepayment that is rejected by Term Lenders pursuant to Rejection Notices shall be referred to as the “Rejected Amount.” The Rejected Amount may be used by the Borrower in any manner not prohibited by the Loan Documents.

(g)          Prepayment Premium. In the event that, on or prior to the date that is six (6) months after the Restatement Effective Date, the Borrower (x) makes any prepayment of Term Loans in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable affected Term Lender, (I) in the case of clause (x), a prepayment premium of 1.00% of the amount of the Term Loans being prepaid and (II) in the case of clause (y), a payment equal to 1.00% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment.

(h)          Foreign Proceeds. Notwithstanding any other provisions of this Section 2.09, (i) to the extent that any of or all the Net Cash Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”), the Net Cash Proceeds of any Casualty or Condemnation from a Foreign Subsidiary (a “Foreign Casualty Event”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.09 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be promptly effected and an amount equal to such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than ten (10) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.09 to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event or Excess Cash Flow attributable to Foreign Subsidiaries would have materially adverse tax consequences (as determined in good faith by the Borrower) with respect to such Net Cash Proceeds or Excess Cash Flow, such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.09 but may be retained by the applicable Foreign Subsidiary

Section 2.10         Adjustment of Commitments.

(a)          Optional Termination or Reduction of Commitments (Pro rata). The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount or Incremental Revolving Commitments in whole or in part (in minimum aggregate amounts of $1,000,000 or any whole multiple of $500,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon three Business Days’ prior written or telecopy notice to the Administrative Agent (which notice may be conditional on the occurrence of an event to the extent specified in such notice); provided, however, that no such termination or reduction shall be made which would cause the Revolving Outstandings to exceed the Revolving Committed Amount as so reduced, unless, concurrently with such termination or reduction, the Revolving Loans are repaid (and, after the Revolving Loans have been paid in full, the Swing Line Loans are repaid and, after the Swing Line Loans have been paid in full, the L/C Obligations are Cash Collateralized) to the extent necessary to eliminate such excess. The Administrative Agent shall promptly notify each affected Lender of the receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 2.10(a). Any partial reduction of the Revolving Committed Amount pursuant to this Section 2.10(a) shall be applied to the Revolving Commitments of the Lenders pro rata based upon their respective Revolving Commitment Percentages. The Borrower shall pay to the Administrative Agent for the account of the Lenders in accordance with the terms of Section 2.11, on the date of each termination or reduction of the Revolving Committed Amount, any fees accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

(b)          Termination. The Revolving Commitments and the related L/C Commitments of the relevant L/C Issuers shall terminate automatically on the Revolving Termination Date. The Swing Line Commitment of the Swing Line Lender shall terminate automatically on the Swing Line Termination Date. The Term Commitments shall terminate automatically immediately after the making of the Term Loans on the Closing Date. All of the 2016 Incremental Term Loan Commitments shall terminate automatically on the date on which prepayments are due pursuant to Section 2.09(c)(v).

(c)          General. The Borrower shall pay to the Administrative Agent for the account of the Lenders in accordance with the terms of this Section 2.10, on the date of each termination or reduction of the Revolving Committed Amount, the Commitment Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

Section 2.11         Fees.

(a)          Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender (other than a Defaulting Lender) a fee (the “Commitment Fee”) on such Lender’s Revolving Commitment Percentage of the daily Unused Revolving Committed Amount, computed at a per annum rate equal to the Commitment Fee Percentage. The Commitment Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and on any date that the Revolving Committed Amount is reduced as provided in Section 2.10(a) and on the Revolving Termination Date) for the period ending on each such date; provided that the first such payment shall be due on September 30, 2015.

(b)          Letter of Credit Fees.

(i)          Letter of Credit Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender that is not a Defaulting Lender a fee (the “Letter of Credit Fee”) on such Lender’s Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Margin for Eurodollar Loans in effect from time to time; provided, however, that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral pursuant to Section 2.05 shall instead be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the L/C Issuers for their own respective accounts. The Letter of Credit Fee will be computed on a quarterly basis in arrears and shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first of such dates to occur after the date of issuance of such Letter of Credit, and on the Letter of Credit Expiration Date and thereafter on demand.

(ii)         Fronting Fee and Documentary and Processing Charges Payable to the L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at a rate of 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on last Business Day after the end of each March, June, September and December, commencing with the first such date after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date and thereafter on demand.

(iii)        L/C Issuer Fees. In addition to the Letter of Credit Fee payable pursuant to clause (i) above and any fronting fees payable pursuant to clause (ii) above, the Borrower promises to pay to each L/C Issuer for its own account without sharing by the other Lenders the letter of credit fronting and negotiation fees agreed to by the Borrower and such L/C Issuer from time to time and the customary charges from time to time agreed to by the Borrower and such L/C Issuer with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “L/C Issuer Fees”). L/C Issuer Fees are due when earned and payable on demand and are nonrefundable.

(c)          Other Fees. The Borrower shall pay to the Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Administrative Agent Fee Letter and the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever except as otherwise agreed.

Section 2.12         Pro rata Treatment. Except to the extent otherwise provided herein:

(a)          Loans. Each Borrowing, each payment or prepayment of principal of or interest on any Loan, each payment of fees (other than the L/C Issuer Fees retained by an L/C Issuer for its own account, and the administrative fees retained by the Agents for their own account), each reduction of the Revolving Committed Amount and each conversion or continuation of any Loan, shall be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Commitment Percentages, Term Commitment Percentages, Other Revolving Commitment Percentage, Other Term Commitment Percentage, Incremental Revolving Commitment Percentage and Incremental Term Loan Commitment Percentage, as applicable, of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans of the applicable Class and Participation Interests of such Lenders); provided that, in the event any amount paid to any Lender pursuant to this clause (a) is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(b)          Letters of Credit. Each payment of L/C Obligations shall be allocated to each Revolving Lender pro rata in accordance with its Revolving Commitment Percentage; provided that, if any Revolving Lender shall have failed to pay its applicable pro rata share of any L/C Disbursement as required under Section 2.05(e)(iv) or (vi), then any amount to which such Revolving Lender would otherwise be entitled pursuant to this clause (b) shall instead be payable to the L/C Issuers.

Section 2.13         Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it or of its Participation Interests in L/C Obligations or Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or such Participation Interests and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact and (ii) purchase (for cash at face value) participation in the Loans and subparticipations in the Participation Interests in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing thereon; provided that:

(i)          if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)         the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and including payments made pursuant to Section 2.18 or 2.19), (y) the application of Cash Collateral provided for in Section 2.05 or 2.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Participation Interests in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.14         Payments Generally; Administrative Agent’s Clawback.

(a)          Payments by the Borrower. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Each payment of principal of and interest on Loans, L/C Obligations and fees hereunder (other than fees payable directly to any L/C Issuer) shall be paid not later than 1:00 P.M. Eastern time (or, in the case of an Alternative Currency, the Applicable Time) on the date when due, in Dollars and in Federal or other funds immediately available to the Administrative Agent at the account designated by it by notice to the Borrower. Payments received after 1:00 P.M. Eastern time (or, in the case of an Alternative Currency, the Applicable Time) shall be deemed to have been received on the next Business Day, and any applicable interest or fee shall continue to accrue. The Administrative Agent may, in its sole discretion, distribute such payments to the applicable Lenders on the date of receipt thereof, if such payment is received prior to 1:00 P.M. Eastern time (or, in the case of an Alternative Currency, the Applicable Time); otherwise the Administrative Agent may, in its sole discretion, distribute such payment to the applicable Lenders on the date of receipt thereof or on the immediately succeeding Business Day. Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day (and such extension of time shall be reflected in computing interest or fees, as the case may be), unless (in the case of Eurodollar Loans) such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars (in the Dollar Equivalent of the Alternative Currency payment amount) and without setoff or counterclaim.

(b)          Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the applicable Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith, and may, in reliance upon such assumption, distribute to the applicable Lenders or the applicable L/C Issuers, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to but excluding the date of payment to the Administrative Agent at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c)          Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds promptly (in like funds as received from such Lender) to such Lender without interest.

(d)          Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to purchase Participation Interests in the Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make a Loan required to be made by it as part of any Borrowing hereunder or to fund a Participation Interest shall not relieve any other Lender of its obligation, if any, hereunder to make any Loan on the date of such Borrowing or fund any such Participation Interest, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such date of Borrowing or fund its Participation Interest.

(e)          Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)          Computations. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of Commitment Fees and other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which Loan is made (or converted or continued), and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made (or continued or converted) shall, subject to clause (a) above, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.15         Increase in Commitments.

(a)          Increase in Commitments. The Borrower may by written notice to the Administrative Agent elect to add one or more incremental term loan facilities hereunder (each, an “Incremental Term Facility”; the commitments thereunder are referred to as “Incremental Term Loan Commitments” and loans pursuant thereto “Incremental Term Loans”) and/or increase commitments under the Revolving Facility (any such increase, an “Incremental Revolving Increase”; the commitments thereunder are referred to as “Incremental Revolving Commitments” and loans pursuant thereto “Incremental Revolving Loans”; the Incremental Term Facilities and the Incremental Revolving Increases are collectively referred to as “Incremental Facilities”); provided that the total aggregate amount for all such Incremental Facilities (assuming, in the case of any Incremental Revolving Increase, the full amount thereof is drawn) shall not (as of any date of incurrence thereof) exceed (x) immediately after giving effect to the incurrence of the 2016 Incremental Facilities on the Restatement Effective Date, $60,000,000 (plus, to the extent utilized to effect an Incremental Revolving Increase, $20,000,000), plus (y) an amount equal to the sum of all voluntary prepayments of Term Loans made pursuant to Section 2.09(a), plus (z) an additional unlimited amount so long as, after giving effect to the incurrence of such Incremental Facility (excluding the cash proceeds of any Incremental Term Loans for purposes of netting and, in the case of any Incremental Revolving Increase, assuming the full amount thereof is fully drawn), the Secured Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements were required to have been delivered pursuant to Section 6.01 (or, if no Test Period has passed, as of the last four quarters ended), in each case, as if such Incremental Facility (and Revolving Loans in an amount equal to the full amount of any such Incremental Revolving Increase) had been outstanding on the last day of such four-quarter period, shall not exceed 2.50 to 1.00, with the Borrower electing whether such Incremental Facility have been incurred (in whole or in part) under clauses (x) (including the parenthetical thereunder), (y) and/or (z) in its sole discretion; provided, however, that the Secured Leverage Ratio compliance test set forth in the foregoing clause (z) shall be deemed waived with respect to the incurrence of the 2016 Incremental Facilities on the Restatement Effective Date. Each Class of Incremental Facility incurred under this Section 2.15 shall be in an aggregate principal amount that is not less than $10,000,000 (or, if incurred pursuant to the parenthetical to clause (x) in the immediately preceding sentence, $5,000,000). Each such notice shall specify (x) the date (each, an “Increase Effective Date”) on which the Borrower proposes that the Incremental Facility shall be effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent and (y) the identity of each Eligible Assignee to whom the Borrower proposes any portion of such Incremental Facility be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Incremental Facility may elect or decline, in its sole discretion, to provide such portion of the Incremental Facility.

(b)          Conditions. The Incremental Facilities shall become effective, as of such Increase Effective Date; provided that (other than, for the avoidance of doubt, with respect to the 2016 Incremental Facilities, which shall be subject only to the conditions to effectiveness set forth in Section 3 of Amendment No. 1 to the Second Amended and Restated Credit Agreement):

(i)          each of the conditions set forth in Section 4.02(a) shall be satisfied;

(ii)         no Event of Default shall have occurred and be continuing or would result from the Borrowings to be made on the Increase Effective Date; provided that, if such Incremental Facility is being incurred to fund a Limited Condition Transaction, such Event of Default condition shall be tested on the date of execution of the acquisition or purchase agreement governing such Limited Condition Transaction;

(iii)        after giving effect to the extension of any Commitments and the making of any Loans pursuant to the Incremental Facilities and the use of proceeds thereof, the Borrower shall be in compliance with the covenant set forth in Section 7.10 as of the last day of the most recently ended Test Period for which financial statements were required to have been delivered pursuant to Section 6.01 on a Pro Forma Basis in accordance with Section 1.03(c); and

(iv)        the Borrower shall deliver or cause to be delivered a certificate of a Responsible Officer certifying as to compliance with the foregoing conditions.

(c)          Terms of Incremental Facilities. The terms and provisions of the Incremental Facilities shall be as follows:

(i)          the Weighted Average Life to Maturity of any Incremental Term Loans shall be no shorter than the Weighted Average Life to Maturity of the existing Term Loans and the maturity date of Incremental Term Loans shall not be earlier than the Term Loan Maturity Date;

(ii)         in the case of an Incremental Revolving Increase, the maturity date of such Incremental Revolving Increase shall be no earlier than the Revolving Maturity Date, such Incremental Revolving Increase shall require no scheduled amortization or mandatory commitment reduction (except as provided herein for all Revolving Commitments) and the Incremental Revolving Increase shall be on the exact same terms (other than upfront fees and pricing, as set forth in the Increase Joinder) and pursuant to the exact same documentation applicable to the existing Revolving Commitments (and Revolving Loans);

(iii)        the Applicable Margins for the Incremental Loans shall be determined by the Borrower and the Lenders of the Incremental Loans; provided that, in the event that the Applicable Margins (or similar measure of interest margin) for any Incremental Term Loans is more than 0.50% per annum greater than the Applicable Margins for the Term Loans or for any Incremental Revolving Loans is more than 0.50% per annum greater than the Applicable Margins for the Revolving Loans, then the Applicable Margins for the Term Loans or Revolving Loans, as applicable, shall be increased to the extent necessary so that the Applicable Margins (or similar measure of interest margin) for the Incremental Term Loans are equal to the Applicable Margins for the Term Loans, plus 0.50% per annum and the Applicable Margins (or similar measure of interest margin) for the Incremental Revolving Loans are equal to the Applicable Margins for the Revolving Loans, plus 0.50% per annum, as applicable; provided, further, that in determining the Applicable Margins applicable to the Term Loans or Revolving Loans, as applicable, and the Incremental Term Loans and Incremental Revolving Loans, as applicable, (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders of the Term Loans or Revolving Loans, as applicable, or the Incremental Term Loans or Incremental Revolving Loans, as applicable, at the closing thereof or in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (y) if, to the extent an interest rate floor is then in effect, the applicable Incremental Loans include an interest rate floor greater than the applicable interest rate floor under the Term Loans or Revolving Loans, as applicable, such differential between interest rate floors shall be equated to the Applicable Margin for purposes of determining whether an increase to the Applicable Margin under the Term Loans or Revolving Loans, as applicable, shall be required and (z) arrangement, structuring, documentation, commitment, underwriting or similar fees payable to the arranger (or its Affiliates) in such capacity in connection with the Term Loans or Revolving Loans, as applicable, or to one or more arrangers (or their Affiliates) in such capacity of the Incremental Loans shall be excluded; and

(iv)        any Incremental Term Loans, for purposes of prepayments, shall be treated in any event no more favorably than the Term Loans and shall otherwise be on terms and pursuant to documentation as set forth in the Increase Joinder; provided that, to the extent such terms and documentation are not consistent with the existing Term Loans (except to the extent permitted by clause (i) or (iii) above), they shall be reasonably satisfactory to the Administrative Agent; provided further, that any Incremental Term Loans may provide for the ability of the holders thereof to decline to participate in any voluntary prepayments of the Incremental Term Loans and to receive on a pro rata or less than pro rata basis any mandatory prepayments of the Incremental Term Loans. No Incremental Revolving Loan shall mature prior to the Revolving Termination Date.

The Incremental Term Loan Commitments and the Incremental Revolving Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Term Loan Commitment or Incremental Revolving Commitment, as applicable, in form attached hereto or otherwise in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.15. In addition, unless otherwise specifically provided herein or in the Increase Joinder, all references in Loan Documents to Term Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Term Loans and unless otherwise specifically provided herein, all references in Loan Documents to Revolving Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Revolving Loans and Incremental Revolving Commitments, respectively.

(d)          Incremental Revolving Increases. On any Increase Effective Date on which an Incremental Revolving Increase is effective, the participations held by the Revolving Lenders in the L/C Obligations and Swing Line Loans immediately prior to such increase will be reallocated so as to be held by the Revolving Lenders ratably in accordance with their respective Applicable Percentages after giving effect to such Incremental Revolving Increase. If, on the date of an Incremental Revolving Increase, there are any Revolving Loans outstanding, the Borrower shall prepay such Revolving Loans in accordance with this Agreement on the date of effectiveness of such Incremental Revolving Increase (but the Borrower may finance such prepayment with a concurrent borrowing of Revolving Loans from the Revolving Lenders in accordance with their Applicable Percentages after giving effect to such Incremental Revolving Increase).

(e)          Making of New Term Loans. On any Increase Effective Date on which an Incremental Term Facility is effective, subject to the satisfaction of the foregoing terms and conditions, each Lender holding Incremental Term Commitments shall make an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Commitment.

(f)          Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty Agreement and security interests created by the Collateral Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Class of Loans or any such new Commitments.

Section 2.16         Cash Collateral.

(a)          Obligation to Cash Collateralize. Upon the request of the Administrative Agent or the applicable L/C Issuer (i) if the applicable L/C Issuer has honored any full or partial drawing under any Letter of Credit and such drawing has resulted in an L/C Disbursement or (ii) if, as of the date that is ten (10) Business Days prior to the Revolver Termination Date, any L/C Obligation for any reason remains outstanding or there are any L/C Borrowings outstanding or there are any outstanding Letters of Credit, or as otherwise required pursuant to Section 2.05, Section 2.09(c), Section 2.17 or Section 8.02, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations in an amount not less than the Minimum Collateral Amount. At any time that there shall exist a Defaulting Lender, immediately upon the written request of the Administrative Agent or any applicable L/C Issuer or Swing Line Bank (in each case, with a copy to the Administrative Agent), the Borrower shall Cash Collateralize all Fronting Exposure of such L/C Issuer or Swing Line Bank, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount with respect thereto.

(b)          Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Collateral Agent. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Collateral Agent, for the benefit of the Collateral Agent, the applicable L/C Issuers and the applicable Lenders (including the applicable Swing Line Lenders), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Collateral Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Collateral Agent as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, or, if applicable, the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Collateral Agent, pay or provide to the Collateral Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)          Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.05, 2.09(c), 2.17, 8.02 or otherwise in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)          Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b))) or (ii) the determination by the Collateral Agent that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.03) and (y) the Person providing Cash Collateral and the applicable L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.17         Defaulting Lenders.

(a)          Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)          Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii)         Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise or received by the Administrative Agent from such Defaulting Lender pursuant to Section 10.08) shall be applied at such time or times as may be determined by the Administrative Agent as follows:

FIRST, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;

SECOND, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each applicable L/C Issuer or Swing Line Lender hereunder;

THIRD, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16;

FOURTH, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

FIFTH, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16;

SIXTH, to the payment of any amounts owing to the Lenders, each applicable L/C Issuer or applicable Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any applicable L/C Issuer or applicable Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

SEVENTH, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

EIGHTH, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;

provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)        Certain Fees. (x) No Defaulting Lender shall be entitled to receive any Commitment Fee payable pursuant to Section 2.11(a) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (y) each Defaulting Lender shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.11(b).

(iv)        Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the sum of, without duplication, the aggregate Outstanding Amount of the Revolving Loans of any non-Defaulting Lender, plus such Lender’s Revolving Commitment Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Lender’s Revolving Commitment Percentage of the Outstanding Amount of all Swing Line Loans at such time to exceed such Lender’s Revolving Commitment. Subject to Section 10.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from such Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(b)          Defaulting Lender Cure. If the Borrower, the Administrative Agent, each Swing Line Lender and each L/C Issuer agree in writing that a Defaulting Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(c)          New Swing Line Loans and Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) no Swing Line Lender shall be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no L/C Issuer shall be required to issue, extend or amend any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.18         Refinancing Amendments.

(a)          At any time after the Closing Date, the Borrower may obtain, from any Lender or any Eligible Assignee, Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of the Term Loans and Incremental Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans) or (b) all or any portion of the Revolving Loans (or unused Revolving Commitments) and Incremental Revolving Loans (or unused Incremental Revolving Commitments) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness will rank pari passu or junior in right of payment and of security (including unsecured) with the other Loans and Commitments hereunder. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact and such other changes as are reasonably satisfactory to the Administrative Agent). Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.18 shall be in an aggregate principal amount that is (x) not less than $25,000,000 in the case of Other Term Loans or $25,000,000 in the case of Other Revolving Loans and (y) an integral multiple of $10,000,000 in excess thereof. Any Refinancing Amendment may, with the consent of the applicable L/C Issuers and Swing Line Lender, provide for the issuance of Letters of Credit for the account of the Borrower, or the provision to the Borrower of Swing Line Loans, pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swing Line Loans under the Revolving Commitments. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the Revolving Termination Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such Participation Interests shall, upon receipt thereof by the relevant Lenders holding Other Revolving Commitments, be deemed to be Participation Interests in respect of such Other Revolving Commitments and the terms of such Participation Interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(b)          This Section 2.18 shall supersede any provisions in Section 2.12 or Section 10.01 to the contrary.

Section 2.19         Discounted Prepayments. Notwithstanding anything in any Loan Document to the contrary, the Borrower or any of its Subsidiaries may prepay the outstanding Term Loans on the following basis:

(a)          The Borrower or any of its Subsidiaries shall have the right to make a voluntary prepayment of any Term Loans at a discount to par (such prepayment, a “Discounted Term Loan Prepayment”) pursuant to an Offer of Specified Discount Prepayment, Solicitation of Discount Range Prepayment Offers or Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.19; provided that (i) the Borrower shall not make any Borrowing of Revolving Loans to fund any Discounted Term Loan Prepayment, (ii) any Term Loans purchased are immediately cancelled and (iii) the Borrower or any Subsidiary, as applicable, does not have any material non-public information (“MNPI”) with respect to the Borrower or any of its Subsidiaries that (a) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to the Borrower or any of its Subsidiaries) prior to such time and (b) could reasonably be expected to have a material effect upon, or otherwise be material to a Lender’s decision to participate in any Discounted Term Loan Prepayment.

(b)          (i) Subject to the proviso to clause (a) above, the Borrower or any of its Subsidiaries may from time to time offer to make an Offer of Specified Discount Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (w) any such offer shall be made available, at the sole discretion of the Borrower or its Subsidiary, to each Term Lender with respect to any Class of Term Loans on an individual Class basis, (x) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable Class, the Class or Classes of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (y) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $100,000 in excess thereof and (z) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 P.M., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”).

(ii)         Each relevant Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount and the Class or Classes of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Offer of Specified Discount Prepayment.

(iii)        If there is at least one Discount Prepayment Accepting Lender, the Borrower or its Subsidiary, as applicable, will make prepayment of outstanding Term Loans pursuant to this clause (b) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and Class of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to clause (ii); provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrower or its Subsidiary, as applicable, and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (x) the Borrower or its Subsidiary, as applicable, of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (y) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the Classes of Term Loans to be prepaid at the Specified Discount on such date and (z) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount and Class of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower or its Subsidiary, as applicable, and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower or its Subsidiary shall be due and payable by the Borrower or its Subsidiary, as applicable, on the Discounted Prepayment Effective Date in accordance with clause (f) below (subject to clause (j) below).

(c)          (i) Subject to the proviso to clause (a) above, the Borrower or any of its Subsidiaries may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (w) any such solicitation shall be extended, at the sole discretion of the Borrower or its Subsidiary, as applicable, to each Term Lender with respect to any Class of Term Loans on an individual Class basis, (x) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the Class or Classes of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant Class of Term Loans willing to be prepaid by the Borrower or its Subsidiary (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (y) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $100,000 in excess thereof and (z) each such solicitation by the Borrower or its Subsidiaries shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Lender to the Auction Agent (or its delegate) by no later than 5:00 P.M., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response Date”). Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable Class or Classes and the maximum aggregate principal amount and Classes of such Lender’s Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(ii)         Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Borrower or its Subsidiary, as applicable, and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this clause (c). The Borrower or its Subsidiary, as applicable, agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (x) the Discount Range Prepayment Amount and (y) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following clause (iii)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(iii)        If there is at least one Participating Lender, the Borrower or its Subsidiary, as applicable, will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the Classes specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discounted Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Borrower or its Subsidiary, as applicable, and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discounted Range Prepayment Response Date, notify (w) the Borrower or its Subsidiary, as applicable, of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discount Term Loan Prepayment and the Classes to be prepaid, (x) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and Classes of Term Loans to be prepaid at the Applicable Discount on such date, (y) each Participating Lender of the aggregate principal amount and Classes of such Lender to be prepaid at the Applicable Discount on such date and (z) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower or its Subsidiary, as applicable, and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower or its Subsidiary, as applicable, shall be due and payable by the Borrower or its Subsidiary, as applicable, on the Discounted Prepayment Effective Date in accordance with clause (f) below (subject to clause (j) below).

(d)          (i) Subject to the proviso to clause (a) above, the Borrower or any of its Subsidiaries may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (w) any such solicitation shall be extended, at the sole discretion of the Borrower or its Subsidiary, as applicable, to each Term Lender with respect to any Class of Term Loans on an individual Class basis, (x) any such notice shall specify the maximum aggregate principal amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the Class or Classes of Term Loans of the Borrower or its Subsidiary, as applicable, is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (y) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (z) each such solicitation by the Borrower or its Subsidiary, as applicable, shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 P.M., New York time on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and Classes of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(ii)         The Auction Agent shall promptly provide the Borrower or its Subsidiary, as applicable, with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. The Borrower or its Subsidiary, as applicable, shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower or its Subsidiary, as applicable, (the “Acceptable Discount”), if any. If the Borrower or its Subsidiary, as applicable elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrower or its Subsidiary, as applicable, from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (ii) (the “Acceptance Date”), the Borrower or its Subsidiary, as applicable, shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower or its Subsidiary, as applicable, by the Acceptance Date, the Borrower or its Subsidiary, as applicable, shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(iii)        Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrower or its Subsidiary, as applicable, and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the Classes of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower or its Subsidiary, as applicable, at the Acceptable Discount in accordance with this Section 2.19(d). If the Borrower or its Subsidiary, as applicable, elects to accept any Acceptable Discount, then the Borrower or its Subsidiary, as applicable, agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Borrower or its Subsidiary, as applicable, will prepay outstanding Term Loans pursuant to this clause (d) to each Qualifying Lender in the aggregate principal amount and of the Classes specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Borrower or its Subsidiary, as applicable, and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (w) the Borrower or its Subsidiary, as applicable, of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the Classes to be prepaid, (x) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the Classes to be prepaid to be prepaid at the Applicable Discount on such date, (y) each Qualifying Lender of the aggregate principal amount and the Classes of such Lender to be prepaid at the Acceptable Discount on such date and (z) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower or its Subsidiary, as applicable, and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower or its Subsidiary, as applicable, shall be due and payable by the Borrower or its Subsidiary, as applicable, on the Discounted Prepayment Effective Date in accordance with clause (f) below (subject to clause (j) below).

(e)          In connection with any Discounted Term Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses agreed to in writing by the Borrower in connection therewith.

(f)          If any Term Loan is prepaid in accordance with clauses (b) through (d) above, the Borrower or its Subsidiary, as applicable, shall prepay such Term Loans on the Discounted Prepayment Effective Date. The Borrower or its Subsidiary, as applicable shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 A.M. (New York time) on the Discounted Prepayment Effective Date. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.19 shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, Identified Participating Lenders, Qualifying Lenders or Identified Qualifying Lenders, as applicable. The aggregate principal amount of the Classes and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Classes of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.

(g)          To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.19, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower or its Subsidiary, as applicable.

(h)          Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.19, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(i)          Each of the Borrower and the Term Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.19 by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.19 as well as activities of the Auction Agent.

(j)          The Borrower or its Subsidiary, as applicable, shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor (A) at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date, Discount Range Prepayment Response Date or Solicited Discount Prepayment Response Date, as applicable or (B) if, as of such time, any condition set forth in Section 2.19(a) ceases to be met prior to the making of such Discounted Term Loan Prepayment and, in each case, such offer is revoked pursuant to the preceding clauses (A) or (B), any failure by the Borrower or its Subsidiary, as applicable, to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.19 shall not constitute a Default or Event of Default under Section 8.01 or otherwise.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01         Taxes.

(a)          Payments Free of Taxes. Any and all payments by or on account of any Loan Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, unless otherwise required by law. If any applicable withholding agent shall be required by law (as determined in the good faith discretion of the applicable withholding agent) to withhold any Taxes from or in respect of any sum payable under any Loan Document to any Lender Party or any Agent, (i) the applicable withholding agent shall be entitled to make all such deductions, (ii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law, and (iii) to the extent the deduction is on account of Indemnified Taxes or Other Taxes, the amounts so payable by the applicable Loan Party to the Agent of Lender Party shall be increased as may be necessary so that, after such withholding agent has made all required deductions of Indemnified Taxes and Other Taxes (including deductions applicable to additional sums payable under this Section 3.01), such Lender Party or such Agent, as the case may be, shall have received an amount equal to the sum it would have received had no such deductions been made.

(b)          Payment of Other Taxes by the Borrower. Without limiting the provisions of clause (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)          Evidence of Payments. Within 30 days after the date of any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment.

(d)          Indemnification by the Borrower. The Borrower shall indemnify each Agent and each Lender Party for and hold them harmless against the full amount of Indemnified Taxes payable in connection with any payments made by or on account of any Loan Party under any Loan Document and (without any duplication) Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. This indemnification shall be made within 10 days after written demand therefor. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender Party (with a copy to the Administrative Agent), or by an Agent on its own behalf, shall be conclusive absent manifest error.

(e)          Treatment of Refunds. If the Administrative Agent or any Lender Party determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amount paid, by the Loan Party under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender Party, attributable to such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Loan Party, upon the request of the Administrative Agent or such Lender Party, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender Party in the event the Administrative Agent or such Lender Party is required to repay such amount to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

(f)          Status of Lenders.

(i)          Each Lender Party that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. Each Lender Party shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documents required below in this Section 3.01(f)) obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)         Without limiting the generality of the foregoing any Lender Party shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender Party becomes a party hereto, two duly completed and executed copies of whichever of the following is applicable:

(A)         in the case of a Lender Party that is a United States person (as such term is defined in Section 7701(a)(30) of the Code), IRS Form W-9 certifying that such Lender Party is exempt from U.S. federal backup withholding; and

(B)         in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;

(C)         in the case of a Non-U.S. Lender claiming an exemption from U.S. federal income Taxes for income that is effectively connected with a U.S. trade or business, executed originals of IRS Form W-8ECI;

(D)         in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) IRS Form W-8BEN;

(E)         to the extent that a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or participating Lender), IRS Form W-8IMY of the Non-U.S. Lender, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner that would be required under this Section 3.01(f) if such beneficial owner were a Lender, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participant Lender) and one or more beneficial owners are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of such beneficial owners; or

(F)         any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Taxes, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to reasonably determine the withholding or deduction required to be made.

(iii)        If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed under FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and the Borrower at the time or times prescribed by law, and at such other time or times reasonably requested by the Administrative Agent or the Borrower, the documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Borrower as may be necessary for the Administrative Agent or the Borrower to comply with its obligations under FATCA and to determine whether the Lender has complied with the Lender obligations under FATCA, or to determine the amount to deduct and withhold from the payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv)        Notwithstanding any other provision of this Section 3.01(f), a Lender Party shall not be required to deliver any form or other documentation that such Lender Party is not legally eligible to deliver.

Section 3.02         Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Adjusted Eurodollar Rate, or to determine or charge interest rates based upon the Adjusted Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (i) any obligation of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

Section 3.03         Inability To Determine Rates. If on or prior to the first day of any Interest Period for any Eurodollar Loan denominated in any Applicable Currency:

(i)          the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate for such Interest Period; or

(ii)         Lenders having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans denominated in such Applicable Currency for such Interest Period;

the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon, until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Eurodollar Loans denominated in such Applicable Currency, or to continue or convert outstanding Loans as or into Eurodollar Loans denominated in such Applicable Currency, shall be suspended and (ii) each outstanding Eurodollar Loan denominated in such Applicable Currency, if Dollars, shall be converted into a Base Rate Loan, or if in an Alternative Currency, shall be prepaid, in each case on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent prior to 12:00 P.M. on the Business Day of the date of any Eurodollar Loan for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing in the same aggregate amount as the requested Borrowing and shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the rate applicable to Revolving Base Rate Loans for such day. Notwithstanding the foregoing, in the case of a pending Notice of Borrowing or conversion or continuation in Eurodollar Loans denominated in an Alternative Currency as to which clause (i) or (ii) above of this Section applies, the Administrative Agent, with the consent of the Borrowers and the relevant Revolving Lenders, may establish an alternative interest rate that reflects the all-in-cost of funds to the Administrative Agent for funding Loans in the applicable currency and amount, and with the same Interest Period as the Eurodollar Loan requested to be made, converted or continued, as the case may be (the “Impacted Loans”), in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (x) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans, (y) the Required Revolving Lenders notify the Administrative Agent and the Borrowers that such alternative interest rate does not adequately and fairly reflect the cost to such Revolving Lenders of funding the Impacted Loans, or (z) any Revolving Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Revolving Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Revolving Lender to do any of the foregoing and as to which the Administrative Agent and the Borrowers have been provided with written notice thereof.

Section 3.04         Increased Costs and Reduced Return; Capital Adequacy.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits with or for the account of, or credit extended or participated in by, any Lender (or its Lending Office) (except any reserve requirement which is reflected in the determination of the Adjusted Eurodollar Rate hereunder) or any L/C Issuer;

(ii)         subject any Lender Party to any Taxes with respect to any Loan Document or any Loan made pursuant to this Agreement (other than Indemnified Taxes and Other Taxes indemnified under Section 3.01, and Excluded Taxes); or

(iii)        impose on any Lender (or its Lending Office) or L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or Participation Interest therein or any Letter of Credit or Participation Interest therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurodollar Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer, as the case may be, hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)          Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender, any of its applicable Lending Offices or its holding company or such L/C Issuer or its holding company, as the case may be, regarding capital and liquidity requirements has or would have the effect of reducing the rate of return on capital for such Lender or its holding company or such L/C Issuer or its holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or its holding company or such L/C Issuer or its holding company, as the case may be, could have achieved but for such Change in Law (taking into consideration such Lender’s or its holding company’s policies or such L/C Issuer’s or its holding company’s policies, as applicable, with respect to capital and liquidity adequacy), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or its holding company or such L/C Issuer or its holding company for any such reduction suffered.

(c)          Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) above and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate promptly (but in any event within ten (10) Business Days) after receipt thereof.

(d)          Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.05         Compensation for Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the basis for calculating such compensation, the Borrower shall promptly (but in any event within ten days) after such demand compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of (a) any continuation, conversion, payment or prepayment of any Eurodollar Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Loan on the date or in the amount notified by the Borrower; (c) any assignment of such Lender’s Eurodollar Loans pursuant to Section 3.07(b) on a day other than the last day of the Interest Period therefor; or (d) any failure by the Borrower to make payment of any Loan (or interest due thereon) denominated in an Alternative Currency on its scheduled due date in such Alternative Currency, including, in each case, any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained; provided that, for the avoidance of doubt, the Borrower shall not be obligated to compensate any Lender under this Section for any loss of anticipated profits in respect of any of the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Adjusted Eurodollar Rate (excluding the impact of the proviso set forth in the “Adjusted Eurodollar Rate” definition) for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

Section 3.06         Base Rate Loans Substituted for Affected Eurodollar Loans. If (i) the obligation of any Lender to make, or to continue or convert outstanding Loans as or to, Eurodollar Loans has been suspended pursuant to Section 3.02 or (ii) any Lender or L/C Issuer has demanded compensation under Section 3.04 with respect to its Eurodollar Loans, and in any such case the Borrower shall, by at least five (5) Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section 3.06 shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Lender as (or continued as or converted to) Eurodollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Lenders). If such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Eurodollar Loan on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loans of the other Lenders.

Section 3.07         Mitigation Obligations; Replacement of Lenders.

(a)          Designation of a Different Lending Office. If at any time (i) any Lender requires the Borrower to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, (ii) any Lender requests compensation under Section 3.04 or (iii) any Lender gives a notice pursuant to Section 3.02, then such Lender or L/C Issuer shall, as applicable, at the request of the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or L/C Issuer, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, and (B) in each case, would not subject such Lender or L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or L/C Issuer in connection with any such designation or assignment.

(b)          Replacement of Lenders or L/C Issuers. If at any time (i) the Borrower is required to pay additional amounts to any Lender, L/C Issuer or any Governmental Authority for the account of any Lender or L/C Issuer pursuant to Section 3.01, (ii) any Lender or L/C Issuer requests compensation under Section 3.04, (iii) any Lender or L/C Issuer gives a notice pursuant to Section 3.02, (iv) any Lender or L/C Issuer is a Defaulting Lender or (v) any Lender or L/C Issuer is a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to the Administrative Agent and such Lender or L/C Issuer, replace such Lender or L/C Issuer by causing such Lender or L/C Issuer (and such Lender or L/C Issuer shall be obligated) to assign pursuant to Section 10.06(b) (with the processing and recording fee under Section 10.06(b)(iii) to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement and the other Loan Documents to one or more Eligible Assignees; provided that:

(A)         (i) neither the Administrative Agent nor any Lender shall have any obligation to find a replacement assignee and (ii) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b) (unless waived by the Administrative Agent);

(B)         such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in outstanding L/C Borrowings and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05 and, solely to the extent in connection with a Repricing Transaction, Section 2.09(g)) from the applicable assignee (to the extent of such outstanding principal, funded participations and accrued interest and fees) or the Borrower (in the case of all other amounts);

(C)         in the case of any such assignment resulting from payments required to be made pursuant to Section 3.01 or a claim for compensation under Section 3.02 or Section 3.04, such assignment will result in a reduction in such payments or compensation thereafter or, in the case of any such assignment resulting from a notice pursuant to Section 3.02, such assignment will eliminate the need for such notice;

(D)         such assignment does not conflict with applicable Law;

(E)         [reserved]; and

(F)         in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall be deemed to have consented to the applicable amendment, waiver or consent.

In connection with any such assignment contemplated by this Section, if any such Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption pursuant to Section 10.06(b) reflecting such assignment within two Business Days of the date on which the applicable assignee executes and delivers such Assignment and Assumption to such Lender, then such Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of such Lender, whereupon such assignment shall become effective upon payment to such Lender of all amounts owing to such Lender under clause (B) or (C) above (which amounts shall be calculated by the Administrative Agent and shall be conclusive absent manifest error) and compliance with the other applicable requirements pursuant to Section 10.06(b).

Notwithstanding anything in this Section to the contrary, any Revolving Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Lender (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit.

A Lender shall not be required to make any such assignment if, prior to the date of delivery of an assignment and assumption executed by the applicable assignee, as a result of an unconditional, permanent waiver by such Lender (including any action taken by such Lender pursuant to clause (a) above), the circumstances entitling the Borrower to replace such Lender cease to apply.

Section 3.08         Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and repayment of all other Senior Credit Obligations hereunder.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01         Conditions to Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make any Credit Extension hereunder on the Closing Date was subject to the satisfaction or waiver of the following conditions precedent, each of which was satisfied on or prior to the Closing Date:

(a)          Executed Loan Documents. Receipt by the Administrative Agent (or its counsel) of duly executed counterparts from each party thereto of: (i) the First Amended and Restated Credit Agreement, (ii) the Notes (to the extent requested), (iii) the Guaranty Agreement (or an affirmation thereof in form and substance reasonably satisfactory to the Administrative Agent) and (iv) the Security Agreement (or an affirmation thereof in form and substance reasonably satisfactory to the Administrative Agent).

(b)          Organization Documents. After giving effect to the transactions contemplated hereby as of the Closing Date, the Administrative Agent shall have received: (i) a copy of the Organization Documents, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization to the extent applicable; (ii) a certificate as to the good standing (or comparable status) of each Loan Party from such Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization, as of a recent date; (iii) a certificate of the Secretary or Assistant Secretary or other applicable Responsible Officer of each Loan Party dated the Closing Date and certifying (A) that, in the case of the Borrower and any Domestic Guarantor, the Organization Documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing or comparable status from its jurisdiction of organization furnished pursuant to clause (ii) above and remains in full force and effect; (B) that attached thereto is a true and complete copy of the Organization Documents as in effect on the Closing Date and at all times since the date of the resolutions described in clause (C) below or certifying that such Organization Documents have not been amended since such date, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is to be a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and are the only resolutions authorizing the execution, delivery and performance of the Loan Documents; and (D) as to the incumbency and specimen signature of each Responsible Officer executing any Loan Document; and (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or other applicable Responsible Officer executing the certificate pursuant to clause (iii) above.

(c)          Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower on behalf of each Loan Party, confirming compliance with the conditions precedent set forth in Sections 4.01(f), (g), (m) and (o).

(d)          Opinion of Counsel. On the Closing Date, the Administrative Agent shall have received a written opinion of (i) Goodwin Procter LLP, counsel to the Loan Parties and (ii) to the extent any Loan Party is not organized under the laws of the State of New York, the Commonwealth of Massachusetts or the State of Delaware, counsel to such Loan Party, in each case addressed to the Administrative Agent, Collateral Agent and each Lender, dated the Closing Date, in a form reasonably satisfactory to the Administrative Agent.

(e)          Indebtedness. After giving effect to the Transactions and the other transactions contemplated by the First Amended and Restated Credit Agreement, none of the Borrower or any of its Restricted Subsidiaries shall have outstanding any Indebtedness for borrowed money other than (i) the Loans and Credit Extensions hereunder, (ii) the Borrower’s Convertible Senior Notes, (iii) the Indebtedness owed to the Borrower or any Guarantor and (iv) the Indebtedness set forth on Schedule 7.01.

(f)          Consummation of the Refinancing. The outstanding interest, principal, fees and other amounts owing to the Existing Lenders under the existing Credit Agreement immediately prior to the Closing Date (other than standby Letters of Credit issued and outstanding immediately prior to the Closing Date under such existing Credit Agreement) shall have been paid in their entirety.

(g)          Consummation of the Gadea Acquisition. The Gadea Acquisition shall have been consummated substantially simultaneously with the funding of the Term Loans hereunder on the date of the consummation of the Acquisition, in accordance with the terms and conditions of the Gadea Acquisition Agreement.

(h)          Perfection of Personal Property Security Interests and Pledges; Search Reports. On or prior to the Closing Date, the Collateral Agent shall have received:

(i)          a Perfection Certificate executed by each Loan Party;

(ii)         appropriate financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local Law) authenticated and authorized for filing under the UCC or other applicable local law of each jurisdiction in which the filing of a financing statement or giving of notice may be required, or reasonably requested by the Collateral Agent, to perfect the security interests intended to be created by the Collateral Documents;

(iii)        copies of UCC, United States Patent and Trademark Office and United States Copyright Office, Tax and judgment lien searches or equivalent reports or searches within the United States, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which the Borrower or any Domestic Guarantor is organized or maintains its principal place of business and such other searches within the United States that are required by the Perfection Certificate or that the Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens);

(iv)        all of the Pledged Securities, which Pledged Securities shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Collateral Agent; and

(v)         all other filings and recordings of or with respect to the Collateral Documents and of all other actions in each case to the extent required by such Collateral Documents on or prior to the Closing Date.

(i)          Solvency Certificate. On or prior to the Closing Date, the Borrower shall have delivered or caused to be delivered to the Administrative Agent a solvency certificate from a Financial Officer of the Borrower, substantially in the form of Exhibit K hereto, setting forth the conclusions that, after giving effect to the consummation of the Transactions contemplated herein, the Borrower and its Subsidiaries (on a consolidated basis) are Solvent.

(j)          [Reserved].

(k)          Financial Statements. The Lead Arranger (as of such date) shall have received the financial statements described in Section 5.05(a) of the First Amended and Restated Credit Agreement.

(l)          Payment of Fees. All costs, fees and expenses due and payable to the Administrative Agent, the Collateral Agent and the Lenders in accordance with the First Amended and Restated Credit Agreement on or before the Closing Date shall have been paid, or will be paid, to the extent invoiced in reasonable detail at least three Business Days prior to the Closing Date (which amounts may be offset against, to the extent permitted hereunder, using the proceeds of the Term Loans or the Revolving Loans).

(m)          Representations and Warranties. On the Closing Date, the representations and warranties of the Borrower and the other Loan Parties (after giving effect to the Transactions contemplated herein) contained in Article V of the First Amended and Restated Credit Agreement shall be (i) in the case of representations and warranties qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects.

(n)          Patriot Act. At least three Business Days prior to the Closing Date, each Loan Party shall have provided the documentation and other information concerning such Loan Party to the Administrative Agent and the Lead Arranger (as of such date) as has been reasonably requested in writing at least 10 days prior to the Closing Date by the Administrative Agent (as requested by any Lender to the Administrative Agent) that the Lenders reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

(o)          No Default. No Default or Event of Default shall exist or would result from any proposed Credit Extensions on the Closing Date or from the application of the proceeds thereof.

The documents referred to in this Section 4.01 were delivered to the Administrative Agent no later than the Closing Date. The certificates and opinions referred to in this Section 4.01 were dated the Closing Date.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, or waived each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02         Conditions to All Credit Extensions. The obligation of any Lender to make a Loan on the occasion of any Borrowing, and the obligation of any L/C Issuer to issue (or renew or extend the term of) any Letter of Credit, is subject to the satisfaction or waiver of the following conditions; provided, that, such conditions shall be subject to customary limited condition or funds certain conditionality in the case of Loans entered into in connection with any Limited Conditionality Transaction (excluding, for the avoidance of doubt, the 2016 Incremental Facilities, which shall be subject only to the conditions to effectiveness set forth in Section 3 to Amendment No. 1 to the Second Amended and Restated Credit Agreement):

(a)          Notice. The Borrower shall have delivered (i) in the case of any Revolving Loan, to the Administrative Agent, an appropriate Notice of Borrowing, duly executed and completed, by the time specified in, and otherwise as permitted by, Section 2.02, (ii) in the case of any Letter of Credit, to the applicable L/C Issuer, an appropriate Letter of Credit Request duly executed and completed in accordance with the provisions of Section 2.05 and (iii) in the case of any Swing Line Loan, to the Swing Line Lender, a Swing Line Loan Request, duly executed and completed, by the time specified in Section 2.02(b).

(b)          Representations and Warranties. The representations and warranties of the Borrower and the other Loan Parties contained in Article V of this Agreement and in any other Loan Document, or which are contained in any Compliance Certificate furnished at any time under or in connection herewith, shall be (i) in the case of representations and warranties qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, in each case, on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct on the basis set forth above as of such earlier date. The representations and warranties contained in Section 5.05(b) shall be deemed to refer to the most recent statements furnished after the Closing Date pursuant to Sections 6.01(a) and (b).

(c)          No Default. No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds thereof.

The delivery of each Notice of Borrowing, Swing Line Loan Request and each request for a Letter of Credit shall constitute a representation and warranty by the Loan Parties of the correctness of the matters specified in clauses (b) and (c) above.

Section 4.03         Restatement Effective Date. The effectiveness of this Agreement is subject to the satisfaction or waiver of the following conditions precedent:

(a)          Executed Loan Documents. Receipt by the Administrative Agent (or its counsel) of duly executed counterparts from each party thereto of: (i) Amendment No. 1 to the Second Amended and Restated Credit Agreement, (ii) this Agreement, (iii) the Notes (to the extent requested at least three (3) Business Days prior to the Restatement Effective Date), (iv) the Guaranty Agreement (or an affirmation thereof in form and substance reasonably satisfactory to the Administrative Agent), (v) the Security Agreement (or an affirmation thereof in form and substance reasonably satisfactory to the Administrative Agent) and (vi) the Escrow Agreements.

(b)          Organization Documents. Receipt by the Administrative Agent (or its counsel) of (i) a copy of the Organization Documents, including all amendments thereto, of each Loan Party, certified by the Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization to the extent applicable; (ii) a certificate as to the good standing (or comparable status) of each Loan Party from such Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization, as of a recent date; (iii) a certificate of the Secretary or Assistant Secretary or other applicable Responsible Officer of each Loan Party, dated as of the Restatement Effective Date, and certifying (A) that the Organization Documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing or comparable status from its jurisdiction of organization furnished pursuant to clause (ii) above and remains in full force and effect; (B) that attached thereto is a true and complete copy of the Organization Documents as in effect on the Restatement Effective Date and at all times since the date of the resolutions described in clause (C) below or certifying that such Organization Documents have not been amended since such date; (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body or committee thereof) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents entered into on the Restatement Effective Date to which it is to be a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and are the only resolutions authorizing the execution, delivery and performance of this Agreement and the incurrence of the 2016 Incremental Facilities; and (D) as to the incumbency and specimen signature of each Responsible Officer executing any Loan Document; and (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or other applicable Responsible Officer executing the certificate pursuant to clause (iii) above.

(c)          Officer’s Certificate. Receipt by the Administrative Agent (or its counsel) of a certificate executed by a Responsible Officer of the Borrower on behalf of each Loan Party certifying as to the matters set forth in clauses (f), (g) (in the good faith belief of such Responsible Officer), (i) and (j) below.

(d)          Solvency Certificate. On or prior to the Restatement Effective Date, the Borrower shall have delivered or caused to be delivered to the Administrative Agent a solvency certificate from a Financial Officer of the Borrower, substantially in the form of Exhibit K hereto, setting forth the conclusions that, after giving effect to the consummation of the Transactions contemplated herein, the Borrower and its Subsidiaries (on a consolidated basis) are Solvent.

(e)          Opinion of Counsel. Receipt by the Administrative Agent (or its counsel) of the an executed legal opinion of Goodwin Procter LLP, counsel to the Borrower and its Subsidiaries, dated as of the Restatement Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.

(f)          Refinancing. Substantially concurrently with (and in any event with respect to Indebtedness of the Acquired Business within three business days, or such longer period agreed to by the Lead Arrangers, following) the initial funding of the 2016 Incremental Facilities, all of the existing third party indebtedness for borrowed money of the Acquired Business shall be refinanced or repaid, other than (i) the intercompany loans to finance the applicable Transactions and pay related fees and expenses, (ii) the Seller Notes, (iii) indebtedness of the Acquired Business permitted to remain outstanding under the Acquisition Agreement following the consummation of the Acquisition and (iv) certain other indebtedness that is permitted to remain outstanding after the Restatement Effective Date pursuant to this Agreement.

(g)          Acquisition. The Acquisition shall be consummated pursuant to the Acquisition Agreement, substantially concurrently with (and in any event within three business days, or such longer period agreed to by the Lead Arrangers, following) the initial funding of the Incremental Facilities, the making of the Seller Equity Contribution and the making and issuance of the Seller Notes.

(h)          Payment of Fees. All fees and (to the extent invoiced at least three (3) Business Days prior to the Restatement Effective Date) expenses due and payable to the Administrative Agent, the Collateral Agent and the Lenders in accordance with this Agreement and the Fee Letter on or before the Restatement Effective Date shall have been paid, or will be paid (which amounts may be offset against the proceeds of the Term Loans or the Revolving Loans).

(i)          Acquisition Agreement Representations and Specified Representations. On the Restatement Effective Date, the representations and warranties made by or on behalf of the Acquired Business in the Acquisition Agreement as are material to the interests of the Lenders in respect of the 2016 Incremental Facilities (but only to the extent that the Borrower or any of its Affiliates have the right to terminate its or their obligations under the Acquisition Agreement or decline to consummate the Acquisition as a result of a breach of such representations and warranties in the Acquisition Agreement) and the representations and warranties set forth in Sections 5.01, 5.02(x), 5.02(y)(i), 5.04 (and in the case of Sections 5.01, 5.02(x), 5.02(y)(i) and 5.04, related to the entering into and performance of this Agreement), 5.13, 5.17, 5.18, 5.19, 5.20, 5.21 and 5.22, shall be true and correct in all material respects (except that any representation and warranty that is qualified or subject to “Materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the Restatement Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

(j)          No Company Material Adverse Effect. Since the date of the Acquisition Agreement, no Company Material Adverse Effect (as defined in the Acquisition Agreement) shall have occurred and no event shall have occurred that, individually or in the aggregate, with or without notice or the lapse of time, would reasonably be expected to result in a Company Material Adverse Effect.

(k)          Perfection of Personal Property Security Interests and Pledges; Search Reports. Except to the extent permitted to be delivered on a later date pursuant to Section 6.15, on or prior to the Restatement Effective Date, the Collateral Agent shall have received:

(i)          appropriate financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local Law) authenticated and authorized for filing under the UCC or other applicable local law of each jurisdiction in which the filing of a financing statement or giving of notice may be required, or reasonably requested by the Collateral Agent, to perfect the security interests intended to be created by the Collateral Documents; and

(ii)         to the extent not previously delivered, all other filings and recordings of or with respect to the Collateral Documents in each case to the extent expressly required by such Collateral Documents on or prior to the Restatement Effective Date.

(l)          Patriot Act. At least three Business Days prior to the Restatement Effective Date, each Loan Party shall have provided the documentation and other information concerning such Loan Party to the Administrative Agent and the Lead Arrangers as has been reasonably requested in writing at least 10 days prior to the Restatement Effective Date by the Administrative Agent (as requested by any Lender to the Administrative Agent) that the Lenders reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

(m)          Financial Statements. The Lead Arrangers shall have received the financial statements described in Section 5.05(a).

Section 4.04         Escrow Release. The release of the proceeds of the Restatement Effective Date 2016 Incremental Term Loan from Escrow is subject to the satisfaction or waiver of the following conditions precedent:

(a)          Release Notice. The Escrow Agent shall have received the Escrow Release duly executed by the Buyer, and a copy of such Escrow Release shall have been delivered to JPMorgan Chase Bank, N.A., as the funding Lead Arranger.

(b)          Acquisition, Etc. (i) The consummation of the Acquisition pursuant to the Acquisition Agreement, the making of the Seller Equity Contribution, the making and issuance of the Seller Notes and the Refinancing with respect to the Indebtedness of the Acquired Business shall occur no later than one (1) Business Day after the date of such release and (ii) the payment of all fees and expenses described in Section 4.03(h) shall occur on or prior to the date of such release.

(c)          Acquisition Agreement Representations and Specified Representations. On the date of such release, the representations and warranties made by or on behalf of the Acquired Business in the Acquisition Agreement as are material to the interests of the Lenders in respect of the 2016 Incremental Facilities (but only to the extent that the Borrower or any of its Affiliates have the right to terminate its or their obligations under the Acquisition Agreement or decline to consummate the Acquisition as a result of a breach of such representations and warranties in the Acquisition Agreement) and the representations and warranties set forth in Sections 5.01, 5.02(x), 5.02(y)(i), 5.04 (and in the case of Sections 5.01, 5.02(x), 5.02(y)(i) and 5.04, related to the entering into and performance of this Agreement), 5.13, 5.17, 5.18, 5.19, 5.20, 5.21 and 5.22, shall be true and correct in all material respects (except that any representation and warranty that is qualified or subject to “Materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the date of such release with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

(d)          No Company Material Adverse Effect. Since the date of the Acquisition Agreement, no Company Material Adverse Effect (as defined in the Acquisition Agreement) shall have occurred and no event shall have occurred that, individually or in the aggregate, with or without notice or the lapse of time, would reasonably be expected to result in a Company Material Adverse Effect.

(e)          Officer’s Certificate. JPMorgan Chase Bank, N.A. as the funding Lead Arranger (or its counsel) shall have received a certificate executed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions precedent set forth in Sections 4.04(b) through (d).

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that on and as of each of the Closing Date, the Second Amended and Restated Effective Date and the Restatement Effective Date and after giving effect to the making of the Loans and the other financial accommodations on such date on and as of each date as required by Section 4.01, 4.02 or 4.03:

Section 5.01         Existence, Qualification and Power. The Borrower and each of its Restricted Subsidiaries (i) is duly organized or formed, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate or other organizational power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own its assets and carry on its business as presently conducted except to the extent that failure to possess such governmental licenses, authorizations, consents and approvals would not reasonably be expected to have a Material Adverse Effect and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.02         Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party (x) have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action, and (y) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject except in the case of this clause (ii) any such conflict, breach or contravention that would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect or (iii) violate any Law, except in any case for such violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.03         Governmental Authorization; Other Consents. Except for (i) filings necessary to perfect the Liens in favor of the Collateral Agent in the Collateral, (ii) consents, authorizations, notices, approvals and exemptions that have been obtained prior to or as of the Closing Date and (iii) consents, authorizations, notices, approvals and exemptions, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which it is a party.

Section 5.04         Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, examinership, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law) (clauses (i) and (ii) being the “Enforceability Limitations”).

Section 5.05         Financial Condition; No Material Adverse Effect.

(a)          Financial Statements. Each of the financial statements of the Borrower and its subsidiaries delivered to the Lead Arrangers for the fiscal years ended December 31, 2013, December 31, 2014 and December 31, 2015 (x) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (y) fairly present in all material respects the financial condition of the Borrower and its subsidiaries as of the date thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and, in the case of unaudited financial statements, the absence of footnotes and year-end adjustments. The unaudited consolidated financial statements of the Borrower and its subsidiaries for the quarter ended March 31, 2016, (x) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and, in the case of unaudited financial statements, the absence of footnotes and year-end audit adjustments and (y) fairly present in all material respects the financial condition of the Borrower and its subsidiaries, as of the respective dates thereof and their respective results of operations for the respective periods covered thereby in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein and, in the case of unaudited financial statements, the absence of footnotes and year-end audit adjustments.

(b)          Post-Closing Financial Statements. After the Closing Date, the financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 6.01(a) have been prepared in accordance with GAAP (except as noted therein) and present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower and its Subsidiaries as of the dates and for the period to which they relate. After the Closing Date, the unaudited financial statements the Borrower and its Subsidiaries delivered pursuant to Section 6.01(b) have been prepared in accordance with GAAP (except as noted therein and for year-end audit adjustments and absence of footnotes) and present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower and its Subsidiaries as of the dates and for the period to which they relate.

(c)          Material Adverse Change. Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06         Litigation. There are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

Section 5.07         Ownership of Property, Liens.

(a)          Generally. Each Loan Party has good title to, valid leasehold interests in, or licenses in, all its property material to its business and Mortgaged Property, free and clear of all Liens, except for Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The property of the Loan Parties, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear and damage by casualty excepted) and (ii) constitutes all the property which is required for the business and operations of the Loan Parties as presently conducted, in each case, to the extent that it would not be reasonably likely to have a Material Adverse Effect.

(b)          Real Property. Schedules 7(a) and 7(b) to the Perfection Certificate dated the Closing Date contain a true and complete list as of the Closing Date (after giving effect to the consummation of the Acquisition) of each interest in material real property owned by any Loan Party as of the Closing Date. Except as described in Schedule 7(b) thereto (as updated from time to time pursuant to the terms hereof and the other Loan Documents): (i) no Loan Party has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described in Schedule 7(a) thereto and (ii) no Loan Party has any material Leases which require the consent of the landlord, tenant or other party thereto to the Transactions.

(c)          No Casualty Event. No Loan Party has received any notice of the occurrence of any Casualty Event affecting all or any portion of its property, except for any such Casualty Event as would not reasonably be expected to result in a Material Adverse Effect. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act or otherwise reasonably acceptable to the Administrative Agent has been obtained in accordance with Section 6.05.

Section 5.08         Environmental Matters. Except for any matters which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(a)          Each of the Borrower and each of its Restricted Subsidiaries are in compliance with applicable Environmental Law;

(b)          Each of the Borrower and each of its Restricted Subsidiaries has obtained, or has applied in a timely manner for, all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law;

(c)          There has been no Release or, to the knowledge of any of the Borrower or any of its Restricted Subsidiaries, threatened Release of Hazardous Material on, at, under or from any real property or facility presently or, to the knowledge of the Borrower and each of its Restricted Subsidiaries, formerly owned, leased or operated by the Borrower or any of its Restricted Subsidiaries or their predecessors in interest that could reasonably be expected to result in Environmental Liability;

(d)          There is no Environmental Liability pending or, to the knowledge of any of the Borrower or any of its Restricted Subsidiaries, threatened against any of the Borrower or any of its Restricted Subsidiaries;

(e)          Neither the Borrower nor any of its Restricted Subsidiaries is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and none of them is conducting or financing, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any location; and

(f)          No Lien has been recorded or, to the knowledge of any of the Borrower or any of its Restricted Subsidiaries, threatened under any Environmental Law with respect to any real property or other assets of any of the Borrower or any of its Restricted Subsidiaries.

Section 5.09         Insurance. The properties of the Borrower and each of its Restricted Subsidiaries are insured with insurance companies that the Borrower believes are financially sound and reputable that are not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are prudent in the reasonable business judgment of the Borrower’s officers.

Section 5.10         Taxes.

(a)          The Borrower and each of its Subsidiaries have each timely filed, or caused to be filed, all federal, state, provincial, local and foreign Tax returns required to be filed, and paid all Taxes owing by it (including in their capacity as a withholding agent), whether or not shown on any such Tax returns, except (a) Taxes the validity or the amount of which are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (b) to the extent that the failure to so file or so pay could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries knows of any pending investigation, Tax audit or deficiencies of any of the Borrower or any of its Subsidiaries by any taxing authority or proposed Tax assessments against any of the Borrower or any of its Subsidiaries that would, individually or in the aggregate, if made, result in a Material Adverse Effect.

(b)          Neither the Borrower nor any of its Subsidiaries has ever “participated” in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

Section 5.11         ERISA; Foreign Pension Plans; Employee Benefit Arrangements.

(a)          ERISA.

(i)          Except as would not reasonably be expected to have a Material Adverse Effect, there are no Unfunded Liabilities (A) with respect to the Borrower or any of its Restricted Subsidiaries and (B) with respect to any ERISA Affiliate; provided that for purposes of this Section 5.11(a)(i)(B) only, Unfunded Liabilities means the amount (if any) by which the projected benefit obligation exceeds the value of the plan’s assets as of its last valuation date using the actuarial assumptions and methods being used by the plan’s actuaries for making such determination.

(ii)         Each Plan and Employee Benefit Arrangement, other than a Multiemployer Plan, complies in all respects with the applicable requirements of ERISA and the Code (including pursuant to any applicable correction procedures under applicable Law, as appropriate), and each of the Borrower and each of its Restricted Subsidiaries complies in all respects with the applicable requirements of ERISA and the Code with respect to all Multiemployer Plans to which it contributes, except, in each case, to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

(iii)        Except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

(iv)        Neither the Borrower nor any of its Restricted Subsidiaries: (A) is or has been within the last six years a party to any Multiemployer Plan; or (B) has completely or partially withdrawn from any Multiemployer Plan, in each case, that would not reasonably be expected to have a Material Adverse Effect.

(v)         Neither the Borrower nor any of its Restricted Subsidiaries has any contingent liability with respect to any postretirement benefit under a Welfare Plan that could reasonably be expected to have a Material Adverse Effect.

(b)          Foreign Pension Plans. Each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Restricted Subsidiaries has incurred any obligation in an amount that would reasonably be expected to have a Material Adverse Effect in connection with the termination of or withdrawal from any Foreign Pension Plan.

(c)          Employee Benefit Arrangements.

(i)          All liabilities under the Employee Benefit Arrangements are (A) funded to at least the minimum level required by Law or, if higher, to the level required by the terms governing the Employee Benefit Arrangements, (B) insured with a reputable insurance company, (C) provided for or recognized in the financial statements most recently delivered to the Administrative Agent pursuant to Section 6.01 hereof or (D) estimated in the formal notes to the financial statements most recently delivered to the Administrative Agent pursuant to Section 6.01 hereof, where such failure to fund, insure, provide for, recognize or estimate the liabilities arising under such arrangements could reasonably be expected to have a Material Adverse Effect.

(ii)         There are no circumstances which may give rise to a liability in relation to the Employee Benefit Arrangements which are not funded, insured, provided for, recognized or estimated in the manner described in clause (i) above and which could reasonably be expected to have a Material Adverse Effect.

(iii)        The Borrower and each of its Restricted Subsidiaries is in compliance with all applicable Laws, trust documentation and contracts relating to the Employee Benefit Arrangements (including pursuant to any applicable procedures under applicable Law, as appropriate), except as would not reasonably be expected to have a Material Adverse Effect.

Section 5.12         Subsidiaries; Equity Interests. Schedule 5.12 sets forth a complete and accurate list as of the date of consummation of the Acquisition of all Subsidiaries of the Borrower. Schedule 5.12 sets forth as of the date of consummation of the Acquisition the jurisdiction of formation of each such Subsidiary, whether each such Subsidiary is a Guarantor, the number and percentage of outstanding shares of each class of Equity Interests of each such Subsidiary owned (directly or indirectly) by any Person and the number and effect, if exercised, of all Equity Equivalents with respect to Equity Interests of each such Subsidiary. All the outstanding Equity Interests of each Restricted Subsidiary of the Borrower are validly issued, fully paid and non-assessable (to the extent applicable and except as may arise under mandatory, nonwaivable provisions of applicable law) and were not issued in violation of the preemptive rights of any shareholder and, as of the Restatement Effective Date, those owned by the Loan Parties directly are free and clear of all Liens (other than those arising under the Collateral Documents). Other than as set forth on Schedule 5.12, as of the date of consummation of the Acquisition, no such Restricted Subsidiary has outstanding any Equity Equivalents nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Equity Interests.

Section 5.13         Margin Regulations; Investment Company Act.

(a)          Neither the Borrower nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U. Margin Stock does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Consolidated Subsidiaries. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, the Exchange Act or Regulation T, U or X.

(b)          Neither the Borrower nor any of its Restricted Subsidiaries is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended.

Section 5.14         Disclosure. No written financial statement, certificate or other information (other than projections, budgets, estimates and other forward looking information or information of a general or industry specific nature), furnished in writing concerning the Borrower, the Acquired Business or any of their Restricted Subsidiaries by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in light of the circumstances under which they were made. With respect to projections, budgets, estimates and other forward-looking information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable by the preparer thereof at the time made (it being understood and agreed that projections as to future events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material and that the Loan Parties make no representation that such projections will in fact be realized).

Section 5.15         Compliance with Law. Each of the Borrower and its Restricted Subsidiaries is in compliance with all requirements of Law applicable to it or to its properties, except for any such failure to comply which could not reasonably be expected to cause a Material Adverse Effect. To the knowledge of the Loan Parties, neither the Borrower nor any of its Restricted Subsidiaries nor any of their respective material properties or assets is in default with respect to any judgment, writ, injunction, decree or order of any court or other Governmental Authority which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. As of the Restatement Effective Date, neither the Borrower nor any of its Restricted Subsidiaries has received any written communication from any Governmental Authority that alleges that any of the Borrower or any of its Restricted Subsidiaries is not in compliance in any material respect with any Law, except for allegations that have been satisfactorily resolved and are no longer outstanding or which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.16         Intellectual Property. Each of the Borrower and each of its Restricted Subsidiaries owns, or possesses the right to use, all of the Intellectual Property that is reasonably necessary for the operation of its respective business, without conflict (to the knowledge of the Loan Parties) with the rights of any other Person except for those conflicts which could not reasonably be expected to have a Material Adverse Effect.

Section 5.17         Use of Proceeds. The proceeds of (a) the Term Loans funded on the Closing Date were used by the Borrower or its Subsidiaries on the Closing Date to consummate the applicable Transactions and to pay related costs and expenses, (b) the 2016 Incremental Facilities funded on the Restatement Effected Date will be used by the Borrower and its Subsidiaries on the Restatement Effective Date to consummate the applicable Transactions and to pay related costs and expenses and, to the extent any proceeds remain after such application, for general corporate purposes, including, working capital needs, Permitted Acquisitions, Investments, capital expenditures and other corporate purposes of the Borrower and its Subsidiaries, it being understood that except as otherwise agreed by the Lead Arrangers, proceeds of the 2016 Incremental Facilities shall be credited on the Restatement Effective Date to an account of the Borrower maintained at JPMorgan Chase Bank, N.A. for remittance to the Borrower’s designated hedge counterparty to be exchanged into Euros, which Euro proceeds shall be credited on the Restatement Effective Date to an account of the Buyer maintained at JPMorgan Chase Bank, N.A. for remittance to the Seller on the date of the consummation of the Acquisition, and that such accounts at JPMorgan Chase Bank, N.A. shall be subject to the escrow and release arrangements set forth in the respective Escrow Agreements and Section 4.04 (the “Escrow”), (c) Incremental Loans, the Revolving Loans and the Swing Line Loans will be used by the Borrower after the Closing Date, including on or after the Restatement Effective Date, to provide for ongoing working capital requirements of the Borrower and its Subsidiaries and for general corporate purposes, including Permitted Acquisitions, Investments and Restricted Payments hereunder (provided that, in no event shall any Incremental Loans be used to make a Junior Debt Payment) and (d) the Letters of Credit will be used by the Borrower and its Subsidiaries for general corporate purposes.

Section 5.18         Solvency. On the Restatement Effective Date, the Borrower and its Subsidiaries (on a consolidated basis) are Solvent.

Section 5.19         Collateral Documents.

(a)          Article 9 Collateral. The Security Agreement, when executed and delivered, is effective to create in favor of the Collateral Agent, for the benefit of the Finance Parties, a legal, valid and enforceable security interest in the Collateral described therein and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate and the Pledged Securities are delivered to the Collateral Agent, the Security Agreement shall constitute a fully perfected Lien on all right, title and interest of the grantors thereunder in such of the Collateral in which a security interest can be perfected under Article 9 of the UCC by filing or by possession thereof, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens, and except for (i) certain items of Collateral with respect to which such Lien may be perfected only by possession thereof where the failure of the Collateral Agent to have possession thereof is expressly permitted pursuant to the Security Agreement and (ii) certain items of Collateral located in or otherwise subject to foreign law where the grant of a Lien or priority and perfection thereof in accordance with the UCC may not be recognized or enforceable.

(b)          Intellectual Property. When financing statements in the appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Patent Security Agreement, substantially in the form of Exhibit II to the Security Agreement, and the Trademark Security Agreement, substantially in the form of Exhibit III to the Security Agreement, is filed in the United States Patent and Trademark Office and the Copyright Security Agreement, substantially in the form of Exhibit IV to the Security Agreement, is filed in the United States Copyright Office, then, to the extent that Liens may be perfected by such filings, the Security Agreement shall constitute a fully perfected Lien on all right, title and interest of the grantors thereunder in the United States patents, trademarks, copyrights, licenses and other intellectual property rights covered in such agreements, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on U.S. issued patents, patent applications, registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Closing Date).

(c)          Status of Liens. The Collateral Agent, for the benefit of the Finance Parties, has the Liens provided for in the Collateral Documents and, subject to the filing by the Collateral Agent of continuation statements to the extent required by the UCC and to the qualifications and limitations set forth in clauses (a) and (b) above, the Collateral Documents are sufficient to constitute valid and continuing liens of record and first priority perfected security interests in all the Collateral (other than Permitted Liens) referred to therein, except (i) as priority may be affected by Permitted Liens as a result of the Collateral Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents, (ii) for certain items of Collateral located in or otherwise subject to foreign law where the grant of a Lien or priority and perfection thereof in accordance with the UCC may not be recognized or enforceable and (iii) exceptions to perfection set forth in the Collateral Documents.

(d)          Mortgages. Each Mortgage, when executed and delivered, is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Finance Parties, legal, valid and enforceable first priority Liens on all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Liens, and when the Mortgages are filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Section 6.09, the Mortgages shall constitute fully perfected Liens on all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than Permitted Liens.

Section 5.20         Senior Indebtedness. The Senior Credit Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any Subordinated Indebtedness.

Section 5.21         Anti-Money Laundering and Economic Sanctions Laws.

(a)          No Loan Party, Acquired Business nor any Subsidiary of the foregoing and, to the knowledge of the Borrower, none of the respective officers, directors or agents of such Loan Party, Acquired Business or Subsidiary has violated or is in violation of any applicable Anti-Money Laundering Laws.

(b)          No Loan Party, Acquired Business nor any Subsidiary of the foregoing, nor, to the knowledge of the Borrower, any director, officer, employee, agent, Affiliate or representative of such Loan Party, Acquired Business or Subsidiary (each, a “Specified Person”) is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions or (b) located, organized or resident in a Designated Jurisdiction.

(c)          The Borrower will not use, directly or indirectly, any proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Person for the purpose of financing the activities of or with any Person or in any country or territory that, at the time of funding, is an Embargoed Person or is the subject of Sanctions, unless such activities are authorized under the applicable Sanctions.

(d)          No Loan Party, nor any of its Subsidiaries and, to the knowledge of the Borrower, none of the respective officers, directors, brokers or agents of such Loan Party or Subsidiary acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Sanction or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the applicable prohibitions set forth in any Economic Sanctions Laws.

(e)          Each of the Loan Parties, the Acquired Business and their respective Subsidiaries is in compliance in all material respects with and has not committed any material violation of applicable law or regulation, permit, order or other decision or requirement having the force or effect of law or regulation of any governmental entity concerning the importation of products, the exportation or re-exportation of products (including technology and services), the terms and conduct of international transactions and the making or receiving of international payments, including, as applicable, the Tariff Act of 1930, as amended, and other laws, regulations and programs administered or enforced by U.S. Customs and Border Protection and U.S. Immigration and Customs Enforcement, and their predecessor agencies, the Export Administration Act of 1979, as amended, the Export Administration Regulations, the International Emergency Economic Powers Act, as amended, the Trading With the Enemy Act, as amended, the Arms Export Control Act, as amended, the International Traffic in Arms Regulations, Executive Orders of the President regarding embargoes and restrictions on transactions with designated entities, the embargoes and restrictions administered by OFAC, the anti-boycott laws administered by the U.S. Department of Commerce and the anti-boycott laws administered by the U.S. Department of the Treasury.

Section 5.22         Anti-Corruption Laws. None of the Borrower and its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of such Loan Party or Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA or any other applicable anti-corruption laws. The Borrower, and its Subsidiaries and their respective Affiliates have conducted their businesses in compliance, in all material respects, with applicable anti-corruption laws and the FCPA and will maintain policies and procedures designed to promote and achieve compliance, in all material respects, with such laws and with the representation and warranty contained herein. The Borrower will not use, directly or indirectly, any proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Person, in violation of the FCPA or any other applicable anti-corruption laws.

Section 5.23         No Default. Neither the Borrower nor any Subsidiary thereof is in default under or with respect to any Material Indebtedness that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.24         Labor Relations. There are no grievances, disputes or controversies with any union or other organization of the Borrower’s or any Subsidiary’s employees, or, to the Borrower’s knowledge, any threatened strikes, work stoppages or demands for collective bargaining, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

ARTICLE VI.

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, terminated or been Cash Collateralized and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 6.01         Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, on behalf of each Lender:

(a)          within ninety (90) days after the end of each fiscal year of the Borrower, an audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows for the Borrower and its Consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, with such audited balance sheet and related consolidated financial statements reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)          within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, commencing with the quarter ending June 30, 2015, a condensed consolidated balance sheet and related statements of income or operations and cash flows for the Borrower and its Consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)          concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate of a Financial Officer of the Borrower (x) with respect to clauses (a) and (b) (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) demonstrating compliance with the financial covenant set forth in Section 7.10 and (b) with respect to clause (a), setting forth in reasonable detail the calculation of the Excess Cash Flow;

(d)          concurrently with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, calculations reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(e)          concurrently with the delivery of financial statements under clause (a) above, supplements to the exhibits to the Perfection Certificate specifying any changes to such exhibits since the previous updating required hereby (provided that if there have been no changes to any such exhibits since the previous updating required thereby, the Borrower shall indicate that there has been “no change” to the applicable exhibits);

(f)          as soon as available, but in any event not more than seventy-five (75) days after the end of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement (or statement of operations) and cash flow statement) of the Borrower for each quarter of the fiscal year then in progress as customarily prepared by management of the Borrower for its internal use;

(g)          promptly after any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as may be reasonably requested by the Administrative Agent or by any Lender through the Administrative Agent, subject, in all respects to any confidentiality and/or legal privilege; and

(h)          promptly upon an ERISA Event or upon request by the Administrative Agent, the most recently prepared actuarial reports in relation to the Employee Benefit Arrangements for the time being operated by the Borrower or any of its Restricted Subsidiaries which are prepared in order to comply with the then current statutory or auditing requirements within the relevant jurisdiction. Promptly upon request by the Administrative Agent, the Borrower shall also furnish the Administrative Agent and the Lenders with such additional information concerning any Plan, Foreign Pension Plan or Employee Benefit Arrangement as may be reasonably requested, including, but not limited to, with respect to any Plans, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).

Section 6.02         Notices of Material Events. The Borrower will, upon knowledge thereof by a Responsible Officer, furnish to the Administrative Agent prompt written notice of the following:

(a)          the occurrence of any Default;

(b)          the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that would reasonably be expected to result in a Material Adverse Effect;

(c)          the occurrence of any ERISA Event or Foreign Benefit Event that, alone or together with any other ERISA Events or Foreign Benefit Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d)          any other development that results in, or would reasonably be expected to have a Material Adverse Effect.

Section 6.03         Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; except in each case to the extent (other than with respect to the preservation of the existence of the Borrower) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or pursuant to any merger, consolidation, liquidation, dissolution or Disposition permitted by Article VII.

Section 6.04         Payment of Obligations. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 6.05         Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business, including the Mortgaged Property, in good working order and condition, ordinary wear and tear excepted, except if the failure to so keep and maintain would not reasonably be expected to have a Material Adverse Effect and (b) maintain with carriers that the Borrower believes are financially sound and reputable (i) insurance in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are prudent in the reasonable business judgment of the Borrower’s officers and (ii) all insurance required pursuant to the Mortgages; provided that, notwithstanding the foregoing, in no event shall the Borrower or any Restricted Subsidiary be required to obtain or maintain insurance that is more restrictive than its normal course of practice (it being understood that if any Mortgaged Property is in a flood hazard area, such evidence of flood insurance shall be in such amounts and in such form as reasonably acceptable to the Administrative Agent). Each such policy of insurance shall as appropriate, (i) name the Collateral Agent as an additional insured thereunder as its interests may appear and/or (ii) in the case of each casualty insurance policy, contain a mortgagee/loss payable clause or endorsement that names the Collateral Agent as the mortgagee/loss payee thereunder.

Section 6.06         Books and Records; Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and applicable law are made of all material financial dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent (pursuant to a request made through the Administrative Agent), at reasonable times upon reasonable prior notice (but not more than once annually if no Event of Default shall exist), to visit and inspect its properties, to examine and make extracts from its books and records, including examination of its environmental assessment reports and Phase I or Phase II studies, if any, and to discuss its affairs, finances and condition with its officers, all at such reasonable times, as often as reasonably requested and at the expense of the Borrower. The Borrower acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Borrower and its Restricted Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders.

Section 6.07         Compliance with Laws. The Borrower will, and will cause the Acquired Business and each Subsidiary of the foregoing, to comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, in each case except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 6.08         Use of Proceeds. The Borrower has or will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 5.17. No part of the proceeds of any Loan have or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.

Section 6.09         Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances.

(a)          Within the time periods specified in the last paragraph of this Section 6.09, after (i) any Person becomes a Restricted Subsidiary that is not an Excluded Subsidiary or (ii) any Excluded Subsidiary that is not an Unrestricted Subsidiary ceases to be an Excluded Subsidiary (each, a “New Loan Party”) (including, in each case, for the avoidance of doubt, a Restricted Subsidiary that is no longer an Excluded Subsidiary), in each case, the Borrower shall provide the Administrative Agent with written notice thereof shall cause each such New Loan Party to deliver to the Administrative Agent (x) a guaranty or a joinder to the Guaranty Agreement in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the Finance Parties’ obligations under the Finance Documents and (y) a joinder to all applicable Collateral Documents then in existence, in each case as specified by, and in form and substance reasonably satisfactory to, the Administrative Agent, securing payment of all the Finance Obligations of such Subsidiary under the Finance Documents to be accompanied by appropriate corporate resolutions, other corporate documentation and customary legal opinions as may be reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent and its counsel.

(b)          The Borrower will cause, and will cause each other Loan Party to cause, all of its owned personal property to be subject at all times to perfected Liens in favor of the Collateral Agent for the benefit of the Finance Parties to secure the Finance Obligations in accordance with the terms and conditions of the Collateral Documents on a first priority basis, subject to no other Liens other than Permitted Liens. Without limiting the generality of the foregoing, the Borrower (i) will cause 100% of the issued and outstanding Equity Interests of each Subsidiary directly owned by the Borrower or any other Loan Party to be subject at all times to a perfected Lien on a first priority basis, subject to Permitted Liens, in favor of the Administrative Agent to secure the Finance Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request and (ii) will, and will cause each other Loan Party to, deliver Mortgages with respect to each Mortgaged Property, together with Mortgage Instruments.

(c)          Without limiting the foregoing, the Borrower will, and will cause each other Loan Party to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Borrower.

(d)          If any asset constituting Collateral is acquired by a Loan Party after the Closing Date (other than assets constituting Collateral under the Collateral Documents that become subject to the Lien in favor of the Collateral Agent upon acquisition thereof), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Borrower will cause such Collateral to be subject to a Lien securing the Finance Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in clause (c) above, all at the expense of the Borrower; provided that, with respect to Equity Interests, such actions will be limited to those specified in clause (b) above.

(e)          Notwithstanding the foregoing, with respect to any property, including Mortgaged Property, acquired after the Closing Date or with respect to any New Loan Party, the Loan Parties shall have ninety (90) days after the acquisition thereof or such Person becomes a New Loan Party (or such later date as may be agreed upon by the Administrative Agent in the exercise of its reasonable discretion with respect thereto) to take the actions required by this Section.

Section 6.10         Designation of Subsidiaries. The Borrower may, at any time from and after the Closing Date, designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower shall be in compliance with the covenants set forth in Section 7.10 on a Pro Forma Basis in accordance with Section 1.03(c) (and as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance) and (iii) if a Restricted Subsidiary is being designated as an Unrestricted Subsidiary hereunder, such Restricted Subsidiary, together with all other Unrestricted Subsidiaries as of such date of designation, must not have contributed greater than 10% of the Borrower’s Consolidated EBITDA (calculated inclusive of all Unrestricted Subsidiaries), as of the most recently ended fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 6.01. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the applicable Loan Party therein at the date of designation in an amount equal to the fair market value of the applicable Loan Party’s investment therein (as determined in good faith by the Borrower). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the applicable Loan Party in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s Investment in such Subsidiary. Notwithstanding the foregoing, neither the Borrower nor any direct or indirect parent company of the Borrower shall be permitted to be an Unrestricted Subsidiary.

Section 6.11         Ratings. Until the Term Loans are paid in full and terminated in accordance with this Agreement, the Borrower shall use commercially reasonable efforts to cause (x) S&P and Moody’s to continue to issue ratings for the Term Loans, (y) Moody’s to continue to issue a corporate family rating (or the equivalent thereof) of the Borrower and (z) S&P to continue to issue a corporate credit rating (or the equivalent thereof) of the Borrower (it being understood, in each case, that such obligation shall not require the Borrower to maintain a specific rating).

Section 6.12         Compliance with Environmental Laws. Each of the Loan Parties and Restricted Subsidiaries will comply, and use commercially reasonable efforts to cause all lessees and other Persons occupying real property of any Loan Party to comply, with all Environmental Laws and Environmental Permits applicable to its operations, real property and facilities; obtain and renew all material Environmental Permits applicable to its operations, real property and facilities; and conduct all investigations, response and other corrective actions to address the Release or threat of Release of Hazardous Materials to the extent required by, and in accordance with, Environmental Laws, except in each case for any such failure which would not be reasonably expected to have a Material Adverse Effect; provided that no Loan Party or Restricted Subsidiary shall be required to undertake any such action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 6.13         Lender Calls. The Borrower shall cause one of its Responsible Officers or any other appropriate representatives, upon the request of the Administrative Agent or the Required Lenders, to participate in a conference call with the Administrative Agent and Lenders once during each fiscal year.

Section 6.14         Sanctions. The Borrower will ensure that no Acquired Business unlawfully (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Sanction or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the applicable prohibitions set forth in any Economic Sanctions Laws.

Section 6.15         Post-Closing Obligations. Within forty-five (45) days following the Restatement Effective Date (or such longer period as may be agreed by the Administrative Agent in its sole discretion) the Borrower shall cause the capital stock of each material wholly-owned Domestic Subsidiary of the Acquired Business to be transferred in the capital structure of the Borrower such that it is no longer owned by a CFC. Within five (5) Business Days thereafter (or such longer period as may be agreed by the Administrative Agent in its sole discretion) the Borrower shall deliver (or caused to be delivered) the appropriate documentation to the Administrative Agent for the perfection of the security interest in the capital stock of each such material wholly-owned Domestic Subsidiary of the Acquired Business and to take such actions as to otherwise comply with the provisions of Section 6.09, regarding each such material wholly-owned Domestic Subsidiary as a New Loan Party.

ARTICLE VII.

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired, terminated or been Cash Collateralized and all L/C Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 7.01         Indebtedness. The Borrower will not, and will not permit any Restricted
Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)          the Finance Obligations;

(b)          Indebtedness existing on the date of consummation of the Acquisition and set forth in Schedule 7.01 and any Permitted Refinancing Indebtedness in respect thereof;

(c)          Indebtedness of the Borrower to any Subsidiary and of any Restricted Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness of any Restricted Subsidiary that is not a Loan Party to any Loan Party shall be subject to, and shall comply with, clause (i) of the proviso set forth in Section 7.04(d);

(d)          Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of (i) the Borrower or (ii) any Subsidiary; provided that, in the case of clause (ii), the aggregate amount of Indebtedness and other payment obligations (other than in respect of any overdrafts and related liabilities arising in the ordinary course of business from treasury, depository and cash management services or in connection with any automated clearing-house transfer of funds) of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be permitted under clause (i) of the proviso set forth in Section 7.04(d);

(e)          Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction, repair or improvement of any fixed or capital assets, including Capital Lease Obligations, Synthetic Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Permitted Refinancing Indebtedness in respect thereof; provided that (i) such Indebtedness (but not any Permitted Refinancing Indebtedness in respect thereof) is incurred prior to or within 270 days after such acquisition or the completion of such construction, repair or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed, on a Pro Forma Basis determined in accordance with Section 1.03(c), immediately after giving effect to the issuance or incurrence of such Indebtedness the greater of (x) $20,000,000 and (y) 25% of Consolidated EBITDA for the most recently completed Test Period, at any time outstanding;

(f)          Indebtedness of the Borrower or any Restricted Subsidiary as an account party in respect of trade letters of credit in the ordinary course of business;

(g)          Indebtedness owed in respect of any services covered by Secured Cash Management Agreements and any other Indebtedness in respect of netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds;

(h)          Indebtedness under bid bonds, performance bonds, surety bonds and similar obligations, in each case, incurred by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such bid bonds, performance bonds, surety bonds and similar obligations;

(i)          Indebtedness of the Borrower or any Restricted Subsidiary in respect of Swap Agreements entered into not for speculative purposes (i) to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Restricted Subsidiaries) or (ii) in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary;

(j)          Indebtedness of Foreign Subsidiaries, and guarantees thereof by Foreign Subsidiaries, in an aggregate principal amount not to exceed, on a Pro Forma Basis in accordance with Section 1.03(c), immediately after giving effect to the issuance or incurrence of such Indebtedness the greater of (x) $40,000,000 and (y) 30% of Consolidated EBITDA for the most recently completed Test Period, at any time outstanding;

(k)          Guarantees of Indebtedness of directors, officers, employees, consultants, agents and advisors of the Borrower or any of its Restricted Subsidiaries in respect of expenses of such Persons in connection with relocations and other ordinary course of business purposes, if the aggregate amount of Indebtedness so Guaranteed, when added to the aggregate amount of unreimbursed payments theretofore made in respect of such Guarantees and the amount of loans and advances then outstanding under Section 7.04(p), shall not at any time exceed $5,000,000;

(l)          Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties, surety bonds or performance bonds securing the performance of the Borrower or any of its Restricted Subsidiaries pursuant to such agreements, in connection with Permitted Acquisitions, the Acquisition or permitted Dispositions;

(m)         Indebtedness representing installment insurance premiums owing in the ordinary course of business;

(n)          Indebtedness representing deferred compensation, severance, pension, and health and welfare retirement benefits or the equivalent to current and former employees of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business or existing on the Restatement Effective Date;

(o)          unsecured Indebtedness arising out of judgments not constituting an Event of Default;

(p)          Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Restatement Effective Date, or Indebtedness of any Person that is assumed by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in a Permitted Acquisition or other Investment permitted hereunder, and any refinancing, renewal, extension or replacement in respect thereof; provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired and (B) neither the Borrower nor any Restricted Subsidiary (other than such Person or the Restricted Subsidiary with which such Person is merged or consolidated or that so assumes such Person’s Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness;

(q)          Permitted Indebtedness;

(r)          other Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate outstanding principal amount not in excess of the greater of (x) $25,000,000 and (y) 25% of Consolidated EBITDA for the most recently completed Test Period;

(s)          (i) Credit Agreement Refinancing Indebtedness that is not incurred pursuant to a Refinancing Amendment; provided that (A) such Indebtedness is not secured by any property or assets of any Loan Party or any Subsidiary other than the Collateral and (B) the security agreements, if any, relating to such Indebtedness are substantially the same as the Collateral Documents (as determined in good faith by the Borrower and the Administrative Agent) and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(t)          Indebtedness consisting of the Borrower’s Convertible Senior Notes;

(u)         Indebtedness incurred outside of this Agreement consisting of letters of credit, bank guarantees, cash management facilities (including credit card facilities) or hedging obligations in an aggregate principal amount not to exceed the greater of (x) $5,000,000 and (y) 8.75% of Consolidated EBITDA at any one time outstanding; and

(v)         Indebtedness consisting of the Seller Notes and the Note Guaranty.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.01. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

Section 7.02         Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except the following (collectively, “Permitted Liens”):

(a)          Liens created pursuant to any Loan Document;

(b)          Permitted Encumbrances;

(c)          any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the date of consummation of the Acquisition and set forth in Schedule 7.02 and any modifications, renewals and extensions thereof and any Lien granted as a replacement or substitute therefor; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary other than improvements thereon or proceeds from the disposition of such property or asset and (ii) such Lien shall secure only those obligations which it secures on the Restatement Effective Date and any Permitted Refinancing Indebtedness thereof (other than as permitted by Section 7.01);

(d)          any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Restatement Effective Date prior to the time such Person becomes a Restricted Subsidiary (or such merger or consolidation occurs) and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary (other than, in the case of any such merger or consolidation, the assets of any Subsidiary without significant assets that was formed solely for the purpose of effecting such acquisition) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated), as the case may be, and any refinancing, extensions, renewals or replacements thereof that do not increase the outstanding principal amount thereof (other than as permitted by Section 7.01);

(e)          Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 7.01(e) and obligations relating thereto not constituting Indebtedness in respect thereof and (ii) such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary other than improvements thereon or proceeds from the disposition of such property or assets; provided further that in the event Indebtedness under Section 7.01(e) is owed to any Person with respect to financing under a single credit facility of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person under such credit facility;

(f)          (i) Dispositions of assets not prohibited by Section 7.03 and in connection therewith, customary rights and restrictions contained in agreements relating to such Dispositions pending the completion thereof, or in the case of a license, during the term thereof and (ii) any option or other agreement to Dispose any asset not prohibited by Section 7.03;

(g)          in the case of (A) any Subsidiary that is not a wholly-owned Subsidiary or (B) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the Organizational Documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(h)          any interest or title of a lessor under any lease or sublease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and other statutory and common law landlords’ liens under leases;

(i)          any interest or title of a licensor under any license or sublicense entered into by the Borrower or any Restricted Subsidiary as a licensee or sublicensee (A) existing on the Restatement Effective Date or (B) in the ordinary course of its business;

(j)          licenses, sublicenses, leases or subleases granted to other Persons permitted under Section 7.03;

(k)          Liens on earnest money deposits of cash or cash equivalents made, or escrow or similar arrangements entered into, in connection with any Permitted Acquisition or other Investment permitted pursuant to Section 7.04 or other acquisitions not prohibited hereunder;

(l)          Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Loan Parties in the ordinary course of business;

(m)          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(n)          Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;

(o)          Liens on the assets and equity interests of non-Guarantor Foreign Subsidiaries that secure only Indebtedness or other obligations of such non-Guarantor Foreign Subsidiaries permitted hereunder;

(p)          Liens on insurance policies and the proceeds thereof securing Indebtedness permitted by Section 7.01(m);

(q)          Liens (i) of a collection bank arising under Section 4-208 of the UCC (or other applicable Law) on the items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(r)          Liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases entered into by the Borrower or any of its Subsidiaries;

(s)          Liens in favor of Borrower or any Guarantor securing Indebtedness permitted under Section 7.01(c);

(t)          Liens on the Collateral securing Indebtedness permitted pursuant to Section 7.01(s); provided that such Liens shall either be (i) pari passu with the Liens on the Collateral securing the Senior Credit Obligations on the terms set forth in a First Lien Intercreditor Agreement or (ii) junior to the Liens on the Collateral securing the Finance Obligations on the terms set forth in a Second Lien Intercreditor Agreement;

(u)          Liens on assets of the Borrower and its Restricted Subsidiaries not otherwise permitted above so long as the aggregate amount of obligations subject to such Liens does not immediately after giving effect to the incurrence of such obligations exceed the greater of (x) $15,000,000 and (y) 20% of Consolidated EBITDA for the most recently completed Test Period

(v)         Liens securing Indebtedness permitted under Section 7.01(u).

Section 7.03         Fundamental Changes and Asset Sales.

(a)          The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease, exclusively license or otherwise dispose of (in one transaction or in a series of transactions) any of its assets (including pursuant to a Sale/Leaseback Transaction), or any of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except:

(i)          any Person may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving corporation;

(ii)         any (x) Person (other than the Borrower) may merge into or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is such Restricted Subsidiary (provided that any such merger, consolidation or liquidation involving a Subsidiary Guarantor must result in the surviving entity becoming a Subsidiary Guarantor) and any (y) non-Loan Party may merge into or consolidate with the Borrower or any Subsidiary of the Borrower (provided that any such merger, consolidation or liquidation involving a Subsidiary Guarantor must result in the surviving entity becoming a Subsidiary Guarantor);

(iii)        any Restricted Subsidiary (other than the Borrower) may merge into or consolidate with any Person in a transaction permitted under clauses (xiv), (xv) and (xvii) hereunder in which the surviving entity is not a Subsidiary;

(iv)        any Restricted Subsidiary (other than the Borrower) may Dispose of or exclusively license any or all of its assets (upon voluntary liquidation, dissolution or otherwise) to the Borrower or any other Loan Party;

(v)         any Restricted Subsidiary (other than the Borrower) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(vi)        sales, transfers and other Dispositions of inventory, used, worn out, obsolete or surplus property, cash and Permitted Investments in the ordinary course of business and the assignment, cancellation, abandonment or other Disposition or exclusive license of intellectual property that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(vii)       (x) Dispositions (including Equity Interests of Subsidiaries) or exclusive licenses to the Borrower or any Restricted Subsidiary; provided that (i) any such Disposition or exclusive license made by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 7.04 and (ii) Equity Interests of a Loan Party may not be transferred to a Subsidiary that is not a Loan Party or (y) Dispositions by the Borrower or any Restricted Subsidiary to any Subsidiary that is not a Restricted Subsidiary in an amount not to exceed $5,000,000 per fiscal year;

(viii)      Dispositions or the discount or sale, in each case without recourse, of receivables arising in the ordinary course of business;

(ix)         leases, subleases, licenses or sublicenses of property to other Persons in the ordinary course of business not materially interfering with the business of the Borrower and the Restricted Subsidiaries taken as a whole;

(x)          Liens permitted by Section 7.02 (other than Sections 7.02(f) or (j));

(xi)         Investments permitted by Section 7.04 (other than Section 7.04(g));

(xii)        subject to Section 2.09(c)(iii), dispositions of property as a result of a Casualty Event involving such property or any disposition of real property to a Governmental Authority as a result of a Condemnation of such real property;

(xiii)       Dispositions of investments in joint ventures, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(xiv)      sales or other Dispositions of non-core assets acquired in the Acquisition, any Permitted Acquisition or other Investment; provided that such sales shall be consummated within two years of such acquisition or Investment; provided, further, that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Board of Directors of the Borrower);

(xv)       Dispositions of assets that are not permitted by any other clause of this Section 7.03; provided that (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Board of Directors of the Borrower) and (ii) no less than 75% thereof (excluding any consideration arising from the assumption of liabilities other than Indebtedness) shall be paid in cash;

(xvi)      the surrender, waiver or settlement of contractual rights or claims and litigation claims in the ordinary course of business;

(xvii)     Dispositions of Equity Interests in any Subsidiary acquired in connection with a Permitted Acquisition, in each case pursuant to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of such Subsidiary, so long as such rights, plans, warrants, options or other securities were not entered into or issued in connection with or in contemplation of such person becoming a Subsidiary; and

(xviii)    Dispositions of cash to Unrestricted Subsidiaries in order to consummate the Acquisition (including any fees and expenses related thereto) and to pay any purchase price or working capital adjustments or indemnification payments related thereto.

(b)          The Borrower will not, and will not permit any of its Restricted Subsidiaries to engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Restricted Subsidiaries (including the Acquired Business, after giving effect to the consummation of the Acquisition) on the date of execution of this Agreement and businesses reasonably related, complementary or ancillary thereto or similar or complementary thereto or reasonable extensions thereof.

(c)          The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, change its fiscal year from the basis in effect on the Closing Date; provided, however, that the Loan Parties may, upon written notice to the Administrative Agent, change their respective fiscal years to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 7.04         Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any Investment except:

(a)          cash and Permitted Investments;

(b)          Permitted Acquisitions and the Gadea Acquisition;

(c)          Investments by the Borrower and its Restricted Subsidiaries existing on the Restatement Effective Date (including, for purposes of financing the Acquisition) or made by the Borrower and its Restricted Subsidiaries pursuant to legally binding written contracts in existence on the date of consummation of the Acquisition, and in each case set forth on Schedule 7.04, and any modification, conversion, replacement, reinvestment, renewal or extension thereof to the extent not involving any additional net Investment; provided that the amount of the original Investment is not increased except as otherwise permitted by this Section 7.04;

(d)          Investments made by the Borrower in or to any Restricted Subsidiary or Unrestricted Subsidiary and made by any Restricted Subsidiary in or to the Borrower or any Unrestricted Subsidiary or another Restricted Subsidiary and Guarantees by the Borrower or any Restricted Subsidiary of obligations of any Unrestricted Subsidiary or Restricted Subsidiary; provided that (i) other than Investments contemplated by the Acquisition Restructuring, the amount of any Investment under this clause (d) by a Loan Party in a Restricted Subsidiary which is not a Loan Party or in any Unrestricted Subsidiary made after the Closing Date or constituting a Guarantee of obligations of any Restricted Subsidiary that is not a Loan Party or a Guarantee of obligations of any Unrestricted Subsidiary made after the Closing Date shall not exceed, together with the aggregate amount of all other Investments (including Guarantees) made pursuant to this clause (d), the greater of (x) $30,000,000 and (y) 30% of Consolidated EBITDA for the most recently completed Test Period at the time made (excluding any intercompany accounts payable and receivable, guarantee fees and transfer pricing arrangements) and (ii) in the case of any intercompany Indebtedness (other than Indebtedness among Subsidiaries that are not Loan Parties and, for the avoidance of doubt, any intercompany accounts payable and receivable, guarantee fees and transfer pricing arrangements), (A) each item of intercompany Indebtedness shall be evidenced by a promissory note (which shall be substantially in the form of Exhibit H hereto or as otherwise agreed to by the Administrative Agent in its sole discretion), (B) each promissory note evidencing intercompany Indebtedness made by a Subsidiary that is not a Loan Party to a Loan Party shall contain the subordination provisions set forth in Exhibit I or as otherwise agreed to by the Administrative Agent in its sole discretion and (C) each promissory note evidencing intercompany Indebtedness held by a Loan Party shall be pledged to the Collateral Agent pursuant to the applicable Collateral Documents to the extent required thereby;

(e)          (i) Guarantees constituting Indebtedness permitted by Section 7.01, and (ii)Guarantees by (a) any Loan Party of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into any Loan Party in the ordinary course of business and (ii) any Restricted Subsidiary that is not a Loan Party of operating leases (other than Capital Lease Obligations) or of obligations that do not constitute Indebtedness, in each case, entered into by any Subsidiary that is not a Loan Party in the ordinary course of business;

(f)          Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(g)          Investments made as a result of the receipt of non-cash consideration from a Disposition, of any asset in compliance with Section 7.03;

(h)          Investments in the form of Swap Agreements entered into (i) to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Restricted Subsidiaries) or (ii) in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary;

(i)          payroll, travel, education, relocation, entertainment and similar advances or loans to directors, officers, consultants and employees of the Borrower or any Restricted Subsidiary that are made in the ordinary course of business;

(j)          extensions of trade credit in the ordinary course of business;

(k)          Investments (including acquisitions) to the extent the consideration paid therefor consists of Equity Interests or Equity Equivalents (other than Disqualified Capital Stock or Specified Equity Contributions) of the Borrower or the proceeds of the issuance thereof;

(l)          Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary; provided such Investment was not made in connection with or anticipation of such Person becoming a Restricted Subsidiary and any modification, replacement, renewal or extension thereof;

(m)          any customary upfront, milestone, marketing or other funding payment in the ordinary course of business to another Person in connection with obtaining a right to receive royalty or other payments in the future;

(n)          Investments in joint ventures and acquisitions of Equity Interests that would constitute Permitted Acquisitions but for the fact that Persons in which such Equity Interests are acquired do not become Wholly Owned Subsidiaries of a Loan Party; provided that the sum of the aggregate amount of such Investments, plus the aggregate consideration paid in all such acquisitions, made under this clause (n) after the Closing Date shall not exceed $15,000,000 at any time outstanding;

(o)          Investments consisting of Permitted Liens, Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(p)          loans, notes or advances to directors and employees of the Borrower or any Restricted Subsidiary made in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding, when aggregated with the Guarantees then outstanding under Section 7.01(k), at any time shall not exceed $5,000,000;

(q)          any other Investment so long as the aggregate amount of all such Investments made after the Closing Date does not exceed the greater of (x) $30,000,000 or 30% of Consolidated EBITDA for the most recently completed Test Period at the time made;

(r)          the Borrower and its Restricted Subsidiaries may make additional Investments using the Available Amount so long as the Available Amount Conditions have been met;

(s)          the Acquisition;

(t)          Investments made to Unrestricted Subsidiaries consisting of the purchase price of the Gadea Acquisition in order to consummate the Gadea Acquisition and pay Transaction Costs;

(u)          Investments by the Borrower or any Restricted Subsidiary in any Restricted Subsidiary made for tax planning reorganization purposes, so long as the Borrower provides to the Administrative Agent evidence reasonably acceptable to the Administrative Agent that, after giving pro forma effect to such Investments, the granting, perfection, validity and priority of the security interest in the Collateral is not impaired in any material respect by such Investment (as long as no material assets, on a net basis (as determined in good faith in writing by a Responsible Officer), are moved from Loan Parties to Restricted Subsidiaries that are not Loan Parties in reliance on this subclause;

(v)         Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(w)          Investments consisting of the conversion of any loans and advances (including any accrued but unpaid interest thereon) from any Loan Party to any Loan Party or Non-Loan Party, or from any Non-Loan Party to any Non-Loan Party into Equity Interests of such Person;

(x)          Investments consisting of the Borrower or any Restricted Subsidiary making any intercompany loans or advances to repay, or to allow the relevant Subsidiary to repay, Indebtedness of the Gadea Acquired Business existing on the Closing Date (after giving effect to the consummation of the Gadea Acquisition) in an aggregate amount since the Closing Date not to exceed $45,000,000;

(y)          Investments consisting of the Borrower or any Restricted Subsidiary making any intercompany loans or advances (including the making and issuance of the Seller Notes and Note Guaranty) in any Unrestricted Subsidiary to finance the consummation of the Acquisition and the related Transactions; and

(z)          Investments by the Borrower or any Restricted Subsidiary in Subsidiaries of the Borrower to finance Restricted Payments permitted by Section 7.06(m).

For purposes of covenant compliance with this Section 7.04, the amount of any Investment shall be the aggregate cash investment at the time such Investment is made, without adjustment for subsequent increases or decreases in the value of such Investment or accrued and unpaid interest or dividends thereon, less all dividends or other distributions or any other amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment. For the avoidance of doubt, if an Investment would be permitted under any provision of this Section 7.04 (other than Section 7.04(b)) and as a Permitted Acquisition, such Investment need not satisfy the requirements otherwise applicable to Permitted Acquisitions unless such Investment is consummated in reliance on Section 7.04(b).

Section 7.05         Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than the Borrower or any Restricted Subsidiary), except (a) transactions that are on terms and conditions not materially less favorable to the Borrower or such Restricted Subsidiary than it would obtain on an arm’s-length basis from a Person that is not an Affiliate, (b) any Restricted Payment permitted by Section 7.06, (c) customary fees paid and indemnifications provided to directors of the Borrower and its Restricted Subsidiaries, (d) compensation (including bonus and severance arrangements) and indemnification of, and other employment agreements and arrangements, employee benefit plans, and stock incentive plans with, directors, officers, consultants and employees of the Borrower or any Restricted Subsidiary entered in the ordinary course of business (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with present or former employees, officers or directors and stock option or incentive plans and other compensation arrangements), (e) Investments permitted by Section 7.04, (f) leases or subleases of property in the ordinary course of business not materially interfering with the business of the Borrower and the Restricted Subsidiaries taken as a whole, (g) transactions between or among the Borrower and/or any Loan Party and any entity that becomes a Loan Party as a result of such transaction, (h) the payment of fees, expenses and indemnities and other payments pursuant to, and the transactions pursuant to, the agreements set forth on Schedule 7.05 (as such agreements are in effect on the date of consummation of the Acquisition, together with any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect), (i) the granting of registration and other customary rights in connection with the issuance of Equity Interests by the Borrower not otherwise prohibited by the Loan Documents and the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided in connection therewith, (j) consummation of the transactions contemplated by the Transaction Documents, and payment of related fees and expenses, (k) transactions pursuant to agreements in existence or contemplated on the date of consummation of the Acquisition and set forth on Schedule 7.05 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (l) customary payments by the Borrower and any of the Restricted Subsidiaries made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Borrower or a Restricted Subsidiary in good faith, (m) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business, and (n) transactions undertaken in good faith (as certified by a Responsible Officer of the Borrower) for the purpose of improving the consolidated tax efficiency of the Borrower and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement.

Section 7.06         Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)          the Borrower may declare and pay dividends or make other Restricted Payments with respect to its Equity Interests payable solely in additional Equity Interests of the Borrower (other than Disqualified Equity Interests or Specified Equity Contributions);

(b)          the Borrower and any Restricted Subsidiaries may repurchase (i) Equity Interests upon the exercise of Equity Equivalents if such Equity Interests represent a portion of the exercise price of such Equity Equivalents and (ii) Equity Interests from any current or former officer, director, employee or consultant (or their current or former spouses, estates, estate planning vehicles and family members) or other holder of Equity Interests to comply with Tax withholding obligations relating to Taxes payable by such person upon the grant or award of such Equity Interests (or upon vesting thereof);

(c)          the Borrower and any Restricted Subsidiaries may make cash payments in lieu of the issuance of fractional shares in connection with the exercise or conversion of Equity Equivalents;

(d)          Restricted Subsidiaries may declare and pay dividends or make other distributions to any Loan Party; provided that in the case of a dividend or other distribution by a non-Wholly Owned Restricted Subsidiary, such dividends or distributions shall be made ratably with respect to their Equity Interests;

(e)          the Borrower and any Restricted Subsidiaries may make Restricted Payments pursuant to and in accordance with stock incentive plans or other employee benefit plans for directors, officers or employees of the Borrower and its Subsidiaries;

(f)          so long as no Default or Event of Default has occurred and is continuing or would arise after giving effect thereto, the Borrower and any Restricted Subsidiaries may purchase Equity Interests from present or former officers, directors, consultants or employees (or their current or former spouses, estates, estate planning vehicles and family members) of the Borrower or any Subsidiary upon the death, disability, retirement or termination of employment or service of such officer, director, consultant or employee, in an aggregate amount not exceeding $10,000,000 in any fiscal year of the Borrower, with any unused amount in any fiscal year being carried over to the subsequent fiscal year to increase the basket in such fiscal year, plus, the proceeds received by the Borrower or any Restricted Subsidiary of any key man life insurance;

(g)          the payment of any dividend or distribution, or the consummation of any irrevocable redemption, within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at such date of declaration or redemption notice such dividend, distribution or redemption, as the case may be, would have complied with this Section 7.06;

(h)          redemptions, repurchases, retirements or other acquisitions of Equity Interests in the Borrower or any of the Restricted Subsidiaries deemed to occur upon exercise of stock options or warrants or similar rights if such Equity Interests represent a portion of the exercise price of, or tax withholdings with respect to, such options or warrants or similar rights;

(i)          the Borrower and its Restricted Subsidiaries may make additional Restricted Payments using the Available Amount so long as the Available Amount Conditions have been met;

(j)          the Borrower and its Restricted Subsidiaries may make Restricted Payments to consummate (i) the Gadea Acquisition in respect of amounts owing under the Gadea Acquisition Agreement, (ii) the Acquisition Restructuring and (iii) the Transactions in respect of amounts owing under the Acquisition Agreement (but not, for the avoidance of doubt, amounts owing under the Seller Notes pursuant to this clause (j)) in accordance with the Acquisition Agreement;

(k)          other Restricted Payments of the Borrower and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10,000,000;

(l)          the Borrower and its Restricted Subsidiaries may purchase the remaining outstanding Equity Interests (and any Equity Equivalents) of any Subsidiary acquired in an Investment made in compliance with Section 7.04 that is structured as a tender offer followed by a back-end merger; and

(m)          any Restricted Payment made, directly or indirectly through one or more Subsidiaries of the Borrower, in respect of any amounts outstanding under the Seller Notes to the extent such Restricted Payment is financed with the net proceeds of (x) Subordinated Indebtedness or unsecured Indebtedness that matures on or after, and has a Weighted Average Life to Maturity longer than, the Latest Maturity Date or (y) Qualified Capital Stock.

Section 7.07         Restrictive Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (x) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (y) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to:

(a)          restrictions and conditions imposed by Law, by any Loan Document or by any instrument governing Indebtedness permitted hereunder;

(b)          restrictions and conditions existing on the date of consummation of the Acquisition and identified on Schedule 7.07 and any amendments or modifications thereof that do not materially expand the scope of any such restriction or condition taken as a whole;

(c)          restrictions and conditions imposed by agreements of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and any amendments or modifications thereof that do not materially expand the scope of any such restriction or condition taken as a whole; provided that such restrictions and conditions apply only to such Restricted Subsidiary;

(d)          customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets of the Borrower or any Restricted Subsidiary pending such sale; provided such restrictions and conditions apply only to the Subsidiary (or the Equity Interests thereof) that is to be sold and such sale is permitted hereunder;

(e)          restrictions imposed by any amendment or refinancings that are otherwise permitted by the Loan Documents or the contracts, instruments or obligations referred to in clauses (a), (b) or (c) of this Section 7.07; provided that such amendments or refinancings do not materially expand the scope of any such restriction or condition;

(f)          any restriction arising under or in connection with any agreement or instrument governing Equity Interests of any joint venture that is formed or acquired after the Restatement Effective Date;

(g)          customary restrictions and conditions contained in any agreement relating to the Disposition of any property permitted by Section 7.03 pending the consummation of such Disposition;

(h)          customary provisions restricting the transfer or encumbrance of the specific property subject to a Permitted Lien;

(i)          restrictions or conditions set forth in any agreement governing Indebtedness permitted by Section 7.01; provided that such restrictions and conditions are customary for such Indebtedness and are no more restrictive, taken as a whole, than the comparable restrictions and conditions set forth in this Agreement as determined in the good faith judgment of the Board of Directors of the Borrower;

(j)          customary provisions restricting assignment of any agreement entered into in the ordinary course of business; and

(k)          restrictions on cash or other deposits (including escrowed funds) or net worth imposed under contracts (including letters of credit and bank guarantees) entered into in the ordinary course of business;

and (ii) clause (x) of the foregoing shall not apply to (1) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement secured by specific assets if such restrictions or conditions apply only to the specific assets securing such Indebtedness and (2) customary provisions in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business.

Section 7.08         Amendments to Subordinated Indebtedness Documents or Organization Documents; Prepayments of Indebtedness.

(a)          Neither the Borrower nor any Restricted Subsidiary will (i) amend, modify or waive any of its rights under any agreement or instrument governing or evidencing any Subordinated Indebtedness or unsecured Indebtedness to the extent such amendment, modification or waiver, taken as a whole, would reasonably be expected in the good faith judgment of the Borrower to be adverse in any material respect to the Lenders; provided, however, that no amendment, modification or waiver in respect of Subordinated Indebtedness or unsecured Indebtedness in connection with the incurrence of Permitted Refinancing Indebtedness in respect of the relevant Subordinated Indebtedness or unsecured Indebtedness shall be prohibited under this Section 7.08(a) if the terms of such amendment, modification or waiver would be permitted either (i) pursuant to the definition of “Permitted Refinancing Indebtedness” or (ii) such Indebtedness as modified would be permitted to be incurred at the time of such modification pursuant to section 7.01, or (ii) amend or otherwise modify any of their Organization Documents to the extent such amendment or modification, taken as a whole, would reasonably be expected to be adverse in any material respect to the Lenders.

(b)          Neither the Borrower nor any of its Restricted Subsidiaries will make any Junior Debt Payment, except the Borrower and its Restricted Subsidiaries may make Junior Debt Payments: (i) using the Available Amount so long as the Available Amount Conditions have been met; (ii) so long as no Event of Default shall exist or result therefrom, in an aggregate principal amount not to exceed $10,000,000, plus, any additional amount so long as, on a Pro Forma Basis in accordance with Section 1.03(c), the Total Leverage Ratio shall not exceed 3.50 to 1.00; (iii) in respect of the Seller Notes and/or the Note Guaranty which payments are otherwise permitted under Section 7.06; and (iv) to the extent funded with internally generated cash of the Acquired Business, in respect of Subordinated Indebtedness and unsecured Indebtedness of the Acquired Business existing on the Refinancing Effective Date (after giving effect to the consummation of the Acquisition) in an aggregate amount not to exceed $20,000,000 plus interest and fees thereon.

(c)          Neither the Borrower nor any of its Restricted Subsidiaries will release, cancel, compromise or forgive in whole or in part any Indebtedness evidenced by any Intercompany Note (unless either a Loan Party is the obligor with respect to such Indebtedness or the release, cancellation, compromise or forgiveness thereof is otherwise permitted pursuant to Section 7.04).

Section 7.09         Sale/Leaseback Transactions. None of the Borrower or any Restricted Subsidiary will enter into any Sale/Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted by Section 7.03, (b) any Capital Lease Obligations and Synthetic Lease Obligations arising in connection therewith are permitted by Section 7.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations and Synthetic Lease Obligations) are permitted by Section 7.02.

Section 7.10         Financial Covenant. The Borrower will not permit the Secured Leverage Ratio at the end of any Test Period to exceed the ratio set forth below:

Test Period	Secured Leverage Ratio

September 30, 2016 through March 31, 2017	4.00:1.00

June 30, 2017 through December 31, 2017	3.75:1.00

March 31, 2018 through December 31, 2018	3.50:1.00

March 31, 2019 and thereafter	3.25:1.00

In the event the Borrower fails to comply with the financial covenants set forth in this Section 7.10 as of the last day of any fiscal quarter, any Net Cash Proceeds of the issuance of Equity Interests or Equity Equivalents (other than Disqualified Capital Stock) received by the Borrower on or prior to the day that is ten (10) Business Days after the day on which financial statements are required to be delivered for such Fiscal Quarter pursuant to Section 6.01(a) or 6.01(b), as the case may be, will, at the irrevocable election of Borrower, be included in the calculation of Consolidated EBITDA for such fiscal quarter solely for the purposes of determining compliance with such covenants at the end of such fiscal quarter and any subsequent period that includes such fiscal quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) notice of Borrower’s intent to make a Specified Equity Contribution shall be delivered no later than the tenth (10th) day following the date on which financial statements are required to be delivered for the applicable Fiscal Quarter pursuant to Section 6.01(a) or 6.01(b), as the case may be, (b) in each consecutive four fiscal quarter period there will be at least two fiscal quarters in which no Specified Equity Contribution is made, (c) the amount of any Specified Equity Contribution will be no greater than the amount required to cause the Borrower to be in compliance with such covenants, (d)  all Specified Equity Contributions will be disregarded for purposes of the calculation of Consolidated EBITDA for all other purposes, including calculating basket levels, financial ratio determinations, pricing and other items governed by reference to Consolidated EBITDA (other than for determining compliance with this Section 7.10), (e) there shall be no more than five (5) Specified Equity Contributions made in the aggregate after the Closing Date, (f) any Term Loans voluntarily prepaid with the proceeds of Specified Equity Contributions in a manner permitted by this Agreement shall be deemed no longer outstanding for purposes of determining compliance with this Section 7.10; provided that in no event shall any such reduction of Consolidated Secured Debt be given effect during the Fiscal Quarter with regard to which the Specified Equity Contribution is made, and (g) upon the Administrative Agent’s receipt of the notice of Borrower’s intent to make a Specified Equity Contribution and until ten (10) Business Days after the day on which the financial statements are required to be delivered for the applicable fiscal quarter pursuant to Section 6.01(a) or 6.01(b), as the case may be, neither the Administrative Agent nor any Lender shall accelerate the Finance Obligations or otherwise exercise any remedies available to it during the continuance of a Default or Event of Default under the Loan Documents, including any remedies pursuant to Section 8.02.

Section 7.11         Anti-Corruption Laws; Sanctions. The Borrower and its Restricted Subsidiaries will not directly or indirectly use the proceeds of any Letters of Credit or Loans for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in other jurisdictions. The Borrower and its Restricted Subsidiaries will not directly or indirectly, use the proceeds of any Letters of Credit or Loans, or lend, contribute or otherwise make available such proceeds in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as a Lender, Lead Arranger, Administrative Agent, Collateral Agent, L/C Issuer, Swing Line Lender or otherwise) of Sanctions.

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.01         Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events or conditions (each, an “Event of Default”):

(a)          the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)          the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 8.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)          any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party (including, without limitation, any certification made by the Buyer in the Escrow Release) in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any certificate furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)          any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a), 6.03 (with respect to the Borrower’s existence), 6.08 or 6.09 or in Article VII;

(e)          the Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section 8.01) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Required Lender);

(f)          [reserved];

(g)          any event or condition that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits, after the expiration of any applicable grace period provided in the applicable agreement or instrument under which such Indebtedness was created, the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or, with respect to any Material Indebtedness consisting of Swap Agreements, termination events or equivalent events pursuant to the terms of such Swap Agreements and not as a result of any default thereunder by the Borrower or any of its Restricted Subsidiaries;

(h)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, examination, composition, assignment, arrangement, moratorium of any indebtedness, reorganization, winding up, dissolution or other relief in respect of the Borrower or any Material Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Bankruptcy Law now or hereafter in effect or (ii) the appointment of a receiver, liquidator, examiner, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)          the Borrower or any Material Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, examination, reorganization compromise, composition, assignment, arrangement with any creditor or other relief under any Bankruptcy Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 8.01, (iii) apply for or consent to the appointment of a receiver, examiner, liquidator, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)          the Borrower or any Material Restricted Subsidiary shall become unable, is deemed under any applicable law to be unable or is declared to be unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)          one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain unpaid or undischarged for a period of sixty (60) consecutive days after such judgment becomes final during which execution shall not be effectively stayed; provided that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment or order that is covered by (x) a valid and binding policy of insurance in favor of the Borrower or such Restricted Subsidiary (but only if the applicable insurer shall have been advised of such judgment and of the intent of the Borrower or such Restricted Subsidiary to make a claim in respect of any amount payable by it in connection therewith and such insurer shall not have disputed coverage) or (y) any third-party indemnification obligation;

(l)          an ERISA Event or Foreign Benefit Event shall have occurred that, when taken together with all other ERISA Events or Foreign Benefit Event that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)          a Change of Control shall occur;

(n)          any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms or the Borrower or any Restricted Subsidiary shall contest in writing the enforceability of any material provision of any Loan Document or shall deny in writing it has any or further liability or obligation under any Loan Document; or

(o)          any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any material portion of the Collateral purported to be covered thereby (and to the extent required thereby).

Section 8.02         Acceleration; Remedies. Upon the occurrence of and during the continuation of an Event of Default, the Administrative Agent (or the Collateral Agent, as applicable) shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)          Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

(b)          Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any Reimbursement Obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind (other than contingent indemnification obligations) owing by a Loan Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

(c)          Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 8.01(h), (i)or (j), it will immediately pay) to the Collateral Agent additional cash, to be held by the Collateral Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the L/C Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credit then outstanding plus all accrued interest and fees thereon.

(d)          Enforcement of Rights. Enforce any and all rights and interests created and existing under the Loan Documents, including, without limitation, all rights and remedies existing under the Loan Documents, all rights and remedies against a Guarantor and all rights of setoff.

(e)          Enforcement Rights Vested Solely in Administrative Agent and Collateral Agent. The Lenders agree that this Agreement may be enforced only by the action of the Administrative Agent, acting upon the instructions of the Required Lenders, and, with respect to the Collateral, the Collateral Agent, and that no other Finance Party shall have any right individually to seek to enforce any Loan Document or to realize upon the security to be granted hereby.

Notwithstanding the foregoing, if an Event of Default specified in Section 8.01(h), (i) or (j) shall occur, then the Commitments shall automatically terminate, all Loans, all Reimbursement Obligations under Letters of Credit, all accrued interest in respect thereof and all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder and under the other Loan Documents shall immediately become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations, as aforesaid shall automatically become effective, in each case without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Loan Parties.

Section 8.03         Allocation of Payments After Event of Default.

(a)          Priority of Distributions. The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of their Finance Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of Sections 2.09(c) and 2.14, after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have been required to be Cash Collateralized), all amounts collected or received on account of any Finance Obligation shall, subject to the provisions of Section 2.16 and Section 2.17, be applied by the Administrative Agent in the following order:

FIRST, to pay interest on and then principal of any portion of the Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

SECOND, to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of the Administrative Agent or the Collateral Agent then due and payable and under any Loan Document in connection with enforcing the rights of the Finance Parties under the Finance Documents, including all expenses of sale or other realization of or in respect of the Collateral, and all advances incurred or made by the Collateral Agent in connection therewith, and any other obligations owing to the Collateral Agent in respect of sums advanced by the Collateral Agent to preserve the Collateral or to preserve its security interest in the Collateral;

THIRD, to the payment of all reasonable and documented out-of-pocket costs and expenses of (i) each of the Lenders (including any L/C Issuer in their capacities as such) in connection with enforcing its rights under the Loan Documents or otherwise with respect to the Senior Credit Obligations owing to such Lender, (ii) each Swap Creditor in connection with enforcing any of its rights under the Swap Agreements or otherwise with respect to the Swap Obligations owing to such Swap Creditor and (iii) each Cash Management Bank in connection with enforcing any of its rights under any Secured Cash Management Agreement;

FOURTH, to the payment of all of the Senior Credit Obligations consisting of accrued fees and interest;

FIFTH, except as set forth in clauses FIRST through FOURTH above, to the payment of the outstanding Finance Obligations owing to any Finance Party, pro rata, as set forth below, with (i) an amount equal to the Senior Credit Obligations being paid to the Collateral Agent (in the case of Senior Credit Obligations owing to the Collateral Agent) or to the Administrative Agent (in the case of all other Senior Credit Obligations) for the account of the Lenders or any Agent, with the Collateral Agent, each Lender and the Agents receiving an amount equal to its outstanding Senior Credit Obligations, or, if the proceeds are insufficient to pay in full all Senior Credit Obligations, its Pro rata Share of the amount remaining to be distributed, (ii) an amount equal to the Swap Obligations being paid to the trustee, paying agent or other similar representative (each, a “Representative”) for the Swap Creditors, with each Swap Creditor receiving an amount equal to the outstanding Swap Obligations owed to it by the Loan Parties or, if the proceeds are insufficient to pay in full all such Swap Obligations, its Pro rata Share of the amount remaining to be distributed and (iii) an amount equal to the Cash Management Obligations being paid to Cash Management Banks, with each Cash Management Bank receiving an amount equal to the outstanding Cash Management Obligations it entered into with a Loan Party or, if the proceeds are insufficient to pay in full all such obligations, its Pro rata Share of the amount remaining to be distributed; and

SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Finance Parties shall receive an amount equal to its Pro rata Share of amounts available to be applied pursuant to clauses THIRD, FOURTH and FIFTH above; and (iii) to the extent that any amounts available for distribution pursuant to clause FIFTH above are attributable to the issued but undrawn amount of outstanding Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.05 and 2.16, such amounts shall be held by the Collateral Agent in a cash collateral account and applied (x) first, to reimburse each applicable L/C Issuer from time to time for any drawings under any Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clause FIFTH above in the manner provided in this Section 8.03.

(b)          Pro rata Treatment. For purposes of this Section 8.03, “Pro rata Share” means, when calculating a Finance Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Finance Party’s Senior Credit Obligations, Swap Obligations or Cash Management Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Senior Credit Obligations, Swap Obligations or Cash Management Obligations, as the case may be. If any payment to any Finance Party of its Pro rata Share of any distribution would result in overpayment to such Finance Party, such excess amount shall instead be distributed in respect of the unpaid Senior Credit Obligations, Swap Obligations or Cash Management Obligations, as the case may be, of the other Finance Parties, with each Finance Party whose Senior Credit Obligations, Swap Obligations or Cash Management Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Senior Credit Obligations, Swap Obligations or Cash Management Obligations, as the case may be, of such Finance Party and the denominator of which is the unpaid Senior Credit Obligations, Swap Obligations or Cash Management Obligations, as the case may be, of all Finance Parties entitled to such distribution.

(c)          Distributions with Respect to Letters of Credit. Each of the Finance Parties agrees and acknowledges that if (after all outstanding Loans and Reimbursement Obligations with respect to Letters of Credit have been paid in full) the Lenders are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under this Agreement, such amounts shall be deposited in a cash collateral account to be controlled by the Collateral Agent as cash security for the repayment of Finance Obligations owing to the Lenders as such. Upon termination of all outstanding Letters of Credit, all of such cash security shall be applied to the remaining Finance Obligations of the Lenders. If there remains any excess cash security, such excess cash shall be withdrawn by the Collateral Agent from such cash collateral account and distributed in accordance with Section 8.03(a) hereof.

(d)          Reliance by Collateral Agent. For purposes of applying payments received in accordance with this Section 8.03, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under this Agreement and (ii) the Representative, if any, for the Swap Creditors for a determination (which the Administrative Agent, each Representative for any Swap Creditor and the Finance Parties agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Senior Credit Obligations and Swap Obligations owed to the Agents, the Lenders or the Swap Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Swap Creditor or any Representatives thereof) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Swap Agreements are in existence.

ARTICLE IX.

AGENCY PROVISIONS

Section 9.01         Appointment and Authority. Each of the Lenders and each L/C Issuer hereby irrevocably appoints Barclays Bank PLC, to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders and each L/C Issuer hereby irrevocably appoints Barclays Bank PLC, to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lead Arranger, the Lenders and the L/C Issuers, and none of the Borrower or any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

Each L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (a) provided to the Agents in this Article with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and L/C Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article and the definition of “Agent Related Person” included such L/C Issuer with respect to such acts or omissions, and (b) as additionally provided herein with respect to each L/C Issuer.

Section 9.02         Rights as a Lender. Each Person serving as an Agent or a Lead Arranger hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent or a Lead Arranger, as applicable, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent or a Lead Arranger, as applicable, hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent or a Lead Arranger, as applicable, hereunder and without any duty to account therefor to the Lenders.

Section 9.03         Exculpatory Provisions. Each Agent and each Lead Arranger, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Article IX. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, none of the Agents or any Lead Arranger:

(i)          shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)         shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number of percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law; and

(iii)        shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VIII and Section 10.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default unless and until notice describing such Default is given to such Agent by the Borrower, a Lender or an L/C Issuer and stating that such notice is a “notice of default.”

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

Each party to this Agreement acknowledges and agrees that the Administrative Agent will use an outside service provider for the tracking of all UCC financing statements required to be filed pursuant to the Loan Documents and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof. No Agent shall be liable for any action taken or not taken by such service provider.

Section 9.04         Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05         Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06         Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand each Agent Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligations of any Loan Party to do so) on a pro rata basis (determined as of the time that the applicable payment is sought based on each Lender’s ratable share at such time) and hold harmless each Agent Related Person against any and all Indemnified Liabilities incurred by it; provided that (a) no Lender shall be liable for payment to any Agent Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment of a court of competent jurisdiction to have resulted from such Agent Related Person’s own gross negligence or willful misconduct (and no action taken in accordance with the directions of the Required Lender shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section) and (b) to the extent any L/C Issuer or Swing Line Lender is entitled to indemnification under this Section solely in its capacity and role as an L/C Issuer or as a Swing Line Lender, as applicable, only the Revolving Lenders shall be required to indemnify such L/C Issuer or such Swing Line Lender, as the case may be, in accordance with this Section (determined as of the time that the applicable payment is sought based on each Revolving Lender’s Revolving Commitment Percentage thereof at such time). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent in connection with preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights and responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such costs or expenses by or on behalf of the Borrower.

Section 9.07         Resignation of Agents. Each Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with, so long as no Event of Default has occurred or is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuers, with, so long as no Event of Default has occurred or is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Collateral Agent shall continue to hold as nominee such collateral security until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through an Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section 9.07. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) (and for the avoidance of doubt, any successor Collateral Agent shall be deemed to have actual knowledge of any Swap Agreements outstanding at such time), Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.07). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Any resignation by Barclays Bank PLC as Administrative Agent pursuant to this Section 9.07 shall also constitute its resignation as an L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of a retiring L/C Issuer and Swing Line Lender, (ii) a retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit issued by the retiring L/C Issuer, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

Section 9.08         Non-Reliance on Agents and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon any Agent Related Person or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed each document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof and each L/C Issuer also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.09         No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Agents or any Lead Arranger shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or L/C Issuer hereunder.

Section 9.10         Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, examinership, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Senior Credit Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Section 2.09 and 10.04) allowed in such judicial proceeding;

(ii)         to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(iii)        and any custodian, receiver, examiner, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Senior Credit Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11         Collateral and Guaranty Matters. Each Lender agrees that any action taken by the Administrative Agent, the Collateral Agent or the Required Lenders (or, where required by the express terms of this Agreement, a greater or lesser proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent, the Collateral Agent or Required Lenders (or, where so required, such greater or lesser proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Lenders irrevocably authorize the Administrative Agent and Collateral Agent, at its option and in its discretion:

(i)          to release any Lien on any property granted to or held by the Administrative Agent and Collateral Agent under any Finance Document (A) upon Discharge of Senior Credit Obligations, (B) that is sold, transferred, disposed or to be sold, transferred, disposed as part of or in connection with any Disposition (other than any sale to a Loan Party) permitted hereunder, (C) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders or (D) to the extent such property is owned by a Guarantor upon the release of such Guarantor from its obligations under its Guaranty pursuant to clause (iii) below;

(ii)         to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (c) or (d) of the definition of Permitted Encumbrances;

(iii)        to release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction permitted hereunder (or designation as an Unrestricted Subsidiary in accordance with Section 6.10); and

(iv)        to enter into non-disturbance and similar agreements in connection with the licensing of intellectual property permitted pursuant to the terms of this Agreement.

Upon request by the Administrative Agent at any time the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 9.11.

In each case as specified in this Section 9.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request (i) to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, (ii) to enter into non-disturbance or similar agreements in connection with the licensing of intellectual property or (iii) to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11 and in form and substance reasonably acceptable to such Agent.

Section 9.12         Related Obligations. The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Swap Obligations and Cash Management Obligations permitted hereunder from time to time owing to one or more Affiliates of one or more Lenders or owing to one or more Swap Creditors or Cash Management Banks (collectively, “Related Obligations”) solely on the condition and understanding, as among the Collateral Agent and all Finance Parties, that (i) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent and the Collateral Agent shall hold, and have the right and power to act with respect to, the Guaranty Agreement and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent and the Collateral Agent are otherwise acting solely as agent for the Lenders and the L/C Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (ii) all matters, acts and omissions relating in any manner to the Guaranty Agreement, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Finance Party under any separate instrument or agreement or in respect of any Related Obligation, (iii) each Finance Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent, the Collateral Agent and the Required Lenders, as applicable, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, L/C Obligations and other Senior Credit Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any Swap Creditor or Cash Management Bank or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby and (iv) no holder of Related Obligations and no other Finance Party (except the Lenders to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, or to consent to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents.

Section 9.13         Withholding Tax. To the extent required by any applicable law, the Administrative Agent may deduct or withhold from any payment to any Lender Party an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender Party shall indemnify and hold harmless the Administrative Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges, and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender Party for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender Party failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority). A certificate as to the amount of such payment or liability delivered to any Lender Party by the Administrative Agent shall be conclusive absent manifest error. Each Lender Party hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender Party under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 9.13. The agreements in this Section 9.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender Party, the termination of the Agreement or Commitments and the repayment, satisfaction or discharge of all other obligations.

ARTICLE X.

MISCELLANEOUS

Section 10.01         Amendments, etc.

(a)          Amendments Generally. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders or such other number or percentage of the Lenders as may be specified herein) and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that the Administrative Agent and the Borrower may, without the consent of the other Lenders, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, defect or inconsistency if such amendment, modification or supplement is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

(b)          Amendments and Waivers Pertinent to Affected Lenders. Notwithstanding clause (a) above, no amendment, waiver or consent shall:

(i)          extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(ii)         postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest (other than Default interest), fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(iii)        reduce or forgive the principal of, or the rate of interest or any premium specified herein on, any Loan or unreimbursed L/C Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of (A) the Required Lenders will be required to amend the definition of “Default Rate” and (B) the Required Lenders will be required to amend the financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or any unreimbursed L/C Disbursement or to reduce any fee payable hereunder;

(iv)        other than to the extent required to make the Lenders under Incremental Term Loans, Incremental Revolving Loans (and Incremental Revolving Commitments), Other Term Loans or Other Revolving Loans (and Other Revolving Commitments) or new Lenders under a Refinancing Amendment share, or, at their option, not share, in pro rata payments, change Section 2.12, Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments or the order of payment required thereby without the written consent of each Lender directly affected thereby;

(v)         except in connection with the implementation of any Incremental Loans, Incremental Term Loan Commitments or Incremental Revolving Commitments, change any provision of this Section 10.01 or the definition of “Applicable Percentage,” “Required Lenders,” or “Required Revolving Lenders” or any other provision hereof specifying the percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender which is a Lender of the applicable Class so specified;

(vi)        permit the assignment or delegation by the Borrower of any of its rights or obligations under any Loan Document, without the written consent of each Lender;

(vii)       subordinate the Finance Obligations by contract to any other obligation without the written consent of each Lender;

(viii)      (a) release all or substantially all of the value of the Guaranty Agreement without the written consent of each Lender (provided that the Administrative Agent may, without the consent of any Lender, release any Guarantor (or all or substantially all of the assets of a Guarantor) that is sold or transferred (other than to any Loan Party) in compliance with Section 7.03 or released in compliance with Section 9.11) and (b) release the Borrower from the Guaranty Agreement without the written consent of each Lender;

(ix)         release all or substantially all of the Collateral securing the Senior Credit Obligations hereunder without the written consent of each Lender (provided that the Collateral Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Loan Party (other than to any other Loan Party) in compliance with Section 7.03 or released in compliance with Section 9.11);

(x)          impose any greater restrictions on the ability of the Lenders of any Class to assign any of their respective rights or obligations hereunder without the written consent of (A) each Revolving Lender if such Class is the Revolving Loans or (B) each Term Lender if such Class is the Term Loans;

(xi)         (w) adversely affect the rights or duties of any L/C Issuer under this Agreement or any Letter of Credit Request relating to any Letter of Credit issued or to be issued by it, without the prior written consent of such L/C Issuer; (x) adversely affect the rights or duties of the Swing Line Lender under this Agreement, without the prior written consent of the Swing Line Lender; (y) modify the definition of Alternative Currency (except as set forth in Section 1.08) without the consent of each Revolving Lender and (z) adversely affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, without the prior written consent of the Administrative Agent;

(xii)        amend, modify or waive (A) any Loan Document so as to alter the ratable treatment of (i) Senior Credit Obligations outstanding after the payment of accrued fees and interest, (ii) Swap Obligations and (iii) Cash Management Obligations or (B) the definition of “Swap Creditor,” “Swap Obligations,” “Finance Obligations,” “Claimholders,” “Senior Credit Obligations,” “Discharge of Senior Credit Obligations,” “Secured Cash Management Agreement,” “Cash Management Agreement,” “Cash Management Obligations” or “Cash Management Bank” in each case in a manner adverse to any Swap Creditor or Cash Management Bank, as applicable, with Swap Obligations or Cash Management Obligations, as applicable, then outstanding without the written consent of any such Swap Creditor or Cash Management Bank (except that additional obligations may be secured pari passu with the Senior Credit Obligations, Swap Obligations and Cash Management Obligations and additional parties may be secured pari passu as Swap Creditors or Cash Management Banks, as applicable); and

(xiii)       (a) waive any condition set forth in Section 4.01 (other than Section 4.01(l)) without the written consent of each Lender; and (b) waive any condition set forth in Section 4.02 as to any Borrowing or the issuance of any Letter of Credit without the written consent of the applicable Required Revolving Lenders.

Notwithstanding anything to the contrary contained in this Section 10.01, (i) this Agreement and the other Loan Documents may be amended, modified or supplemented with the consent of the Administrative Agent and/or the Collateral Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to effectuate any amendment, modification or supplement pursuant to the proviso of Section 10.01(a) and (ii) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders.

Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section 10.01 regardless of whether its Note shall have been marked to make reference therein, and any consent by any Lender or holder of a Note pursuant to this Section 10.01 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

Section 10.02         Notices.

(a)          Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, fax or email as follows:

(i)        if to the Borrower or any Loan Party, to the Borrower at:

Albany Molecular Research, Inc.
26 Corporate Circle
Albany, New York 12212
Attn: Lori Henderson and Felicia Ladin
Fax No.: (518) 512-2075

And

Goodwin Procter LLP
The New York Times Building
New York, New York
Attn: Jennifer K. Bralower
Fax No.: (212) 355-3333

(ii)       if to the Administrative Agent, the Collateral Agent or the Swing Line Lender, at:

Legal Address:

Barclays Bank PLC
745 Seventh Avenue
New York, NY 10019

Servicing Contact:
(for payments and requests for Credit Extensions):

Barclays Bank PLC
700 Prides Crossing
Newark, Delaware 19713
Attn: Jason Cooper
Phone: (302) 286-2235
Email: 12145455230@TLS.LDSPROD.com / Jason.x.cooper@barclays.com

Other Notices as Administrative Agent:

Barclays Bank PLC
700 Prides Crossing
Newark, Delaware 19713
Attn: Jason Cooper
Phone: (302) 286-2235
Email: 12145455230@TLS.LDSPROD.com / Jason.x.cooper@barclays.com with a copy to:

Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attn: John Cobb
Phone: (212) 318-6959
Fax: (212) 230-5169
Email: johncobb@paulhastings.com

L/C Issuers:

Barclays Bank PLC
200 Park Avenue
New York, NY 10166
Attn: Letter of Credit Department / Dawn Townsend
Phone: (212) 320-7534
Fax: (212) 412-5011
Email: Dawn.Townsend@barclays.com / XraLetterofCredit@barclays.com

JPMorgan Chase Bank, N.A.
JPM-Bangalore Loan Operations
Prestige Tech Park, Floor 4
Sarjapur Outer Ring Rd, Vathur Hobli
Bangalore, India 560 087
Email: na_cpg@jpmorgan.com

(iii)        if to a Lender, to it at its address (or its telecopier number, electronic email address or telephone number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in said clause (b).

(b)          Electronic Communications. Notices and other communications to the Agents, the Lenders and the L/C Issuers hereunder may (subject to Section 10.02(d)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 10.02(d)); provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)          Change of Address, etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d)          Posting. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”; such excluded communications the “Excluded Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at vanessa.kurbatskiy@barclays.com and ltmny@Barclays.com or at such other e-mail address(es) provided to the Borrower from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. Nothing in this Section 10.02 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require. Excluded Communications shall be delivered to the Administrative Agent by facsimile communication or as the Administrative Agent shall direct.

The Communications required to be delivered pursuant to Section 6.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i), in the case of financial statements and Communications referred to in Sections 6.01(a) and (b) and Section 6.02 on which such financial statements and/or appropriate disclosures are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR) or any successor filing system of the SEC, (ii) Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (iii) on which such documents are posted on the Borrower’s behalf on an Internet or Intranet website, if any, to which the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver copies (which may be electronic) of such documents to the Administrative Agent until a written request to cease delivering copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent (and each Lender if there is at the time no incumbent Administrative Agent) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e. soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Furthermore, if any financial statement, certificate or other information required to be delivered pursuant to Section 6.01 shall be required to be delivered on any date that is not a Business Day, such financial statement, certificate or other information may be delivered to the Administrative Agent on the next succeeding Business Day after such date.

To the extent consented to by the Administrative Agent in writing from time to time, the Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that the Borrower shall also deliver to the Administrative Agent an executed original of each Compliance Certificate required to be delivered hereunder.

Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on a Platform. The Platform is provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender, any L/C Issuer, or any other Person for damages of any kind, including direct or indirect, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Internet, except to the extent the liability of such Person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence, bad faith or willful misconduct. Additionally, in no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender, any L/C Issuer, or any other Person for any special, incidental or consequential damages.

The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Lead Arranger will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing) (each, a “Public Lender”). The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are issued pursuant to a public offering registered with the SEC or in a private placement for resale pursuant to Rule 144A under the Securities Act of 1933, as amended, or is actively contemplating issuing any such securities: (i) all Borrower Materials are to be made available to Public Lenders unless clearly and conspicuously marked “Private – Contains Non-Public Information” which, at a minimum, shall mean that the words “Private – Contains Non-Public Information” shall appear prominently on the first page thereof; (ii) by not marking Borrower Materials “Private – Contains Non-Public Information,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (iii) all Borrower Materials that are marked “Public – Does Not Contain Non-Public Information” are permitted to be made available through a portion of the Platform designated “Public Investor,” and (iv) the Administrative Agent and the Lead Arranger shall treat only any Borrower Materials that are marked “Public – Does Not Contain Non-Public Information” as being suitable for posting on a portion of the Platform designated “Public Investor.”

Section 10.03         No Waiver; Cumulative Remedies. No failure by any Lender or any L/C Issuer or by the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04         Expenses; Indemnity; Damage Waiver.

(a)          Costs and Expenses. The Loan Parties, jointly and severally, agree to pay (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent and the Lead Arranger and their respective Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of one counsel for the Administrative Agent and/or the Collateral Agent and any local counsel reasonably necessary) in connection with the syndication and closing of the Loans provided for herein, the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents or, with respect to the Administrative Agent and Collateral Agent, any administration, amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with post-closing searches to confirm that security filings and recordations have been properly made and including any costs and expenses of the service provider referred to in Section 9.03 and in connection with its the protection of its rights and remedies (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any legal proceeding, including any Insolvency or Liquidation Proceeding, and including in connection with any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, (ii) all reasonable and documented out of pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights and remedies (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any legal proceeding, including any proceeding under any Bankruptcy Law, and including in connection with any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, however, that the Borrower will not be required to pay the fees and expenses of more than one lead counsel to the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer (plus one local counsel in each applicable local jurisdiction and one specialty counsel in each applicable specialty) and, in the case of an actual or potential conflict of interest, one additional counsel per affected party in connection with the enforcement or protection of its rights and remedies.

(b)          Indemnification by Borrower. The Loan Parties, jointly and severally, shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), the Lead Arranger, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements and out-of-pocket fees and expenses (including the fees, charges and disbursements of counsel) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, thereby, or related thereto or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by the Borrower or any of its Restricted Subsidiaries at any time, or any Environmental Liability related in any way to the Borrower or any of its Restricted Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or a Related Party thereof, or (y) disputes solely among Indemnitees not involving any act or omission of any Loan Party or any of their respective Related Parties (other than a dispute against the Administrative Agent, Collateral Agent or any Lead Arranger in their capacities as such); provided, further, that the Loan Parties shall not be required to reimburse the legal fees and expenses of more than one counsel (in addition to one special counsel in each specialty area, up to one local counsel in each applicable local jurisdiction and any additional counsel for an Indemnified Party reasonably deemed appropriate by virtue of potential conflicts of interests incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (whether or not any Agent, any Lender or any other such Indemnified Party is a party to any action or proceeding out of which any such expenses arise)).

(c)          Waiver of Consequential Damages, Etc. To the full extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, and each of the Agents, each L/C Issuer and each Lender agrees not to assert or permit any of their respective subsidiaries to assert any claim against the Borrower or any of its Subsidiaries or any of their respective directors, officers, employees, attorneys, agents or advisors, on any theory of liability, for special, indirect, consequential (including, without limitation, any loss of profits, business or anticipated savings) or punitive damages (in each case, as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof (for the avoidance of doubt, nothing in this Section 10.04(c) shall limit any Indemnitee’s right to indemnification provisions for third party claims as set forth in Section 10.04(b)). No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d)          Payments. All amounts due under this Section shall be payable not later than thirty days after receipt of invoice in reasonable detail of such amounts.

(e)          Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, any L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Senior Credit Obligations.

Section 10.05         Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any other Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Insolvency or Liquidation Proceeding or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (ii) of the preceding sentence shall survive the payment in full of the Senior Credit Obligations and the termination of this Agreement.

Section 10.06         Successors and Assigns.

(a)          Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the L/C Issuers, the Swing Line Lender and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b) below, (ii) by way of participation in accordance with the provisions of clause (d) below or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) below (and any other attempted assignment or transfer by the Borrower or any Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) below and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees, which, for the avoidance of doubt, shall not include any Disqualified Institution, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this clause (b), any Participation Interests in the Letters of Credit and Swing Line Loans) at the time owing to it); provided, however, that:

(i)          except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of (x) in the case of Revolving Commitments and/or Revolving Loans, the Revolving Commitment (which for this purpose includes Revolving Loans outstanding thereunder) or, if the Revolving Commitments are not then in effect, the principal outstanding balance of the Revolving Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 or (y) in the case of Term Commitments and/or Term Loans, the Term Commitment (which for this purpose includes Term Loans outstanding thereunder) or, if the Term Commitments are not then in effect, the principal outstanding balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, in each case of (x) and (y), unless each of the Administrative Agent and, so long as no payment or bankruptcy Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed; provided that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after the Borrower has received notice thereof); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)         each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lenders’ rights and obligations under this Agreement with respect to the class of Loans or the class of Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

(iii)        the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; provided, further, that only a single processing and recordation fee shall be payable in respect of multiple contemporaneous assignments to Approved Funds with respect to any Lender. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(iv)        No such assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (iv); and

(v)         In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) below, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note or Notes to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) below.

(c)          Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Register shall record each transfer of the Loans to a transferee upon written notification by the registered owner of such transfer; provided, however, that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments in respect of any Loan. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the L/C Issuers and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower, the L/C Issuers, the Collateral Agent, the Swing Line Lender and, with respect to its own interest only, any other Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)          Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the L/C Issuers or the Swing Line Lender sell participations to any Person (other than a natural Person, the Borrower or any of its Subsidiaries, or any Disqualified Institution; provided, however, that, participations may be sold to Disqualified Institutions unless a list of Disqualified Institutions has been made available to all Lenders by or on behalf of the Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders and L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i), (ii) or (iii) of Section 10.01 that directly affects such Participant. Subject to clause (e) below, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 or 3.04, and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender (but, with respect to any particular Participant, to no greater extent than the Lender that sold the participation to such Participant) and had acquired its interest by assignment pursuant to clause (b) above. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender (but, with respect to any particular Participant, to no greater extent than the Lender that sold the participation to such Participant); provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Credit Extensions or other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that any such Commitment, Credit Extension or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

No participation shall be or shall be deemed to be a discharge, rescission, extinguishment or substitution of any outstanding Loan and any Loan subject to a participation shall continue to be the same obligation and not a new obligation.

(e)          Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participation is made with the Borrower’s prior consent.

(f)          Certain Pledges. Any Lender may at any time, without the consent of the Borrower or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)          Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)          Disqualified Institution Information. Notwithstanding anything herein or in any other Loan Document to the contrary, the Administrative Agent shall not (i) except to the extent of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in taking or failing to take any action, be responsible for, have any liability with respect to, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions or have any liability with respect to or arising out of any assignment or participation of Loans or Commitments to any Disqualified Lender and (ii) except to the extent arising out of its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), have any liability with respect to any disclosure of confidential information to any Disqualified Institutions.

Section 10.07         Treatment of Certain Information; Confidentiality. Each of the Agents, the Lenders and each L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors, managing members or managers, counsel, accountants and other representatives (collectively, “Representatives”) in connection with the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority or regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case, the Administrative Agent or such Lender or L/C Issuer, as applicable, shall use reasonable efforts to notify the Borrower prior to such disclosure to the extent practicable and legally permitted to do so), (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) to any state, federal or foreign authority or examiner regulating any Lender, (g) (i) any rating agency, and (ii) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (x) any assignee of or Participant (other than any Disqualified Institution; provided, however, that, participations may be sold to Disqualified Institutions unless a list of Disqualified Institutions has been made available to all Lenders by or on behalf of the Borrower) in (or their Representatives, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), or any prospective assignee of or Participant in (or their Representatives, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its Representatives, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) to any swap or derivative transaction relating to the Borrower and its obligations, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section and not in breach of any agreement binding on any Person (to the knowledge of such Person) or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from or on behalf of the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses or Affiliates, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.08         Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the full extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the then due and owing obligations of the Borrower or such Loan Party, as applicable, now or hereafter existing under this Agreement or any other Loan Document to such Lender or L/C Issuer, irrespective of whether or not such Lender or L/C Issuer shall have made any demand under this Agreement or any other Loan Document or (x) such obligations may be contingent or unmatured or (y) are owed to a branch or office of such Lender or L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Senior Credit Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09         Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Senior Credit Obligations hereunder.

Section 10.10         Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof; provided that, notwithstanding anything contained herein, the Fee Letter shall survive the Restatement Effective Date. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.11         Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the L/C Issuers or any Lender may have had notice or knowledge of any Default, Event of Default, or incorrect representation or warranty at the time of any Credit Extension, and shall continue in full force and effect until the Discharge of Senior Credit Obligations (other than contingent indemnification obligations). The provisions of Sections 2.14, 3.01, 3.04, 3.05, 10.04, and Sections 10.10 through 10.15 shall survive and remain in full force and effect regardless of the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.12         Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Bankruptcy Laws, as determined in good faith by the Administrative Agent, the L/C Issuers or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.13         Governing Law; Jurisdiction; Service of Process; Waiver of Jury Trial.

(a)          Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein), and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.

(b)          Submission to Jurisdiction. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the full extent permitted by applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or any L/C Issuer may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)          Waiver of Venue. Each party hereby irrevocably and unconditionally waives, to the full extent permitted by applicable Laws, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.13(b). Each of the parties hereto hereby irrevocably waives, to the full extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier) in Section 10.02. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Laws.

(e)          Waiver of Jury Trial. Each party hereby waives, to the full extent permitted by applicable Laws, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.13.

Section 10.14         PATRIOT Act. Each Lender that is subject to the U.S. Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”)), it is required to obtain, verify and record information that identifies the Borrower and the other Loan Parties, which information includes the name, address and tax identification number of each Loan Party and other information regarding the Borrower and the other Loan Parties that will allow such Lender or the Administrative Agent, as applicable, to identify each such Loan Party in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Lenders and the Administrative Agent.

Section 10.15         No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent, the Lead Arranger and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, the Collateral Agent and the Lead Arranger are and have been acting solely as a principal and are not the agent or fiduciary for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent, the Collateral Agent nor the Lead Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, the Collateral Agent or the Lead Arranger has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Administrative Agent, the Collateral Agent nor the Lead Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Collateral Agent and the Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Collateral Agent nor the Lead Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Collateral Agent and the Lead Arranger have not provided and will not provide any legal, accounting, regulatory or Tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and Tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the full extent permitted by law, any claims that it may have against the Administrative Agent, the Collateral Agent and the Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

Section 10.16         No Novation; Amendment and Restatement. This Agreement does not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement and the other Existing Loan Documents or evidence payment of all of such obligations and liabilities. This Agreement amends and restates the Existing Credit Agreement in its entirety.

Section 10.17         Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.18         Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from them to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Loan Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Albany Molecular Research, Inc., as the Borrower

By:	/s/ Felicia I. Ladin
	Name:	Felicia I. Ladin
	Title:	Chief Financial Officer

[Signature Page to Third Amended and Restated Credit Agreement]

BARCLAYS BANK PLC, as a L/C Issuer, Swing Line Lender and a Lender

By:	/s/ Craig J. Malloy
	Name:	Craig J. Malloy
	Title:	Director

BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent

By:	/s/ Craig J. Malloy
	Name:	Craig J. Malloy
	Title:	Director

[Signature Page to Third Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a L/C Issuer and a Lender

By:	/s/ Joon Hur
	Name:	Joon Hur
	Title:	Vice President

[Signature Page to Third Amended and Restated Credit Agreement]

EXHIBIT A-1

[Form of] Notice of Borrowing

[Date]

Barclays Bank PLC, as Administrative Agent
1301 Sixth Avenue
New York, NY 10019
Attn: Joe Tricamo
Phone: (212) 320-7564
Fax: (917) 522-0569
Email: xraUSLoanOps5@barclays.com /Joe.Tricamo@barclays.com

Ladies and Gentlemen:

Reference is made to the Third Amended and Restated Credit Agreement dated as of July 7, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”), the Lenders and L/C Issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. This notice constitutes a Notice of Borrowing pursuant to Section 2.02(a) of the Credit Agreement.

1.          The date of the Borrowing will be [      ].1

2.          The aggregate principal amount of the Borrowing will be $[       ].

3.          The Borrowing will consist of [Type] Loans.

4.          The Borrowing will consist of [Class] Loans.

5.          The initial Interest Period for the Loans comprising such Borrowing will be [    ].2

6.          The account to be credited with the proceeds of the Borrowing is [_________________].

7.          [The conditions set forth in Sections 4.02(b) and (c) of the Credit Agreement are satisfied.]3

[Signature Page Follows]

[1]	Must be a Business Day.
[2]	Applicable only in the case of a Eurodollar Borrowing. Insert “one month”, “three months”, “six months” or “twelve months” (subject to the definition of Interest Period and to Section 2.06(a) of the Credit Agreement).
[3]	Excluding the 2016 Incremental Facilities, which shall be subject only to the conditions to effectiveness set forth in Section 3 to Amendment No. 1 to the Second Amended and Restated Credit Agreement.

Exhibit A-1-1

The Borrowing requested herein complies with Section 2.02(a) of the Credit Agreement.

Albany Molecular Research, Inc.,
as the Borrower

By:
Name:
Title:

Exhibit A-1-2

EXHIBIT A-2

[Form of] Notice of Extension/Conversion

[Date]

Barclays Bank PLC, as Administrative Agent
1301 Sixth Avenue
New York, NY 10019
Attn: Joe Tricamo
Phone: (212) 320-7564
Fax: (917) 522-0569
Email: xraUSLoanOps5@barclays.com /Joe.Tricamo@barclays.com

Ladies and Gentlemen:

This notice shall constitute a “Notice of Extension/Conversion” pursuant to Section 2.07(a) of the Third Amended and Restated Credit Agreement dated as of July 7, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”), the Lenders and L/C Issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

1.          The Group of Loans (or portion thereof) to which this notice applies is [all or a portion of all Base Rate Loans currently outstanding] [all or a portion of all Eurodollar Loans currently outstanding having an Interest Period of [     ] months and ending on the Election Date specified below].

2.          The date on which the conversion/continuation selected hereby is to be effective is ___________________, ____, (the “Election Date”).1

3.          The principal amount of the Group of Loans (or portion thereof) to which this notice applies is $______________.2

4.          The Group of Loans (or portion thereof) which are to be converted/continued will bear interest based upon the [Base Rate] [Eurodollar Rate].

5.          [The Interest Period for such Loans will be ___________________.]3

[Signature Page Follows]

[1]	Must be a Business Day.
[2]	May apply to a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each $1,000,000 or any larger multiple of $1,000,000.
[3]	Applicable only in the case of a conversion to, or a continuation of Eurodollar Loans. For Eurodollar Loans, insert “one month”, “three months”, “six months” or “twelve months” (subject to the definition of Interest Period and Section 2.06(a) of the Credit Agreement).

Exhibit A-2-1

Albany Molecular Research, Inc.,
as the Borrower

By:
Name:
Title:

Exhibit A-2-2

EXHIBIT A-3

[Form of] Letter of Credit Request

Exhibit A-3-1

Application and Agreement for Irrevocable Standby Letter of Credit

This application and the Letter of Credit issued hereunder are subject to and governed by the THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 7, 2016 by and among the undersigned Applicant, JPMorgan Chase Bank, N.A. and the other lenders from time to time party thereto, and Barclays Bank PLC as Administrative Agent and Collateral Agent, as may be amended or restated from time to time (the “Credit Agreement”).

When Transmitting this application by facsimile all pages must be transmitted.
Questions regarding completion of this form should be directed to
GTS.Client.Services@JPMChase com OR 800-634-1969
For assistance in filling out this application, please place your cursor over the underlined, blue text for specific instructions/hints.

To: JPMorgan Chase Bank, N.A. and/or its subsidiaries and/or affiliates (“Issuer”).       Date:

Pursuant to the Terms and Conditions contained herein, please issue an IRREVOCABLE STANDBY Letter of Credit (together with any replacements, extensions or modifications, the “Credit”) and transmit it by:

☐  S.W.I.F.T. (to Advising Bank)        ☐  Courier (directly to the Beneficiary)

If completing in Microsoft Word, please enter data by ‘clicking’ on the gray boxes.

Applicant/Obligor (Full name and address, jointly and severally if more than one, individually and collectively, “Applicant/Obligor”):	Beneficiary (Full name and address):

[Signature lines are on last page].

Account Party (Full name and address of entity to be named in Letter of Credit if different than the above Applicant/Obligor):	Advising Bank Specify name, S.W.I.F.T./address through whom the Credit is to be transmitted to the Beneficiary. (If left blank, Issuer may, at its own discretion, transmit through one of its branches, affiliates or correspondents.):

Amount:	Expiry Date: Demands/claims must be presented to the counters of the nominated bank not later than .
Up to an aggregate amount of
If not USD, indicate currency

REQUIRED FOR SANCTION SCREENING PURPOSES. A brief description of the purpose of the Credit including, where applicable, a description of the merchandise, the country of origin of the merchandise, and the name of the countries where merchandise is being shipped from and to must be entered:

Complete only if automatic extension of the expiry date is required.
Credit to contain automatic extension clause with extension period of ☐ one year/☐ other (please specify).
No less than calendar days non-extension notice to the beneficiary.
Automatic extension final expiration date: (the date after which the Credit will no longer be subject to automatic extension).
AVAILABLE BY (indicate A, B, C or D)

☐   A.  Beneficiary’s dated statement referencing JPMorgan Chase Bank, N.A. Letter of Credit Number indicating amount of demand/claim and purportedly signed by an authorized person reading as follows (Please state within the quotation marks the wording to appear on the statement to be presented):

“(insert appropriate reason for drawing)      ”

2

See attached sheet(s) for additional documents and/or special instructions, which form(s) an integral part of this Application. Such attachments/special instructions must be approved and signed by Applicant/Obligor.

☐ B. Issue substantially as per the attached sheet(s) and/or special instructions, which form(s) an integral part of this Application. Such attachments/special instructions must be approved and signed by Applicant/Obligor.

☐ C. Issue Credit in your standard format in favor of another bank (See Section VI. below).

☐ D. Other:

DELIVERY INSTRUCTIONS/SPECIAL HANDLING (IF ANY)

☐ Multiple drawings prohibited (if blank, multiple drawings will be permitted).

☐ Partial drawings prohibited (if blank, partial drawings will be permitted).

☐ Credit is transferable only in its entirety (Issuer is authorized to include its standard transfer conditions and is authorized to nominate a transferring bank, if applicable). Transfer fees/charges are for the account of Beneficiary or ☐ if box is checked, for the account of the Applicant/Obligor.

V. The Credit, or any Credit issued by you shall be subject to the International Standby Practices 1998, International Chamber of Commerce Publication 590 (“ISP”) or, ☐ if box is checked, it shall be subject to the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 (“UCP”).

VI. Complete only when another bank is to issue its guarantee or undertaking based on the issued Credit.
We understand and agree that by making this request, we shall remain liable under this Credit until Issuer is fully released in writing by such entity.

☐ (i) Please issue a Credit in your customary format (as a counter guarantee) in favor of another bank (or Issuer’s affiliated office, branch or other correspondent bank) and we request that such bank issue a local guarantee, bond, standby letter of credit or other undertaking (collectively referred to as “Undertaking”) substantially as set forth below. The term “Credit” as used in this Agreement shall also include any such Undertaking.

Details provided below:

Type of Undertaking: ☐ Bid; ☐ Performance; ☐ Advance Payment; ☐ Specify Other:
Expiry Date (at least 30 days prior to the Expiry Date on page 1):
Beneficiary (Full name and full street address):
Bid/contract ref no.:
Bid/contract purpose/description/name:
Conditions for Drawing:

☐ (ii) Please request/authorize another bank to issue their Undertaking substantially in the attached format

See attached sheet(s) for additional documents and/or special instructions, which form(s) an integral part of this Application. Such attachments/special instructions must be approved and signed by Applicant/Obligor.

Unless otherwise stated herein, the nominated bank (if any) is authorized to send all documents to you in one airmail or courier service, if available.

3

THE UNDERSIGNED HEREBY AGREES TO ALL THE TERMS AND CONDITIONS SET FORTH HEREIN INCLUDING, ALL OF WHICH HAVE BEEN READ AND UNDERSTOOD BY THE UNDERSIGNED.

(Applicant/Obligor)

(Authorized “Signature”)

(Print Authorized Signor’s Name)

(Title)

(Phone)

(Date)

THE FOLLOWING IS TO BE EXECUTED IF THE CREDIT IS TO BE ISSUED FOR THE ACCOUNT OF A PERSON OTHER THAN THE PERSON SIGNING ABOVE:

AUTHORIZATION AND AGREEMENT OF ADDITIONAL PARTY NAMED AS ACCOUNT PARTY

To: THE ISSUER OF THE CREDIT

We join in the above Agreement, naming us as Account Party, for the issuance of the Credit and, in consideration thereof, we irrevocably agree (i) that the above Applicant has sole right to give instructions and make agreements with respect to this Application, the Agreement, the Credit and the disposition of documents, and we have no right or claim against you, any of your affiliates or subsidiaries, or any correspondent in respect of any matter arising in connection with any of the foregoing and (ii) to be bound by the Agreement and all obligations of Applicant thereunder as if we were a party thereto. Applicant is authorized to assign or transfer to you all or any part of any security held by Applicant for our obligations arising in connection with this transaction and, upon any such assignment or transfer, you shall be vested with all powers and rights in respect of the security transferred or assigned to you and you may enforce your rights under this Agreement against us or our Property in accordance with the terms hereof.

(Account Party)

(Authorized “Signature”)

(Print Authorized Signor’s Name)

(Title)

(Phone)

(Date)

1

EXHIBIT A-4

[Form of] Swing Line Loan Request

[Date]

Barclays Bank PLC, as Swing Line Lender
200 Park Avenue
New York, NY 10166
Attn: Letter of Credit Department / Dawn Townsend
Phone: (201) 499-2081
Fax: (212) 412-5011
Email: Dawn.Townsend@barclays.com / XraLetterofCredit@barclays.com

Ladies and Gentlemen:

Reference is made to the Third Amended and Restated Credit Agreement dated as of July 7, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”), the Lenders and L/C Issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

The undersigned hereby requests a Swing Line Loan:

1. On _________________, 20___ (a Business Day).

2. In the amount of $__________________.

The Swing Line Loan requested herein complies with the requirements of Section 2.02(b) of the Credit Agreement.

[Signature Page Follows]

Exhibit A-4-1

Albany Molecular Research, Inc.,
as the Borrower

By:
Name:
Title:

Exhibit A-4-2

EXHIBIT B-1

[Form of] Revolving Note

Lender:	_________________
Principal Sum: $	[Date]

For value received, Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) for the account of its Lending Office, at the office of Barclays Bank PLC (the “Administrative Agent”) as set forth in the Third Amended and Restated Credit Agreement dated as of July 7, 2016 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders and L/C Issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, the Principal Sum set forth above (or such lesser amount as shall equal the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America1 and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the rates per annum and payable set forth in the Credit Agreement.

This note is one of the Revolving Notes referred to in the Credit Agreement and evidences Revolving Loans made by the Lender thereunder. Capitalized terms used in this Revolving Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

The date, amount, Type and duration of Interest Period (if applicable) of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof shall be recorded by the Lender on its books and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each Revolving Loan then outstanding shall be endorsed by the Lender on the schedule attached hereto and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Revolving Note in respect of the Revolving Loan to be evidenced by this Revolving Note.

This Revolving Note is secured and guaranteed as provided in the Credit Agreement and the other Loan Documents. Reference is hereby made to the Credit Agreement and the other Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Revolving Note in respect thereof.

1 Borrower and revolving lenders considering multi-currency RC availability (in Euros, Pounds Sterling and Yen).

Exhibit B-1-1

The Credit Agreement provides for the acceleration of the maturity of the Revolving Loan evidenced by this Revolving Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Revolving Loan upon the terms and conditions specified therein. In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, such costs of collection, including reasonable attorney fees as provided for and in accordance with the terms of the Credit Agreement.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note.

This Revolving Note and the Revolving Loan evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the Borrower as provided in Section 10.06(c) of the Credit Agreement.

THIS REVOLVING NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Signature Page Follows]

Exhibit B-1-2

IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed as of the date first above written.

Albany Molecular Research, Inc., as the Borrower

By:
Name:
Title:

Exhibit B-1-3

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type	Interest Period (If Applicable)	Amount of Principal Repaid	Notation Made By

Exhibit B-1-4

EXHIBIT B-2

[Form of] Term Note

Lender:	_________________
Principal Sum: $	[Date]

For value received, Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) for the account of its Lending Office, at the office of Barclays Bank PLC (the “Administrative Agent”) as set forth in the Third Amended and Restated Credit Agreement dated as of July 7, 2016 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders and L/C Issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, the Principal Sum set forth above (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loan made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the rates per annum and payable as set forth in the Credit Agreement.

This note is one of the Term Notes referred to in the Credit Agreement and evidences the Term Loan made by the Lender thereunder. Capitalized terms used in this Term Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

The date, amount, Type and duration of Interest Period (if applicable) of the Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Term Note in respect of the Term Loan to be evidenced by this Term Note.

This Term Note is secured and guaranteed as provided in the Credit Agreement and the other Loan Documents. Reference is hereby made to the Credit Agreement and the other Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Term Note in respect thereof.

The Term Loan evidenced by this Term Note shall be due and payable (together with accrued interest thereon) from time to time in accordance with the terms provided in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of the Term Loan evidenced by this Term Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of such Term Loan upon the terms and conditions specified therein. In the event this Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, such costs of collection, including reasonable attorney fees as provided for and in accordance with the terms of the Credit Agreement.

Exhibit B-2-1

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

This Term Note and the Term Loan evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the Borrower as provided in Section 10.06(c) of the Credit Agreement.

THIS TERM NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Signature Page Follows]

Exhibit B-2-2

IN WITNESS WHEREOF, the Borrower has caused this Term Note to be executed as of the date first above written.

ALBANY MOLECULAR RESEARCH, INC., as the Borrower

By:
Name:
Title:

Exhibit B-2-3

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type	Interest Period (If Applicable)	Amount of Principal Repaid	Notation Made By

Exhibit B-2-4

EXHIBIT B-3

[Form of] Swing Line Note

Lender:	_________________
Principal Sum: $	[Date]

For value received, Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) for the account of its Lending Office, at the office of Barclays Bank PLC (the “Administrative Agent”) as set forth in the Third Amended and Restated Credit Agreement dated as of July 7, 2016 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders and L/C Issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, the Principal Sum set forth above (or such lesser amount as shall equal the aggregate unpaid principal amount of the Swing Line Loans made by the Swing Line Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Swing Line Loan, at such office, in like money and funds, for the period commencing on the date of such Swing Line Loan until such Swing Line Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the rates per annum and payable as set forth in the Credit Agreement.

This note is the Swing Line Note referred to in the Credit Agreement and evidences the Swing Line Loans made by the Swing Line Lender thereunder. Capitalized terms used in this Swing Line Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

The date and amount of the Swing Line Loans made by the Swing Line Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Swing Line Lender on its books and, if the Swing Line Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect hereto each Swing Line Loan then outstanding shall be evidenced by the Swing Line Lender on the schedule attached to and made a part hereof; provided that the failure of the Swing Line Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Swing Line Note in respect of the Swing Line Loans to be evidenced by this Swing Line Note.

This Swing Line Note is secured and guaranteed as provided in the Credit Agreement and the other Loan Documents. Reference is hereby made to the Credit Agreement and the other Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Swing Line Note in respect thereof.

The Credit Agreement provides for the acceleration of the maturity of the Swing Line Loans evidenced by this Swing Line Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of such Swing Line Loans upon the terms and conditions specified therein. In the event this Swing Line Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, such costs of collection, including reasonable attorney fees as provided for and in accordance with the terms of the Credit Agreement.

Exhibit B-3-1

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Swing Line Note.

This Swing Line Note and the Swing Line Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the Borrower as provided in Section 10.06(c) of the Credit Agreement.

THIS SWING LINE NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Signature Page Follows]

Exhibit B-3-2

IN WITNESS WHEREOF, the Borrower has caused this Swing Line Note to be duly executed as of the date first above written.

Albany Molecular Research, Inc.,
as the Borrower

By:
Name:
Title:

Exhibit B-3-3

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type	Interest Period (If Applicable)	Amount of Principal Repaid	Notation Made By

Exhibit B-3-4

EXHIBIT C

[Form of] Assignment and Assumption

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [ASSIGNOR NAME] (the “Assignor”) and [ASSIGNEE NAME] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Third Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full (the “Standard Terms and Conditions”).

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities (Classes of Loans) identified below (including participations in any Letters of Credit and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[Assignor Name]

2.	Assignee:	[Assignee Name]
[and is an Affiliate/Approved Fund of [Lender Name]]

3.	Borrower:	Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”)

4.	Administrative Agent:	Barclays Bank PLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Third Amended and Restated Credit Agreement, dated as of July 7, 2016, among the Borrower, the Lenders and L/C Issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer

Exhibit C-1

6.	Assigned Interest:

Facility	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment Loans[1]
Term Loans	$_________________	$_________________	_________________%
Revolving Loans	$_________________	$_________________	_________________%

7.	Trade Date:[2]	__________________, 20__

8.	Effective Date:[3]	__________________, 20__

[Signature Page Follows]

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[1]	Set forth, as a percentage of the aggregate amount of the Commitment/Loans of all Lenders under the applicable Facility. The term “Facility” as used in this Assignment and Assumption has the meaning specified in the Credit Agreement for the term “Class”.
[2]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[3]	To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.

Exhibit C-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Exhibit C-3

Consented to and Accepted:
Barclays Bank PLC,
as the Administrative Agent [,[ Swing Line Lender] and L/C Issuer][4]

By:
Title:

[Consented to:
Albany Molecular Research, Inc.,
as the Borrower

By:
Title:	][5]

[4]	To be included to the extent required under Section 10.06(b).
[5]	To be included to the extent required under Section 10.06(b).

Exhibit C-4

Annex 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.          Representations and Warranties.

1.1        Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2        Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents and the other instruments or documents furnished pursuant thereto as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 4.01 or 6.01 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Assumption is a completed administrative questionnaire, (vii) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date and (viii) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 3.01 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2.          Payments. From and after the Effective Date referred to in this Assignment and Assumption, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Exhibit C-5

3.          General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of laws principles.

Exhibit C-6

EXHIBIT D

[Form of] Compliance Certificate

Financial Statement Date: ______________, 20___

Barclays Bank PLC, as Administrative Agent
745 Seventh Avenue
New York, NY 10019
Attn: Vanessa Kurbatskiy
Phone: (212) 526-2799
Fax: (212) 526-5115
Email: vanessa.kurbatskiy@barclays.com / ltmny@barclays.com

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of July 7, 2016 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined) among Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”), the Lenders and L/C Issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

The undersigned Responsible Officer hereby certifies, on behalf of the Borrower and not in such Responsible Officer’s individual capacity, as of the date hereof that he/she is the [            ] of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate (this “Certificate”) to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.          Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower and its Consolidated Subsidiaries ended as of the above date, together with the report of independent public accountants required by Section 6.01(a) of the Credit Agreement.

[Use following paragraph 1 for interim financial statements]

1.          Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.          The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries during the accounting period covered by the attached financial statements; and

[select one.]

Exhibit D-1

[To the best knowledge of the undersigned during such fiscal period, no Default has occurred and is continuing.]

—or—

[The following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status: [Include Description]]

3.          Attached hereto as Schedule 2 are reasonably detailed calculations demonstrating compliance by the Borrower with Section 7.10 of the Credit Agreement as of the date hereof. The financial covenant analyses and information set forth on Schedule 2 as of, and for, the Test Period referred to therein attached hereto are true and accurate on and as of the date of this Certificate.

[Add following paragraph 4 for fiscal year-end financial statements]

4.          Attached hereto as Schedule 3 is a reasonably detailed calculation of the Excess Cash Flow. The information set forth on Schedule 3 as of, and for, the Excess Cash Flow Period referred to therein attached hereto are true and accurate on and as of the date of this Certificate.

[Signature Page Follows]

Exhibit D-2

IN WITNESS WHEREOF, the undersigned, on behalf of the Borrower, has executed this Certificate as of _________, 20___.

Albany Molecular Research, Inc.

By:
Name:
Title:

Exhibit D-3

Schedule 1 to Compliance Certificate

[Audited] [Unaudited] Financial Statements

See attached.

Exhibit D-4

Schedule 2 to Compliance Certificate

For the Quarter/Year ended _____________________, 20___

Section 7.10 – Financial Covenant

I.	Consolidated Secured Debt

A. As of the date of any determination thereof, (a) the sum, without duplication, of (x) the aggregate Indebtedness of the Borrower and its Restricted Subsidiaries that is of the type described in clauses (a), (b) and (e) and (to the extent relating to any such clause (a), (b) or (e)) clause (i) of the definition of Indebtedness hereunder and (y) Indebtedness of the type referred to in clause (x) hereof of another Person guaranteed by the Borrower or any of its Restricted Subsidiaries or secured by the assets of the Borrower or any of its Restricted Subsidiaries; provided that Consolidated Total Indebtedness shall not include Indebtedness in respect of any letter of credit or bank guaranty, except to the extent of unreimbursed obligations in respect of any drawn letter of credit or bank guaranty less (b) the lesser of $45,000,000 and the aggregate amount of Unrestricted Cash at such time, which aggregate amount of Unrestricted Cash shall exclude the cash proceeds of any Indebtedness incurred on such date, outstanding on such date that is secured by a Lien on any assets of the Borrower or any of its Restricted Subsidiaries.	$________

II.	Consolidated EBITDA

A. Consolidated Net Income for such period, plus		$________

B. without duplication and to the extent deducted (and not otherwise added back) or (in the case of clause (ix) below) not included in determining Consolidated Net Income for such period, the sum of:

(i)	Consolidated Interest Expense,	$________

(ii)	Expense for Taxes paid or accrued (including in respect of repatriated funds and any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations),	$________

(iii)	Depreciation,	$________

(iv)	Amortization (including amortization of deferred financing fees or costs),	$________

Exhibit D-5

(v)	Non-cash expenses or losses,	$________

(vi)	Non-cash expenses related to stock based compensation,	$________

(vii)	Any non-recurring charges, costs, fees and expenses directly incurred or paid directly as a result of discontinued operations (other than such charges, costs, fees and expenses to the extent constituting losses arising from such discontinued operations),	$________

(viii)	Any other extraordinary, unusual or non-recurring cash charges or expenses,	$________

(ix)	The amount of “run rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith to be realized as a result of any Investment, Disposition or internal cost-savings initiative or the Acquisition, in each case within the six consecutive fiscal quarters following the end of the relevant period consummation of such Investment, Disposition or initiative or the Acquisition (or following the consummation of the squeeze-out merger in the case of an acquisition structured as a two-step transaction), calculated as though such cost savings and synergies had been realized on the first day of such period and net of the amount of actual benefits received during such period from such Investment, Disposition or initiative or the Acquisition; provided that (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent certifying that such cost savings and synergies are reasonably expected and factually supportable in the good faith judgment of the Borrower, (B) no cost savings or synergies shall be added pursuant to this clause (ix) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (C) the aggregate amount of cost savings and synergies added back pursuant to this clause (ix) shall not exceed 20% of Consolidated EBITDA for the four quarter period ending on any date of determination (prior to giving effect to the addback of such items pursuant to this clause (ix)),	$________

(x)	Adjustments relating to purchase price allocation accounting,	$________

Exhibit D-6

(xi)	Losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business),	$________

(xii)	Any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period,	$________

(xiii)	Any loss resulting from a change in accounting principles during such period to the extent included in Consolidated Net Income,	$________

(xiv)	Any Transaction Costs incurred during such period,	$________

(xv)	Any fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, including, but not limited to, the Acquisition non-recurring costs to acquire equipment to the extent not capitalized in accordance with GAAP, Investment, recapitalization, asset disposition, non-competition agreement, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of or waiver or consent relating to any debt instrument (in each case, including the Transaction Costs and any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460),	$________

(xvi)	Restructuring charges or expenses, whether or not classified as restructuring charges or expenses under GAAP (including integration costs, restructuring costs related to acquisitions and to closure or consolidation of facilities or locations, facilities’ opening costs and other business optimization expenses, curtailments or modifications to pension and post-retirement employee benefit plans retention or completion bonuses and any expense related to any reconstruction, de-commissioning or reconfiguration of fixed assets for alternate use),	$________

Exhibit D-7

(xvii)	Proceeds of business interruption insurance,	$________

(xviii)	Charges, losses or expenses to the extent indemnified or insured by a third party to the extent such Person has notified such third party of such amount and such third party has not denied their reimbursement obligation, and	$________

(xix)	The amount of any expense or reduction of Consolidated Net Income consisting of Restricted Subsidiary income attributable to minority interests or non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary, excluding cash distributions in respect thereof	$________

(xx)	The sum of (i) through (xix)	$________

C. minus without duplication and to the extent included(and not otherwise deducted) in determining Consolidated Net Income for such period, the sum of:

(1)	Interest income (to the extent not netted against interest expense in the calculation of Consolidated Interest Expense),	$________

(2)	Income tax credits and refunds (to the extent not netted from Tax expense),	$________

(3)	Any cash payments made during such period in respect of items described in clause (v) above subsequent to the applicable Test Period in which the relevant non-cash expenses or losses were incurred,	$________

(4)	Any non-recurring income or gains directly as a result of discontinued operations,	$________

(5)	Any unrealized income or gains in respect of Swap Agreements (to the extent not included in clause (1) above or netted against interest expense in the calculation of Consolidated Interest Expense),	$________

Exhibit D-8

(6)	Extraordinary, unusual or non-recurring income or gains,	$________

(7)	Gains on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business),	$________

(8)	Any gain relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period, and	$________

(9)

Any gain resulting from a change in accounting principles during such period to the extent included in Consolidated Net Income,

each as determined for the Borrower and its Restricted Subsidiaries in accordance with GAAP on a consolidated basis,

$________

(10)	The sum of (1) through (9)	$________

D.	Consolidated EBITDA (Line A plus Line B(xx) minus Line C(10)):	$________

III.            Secured Leverage Ratio (Line I.A divided by Line II.D):                                                      ____ to 1:00

Exhibit D-9

Schedule 3 to Compliance Certificate

For the Excess Cash Flow Period ended _____________________, 20___

Excess Cash Flow

For any period, without duplication,

(a) the sum of:

(i) Consolidated Net Income (or loss) for such period, plus	$________

(ii) The aggregate amount of all non-cash charges deducted (less the amount of all non-cash credits included) in arriving at such Consolidated Net Income (or loss), plus	$________

(iii)              The difference, if positive, of the amount of Consolidated Working Capital at the end of the prior Excess Cash Flow Period (or the beginning of the Excess Cash Flow Period in the case of the first Excess Cash Flow Period) over the amount of Consolidated Working Capital at the end of such Excess Cash Flow Period, disregarding, for the avoidance of doubt any third-party indemnification payments received by the Borrower or any of its Subsidiaries, plus

$________

(iv)             The net amount of any non-cash loss (less any non-cash gain) incurred in connection with the receipt of Net Cash Proceeds (other than sales of inventory and other Dispositions in the ordinary course of business) of the type described in clause (i) of the definition of Net Cash Proceeds to the extent included in arriving at such Consolidated Net Income (or loss), plus

$________
(v) The aggregate amount of cash dividends and other cash distributions received during such period by the Borrower or any Restricted Subsidiary in respect of minority Equity Interests in any Person	$________
(vi) The sum of (a)(i) through (a)(v)	$________

(b) the sum of:

(i) The aggregate amount of Consolidated Capital Expenditures (A) made or paid by the Borrower and its Restricted Subsidiaries in cash during such period solely to the extent permitted by this Agreement and (B) excluding any amount funded with proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness) or Equity Interests, plus	$________

Exhibit D-10

(ii)	The aggregate amount of Investments, Restricted Payments and all fees and expenses associated therewith (other than Restricted Payments made under Section 7.06(h)) (A) made, paid or committed to be made by the Borrower and its Subsidiaries in cash within the period ending on the date of delivery of this Certificate required to be delivered for such period to the extent permitted by this Agreement and (B) excluding any amount funded (I) with the proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness) or Equity Interests or (II) out of the Available Amount, plus	$________

(iii)	The aggregate amount of all regularly scheduled and other mandatory principal payments of Consolidated Funded Indebtedness made during such period, excluding any amount funded with proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness), Capital Leases or Equity Interests, plus	$________

(iv)	The aggregate principal amount of all optional prepayments or repurchases (if such repurchases are made at a discount, the amount paid for such repurchases) of Consolidated Funded Indebtedness (other than Term Loans, Other Term Loans, Incremental Term Loans, Credit Agreement Refinancing Indebtedness and Consolidated Funded Indebtedness that is revolving in nature) made during such period, excluding any amount funded through (I) proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness), Capital Leases or Equity Interests, (II) proceeds from any Asset Disposition or (III) proceeds of any Casualty or Condemnation, plus	$________

(v)	The absolute value of the difference, if negative, of the amount of Consolidated Working Capital at the end of the prior Excess Cash Flow Period (or the beginning of the Excess Cash Flow Period in the case of the first Excess Cash Flow Period) over the amount of Consolidated Working Capital at the end of such Excess Cash Flow Period, plus	$________

(vi)	Any premium, make-whole or penalty payments paid in cash during such period in connection with the prepayment, redemption, purchase, defeasance or other satisfaction prior to scheduled maturity of Indebtedness permitted to be prepaid, redeemed, purchased, defeased or satisfied hereunder to the extent such premium, make-whole or penalty payments are not expensed during such period or otherwise deducted in calculating Consolidated Net Income, excluding any amount funded (I) with proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness) or Equity Interests, (II) with proceeds from any Asset Disposition, or (III) with the proceeds of any Casualty or Condemnation, plus	$________

Exhibit D-11

(vii)	The aggregate amount of net income in respect of minority Equity Interests in any Person for such period included in arriving at such Consolidated Net Income (or loss), plus	$________

(viii)	Cash payments during such period permitted hereunder in respect of long-term liabilities (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income, except to the extent financed with the proceeds of long-term Indebtedness of the Borrower or the Restricted Subsidiaries, plus	$________

(ix)	The aggregate amount of any payments in respect of purchase price adjustments or earn-outs made in cash during such period by Borrower or its Subsidiaries or committed to be made within the period ending on the date of delivery of this Certificate required to be delivered for such period and in connection with any Permitted Acquisition or other Investment permitted hereunder, plus	$________

(x)	All non-cash income or gains increasing Consolidated Net Income for such period, including for the items referred to in clauses (1) through (9) of the definition of “Consolidated EBITDA” (excluding any such non cash income or gains to the extent it represents the reversal of an accrual or reserve for potential cash gain made in any prior period)	$________

(xi)	The sum of (b)(i) through (b)(x)	$________

Excess Cash Flow (Line (a)(vi) minus Line (b)(xi)):		$________

Exhibit D-12

EXHIBIT E

Form of Guaranty Agreement

[Provided under separate cover]

Exhibit E-1

EXHIBIT F-1

[Form of] U.S. Tax Compliance Certificate
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Third Amended and Restated Credit Agreement dated as of July 7, 2016 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”), the Lenders and L/C Issuers from time to time party thereto, Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer and the other agents party thereto. Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent with a correct and complete certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate prior to the next Interest Payment Date following such change.

[Signature Page Follows]

Exhibit F-1-1

[Lender]

By:
Name:
Title:

[Address]

Dated:                                 , 20[  ]

Exhibit F-1-2

EXHIBIT F-2

[Form of] U.S. Tax Compliance Certificate
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Third Amended and Restated Credit Agreement dated as of July 7, 2016 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”), the Lenders and L/C Issuers from time to time party thereto, Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer and the other agents party thereto. Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a correct and complete Internal Revenue Service Form W-8IMY accompanied by a correct and complete Internal Revenue Service Form W-8BEN or W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate prior to the next Interest Payment Date following such change.

[Signature Page Follows]

Exhibit F-2-1

[Lender]

By:
Name:
Title:

[Address]

Dated:                                      , 20[  ]

Exhibit F-2-2

EXHIBIT F-3

[Form of] U.S. Tax Compliance Certificate
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Third Amended and Restated Credit Agreement dated as of July 7, 2016 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”), the Lenders and L/C Issuers from time to time party thereto, Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer and the other agents party thereto. Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 3.01(f) and Section 10.07(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Non-U.S. Lender with a correct and complete certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such Non-U.S. Lender with a properly completed and currently effective certificate prior to the next Interest Payment Date following such change.

[Signature Page Follows]

Exhibit F-3-1

[Participant]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

Exhibit F-3-2

EXHIBIT F-4

[Form of] U.S. Tax Compliance Certificate
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Third Amended and Restated Credit Agreement dated as of July 7, 2016 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”), the Lenders and L/C Issuers from time to time party thereto, Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer and the other agents party thereto. Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Non-U.S. Lender with a correct and complete Internal Revenue Service Form W-8IMY accompanied by a correct and complete Internal Revenue Service Form W-8BEN or W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such Non-U.S. Lender with a properly completed and currently effective certificate prior to the next Interest Payment Date following such change.

[Signature Page Follows]

Exhibit F-4-1

[Participant]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

Exhibit F-4-2

EXHIBIT G

Form of Security Agreement

[Provided under separate cover]

Exhibit G-1

EXHIBIT H

No. ___

[Form of] Intercompany Note

New York, NY
$____________________	[Date]
[ ]

For value received, each party named on Schedule A hereto, as such schedule may be amended from time to time (together with each such Person’s respective successors and permitted assigns, each a “Payor”, and collectively, the “Payors”), hereby promises to pay on demand to the order of each party named on Schedule A hereto, as such schedule may be amended from time to time (together with each such Person’s successors and permitted assigns, the “Payee”), the unpaid principal amount of all loans and advances made by the Payee to the Payor. Each Payor promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by such Payor and the applicable Payee. All such payments of principal and interest shall be made without offset, counterclaim or deduction of any kind in lawful money of the United States of America, or such other currency as may be agreed by any Payor or Payee in immediately available funds at such location in the United States of America, or such other location as the applicable Payee shall designate from time to time.

Upon the commencement by or against any Payor of any case or other proceeding seeking liquidation, examinership, reorganization or other relief with respect to such Payor or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, examiner, liquidator, custodian or other similar official of it or any substantial part of its property, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by such Payor.

Each Payee is hereby authorized (but not required) to record all loans and advances made by it to the Payor (all of which shall be evidenced by this Intercompany Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

This Intercompany Note is the Intercompany Note referred to in the Second Amended and Restated Credit Agreement dated as of August 19, 2015 (as the same may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among Albany Molecular Research, Inc. (the “Borrower”), the Lenders and L/C Issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer. This Intercompany Note shall be pledged by the Payee pursuant to the Security Agreement (as defined in the Credit Agreement). Each Payor hereby acknowledges and agrees that the Collateral Agent pursuant to and as defined in the Security Agreement may exercise all rights provided therein with respect to this Intercompany Note.

THIS INTERCOMPANY NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Exhibit H-1

[PAYOR NAME][PAYOR AND PAYEE NAMES]

By:
Name:
Title:

[Pay to the order of

[PAYEE NAME]

By:
Name:
Title: ]

Exhibit H-2

EXHIBIT I

Form of Intercompany Note Subordination Provisions

Each promissory note evidencing an Intercompany Loan or advance incurred by Albany Molecular Research, Inc. (the “Borrower”) or another Loan Party owing to any Subsidiary that is not a Loan Party shall have included on its face the following subordination provision (modified as appropriate in the event the promissory note is a global promissory note):

(a)         Capitalized terms defined in the Credit Agreement (as defined in the promissory note to which this Exhibit I is attached (the “Intercompany Note”)) and not otherwise defined in this Intercompany Note have, as used in this Exhibit I, the respective meanings provided for therein.

(b)        Anything in this Intercompany Note to the contrary notwithstanding, the indebtedness evidenced by this Intercompany Note owed by any Payor that is a Loan Party to any Payee that is not a Loan Party shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Finance Obligations of such Payor under the Credit Agreement, including, without limitation, where applicable, under such Payor’s guarantee of the Finance Obligations under the Credit Agreement (such Finance Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Credit Agreement Indebtedness”). The Credit Agreement Indebtedness is referred to herein as “Senior Indebtedness”.

(i)	In the event of any insolvency or bankruptcy proceedings, and any receivership, examinership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any such Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any such Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Intercompany Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Intercompany Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness.

(ii)	If any Event of Default occurs and is continuing with respect to any Senior Indebtedness (including any Event of Default under the Credit Agreement), then no payment or distribution of any kind or character shall be made by or on behalf of such Payor or any other Person on its behalf with respect to this Intercompany Note unless the Payee is a Loan Party.

(iii)	If any payment or distribution of any character by any such Payor that is a Loan Party, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Intercompany Note shall (despite these subordination provisions) be received by any such Payee that is not a Loan Party in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to the Administrative Agent, as applicable, on behalf of the holders of Credit Agreement Indebtedness, to the extent necessary to pay all Senior Indebtedness in full in cash.

(iv)	To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Intercompany Note by any act or failure to act on the part of any such Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each such Payee and each such Payor hereby agree that the subordination of this Intercompany Note is for the benefit of the Administrative Agent and holders of Senior Indebtedness and the holders of Senior Indebtedness are obligees under this Intercompany Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of Finance Parties under the Credit Agreement, proceed to enforce the subordination provisions herein.

(v)	The indebtedness evidenced by this Intercompany Note owed by any Payor not described in the first sentence to this subordination provision shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in this subordination provision is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Intercompany Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Exhibit I-1

EXHIBIT J

Form of Perfection Certificate

[Provided under separate cover]

Exhibit J-1

EXHIBIT K

[Form] of Solvency Certificate

This Solvency Certificate (this “Certificate”) is furnished pursuant to Section 4.01(i) of the Third Amended and Restated Credit Agreement dated as of July 7, 2016 as in effect on the date hereof (as amended, restated, supplement, or otherwise modified from time to time, the “Credit Agreement”), among Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”), the Lenders and L/C Issuers from time to time party thereto (the “Lenders”) and Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”), Collateral Agent, Swing Line Lender and as L/C Issuer.

Pursuant to the Credit Agreement, the undersigned hereby certifies, solely in such undersigned’s capacity as Chief Financial Officer of the Borrower, and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Transactions, including the making of the Loans under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such Loans:

1.	The fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

2.	The present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

3.	The Borrower and its Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

4.	The Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. This Certificate is to be interpreted in accordance with the laws of the State of New York.

The undersigned is familiar with the business and financial position of the Borrower and its Subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate.

[Signature Page Follows]

Exhibit K-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as Chief Financial Officer of the Borrower, on behalf of the Borrower and its Subsidiaries, and not individually, as of the date first stated above.

Albany Molecular Research, Inc.

By:
Name:
Title: Chief Financial Officer

Exhibit K-2

EXHIBIT L

[Form of] Specified Discount Prepayment Notice

Date: ________, 20 __

To:    [Barclays Bank PLC], as Auction Agent

Ladies and Gentlemen:

This Specified Discount Prepayment Notice is delivered to you pursuant to Section 2.19(b)(i) of that certain Third Amended and Restated Credit Agreement, dated as of July 7, 2016 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”), the Lenders and L/C Issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swingline Lender and L/C Issuer. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.19(b)(i) of the Credit Agreement, [the Borrower][insert Subsidiary of Borrower]1 hereby offers to make a Discounted Term Loan Prepayment to each Term Lender on the following terms:

1.           This Offer of Specified Discount Prepayment is available only to each Term Lender.

2.           The maximum aggregate outstanding amount of the Discounted Term Loan Pre-payment that will be made in connection with this offer shall not exceed $[•] (the “Specified Discount Prepayment Amount”).2

3.           The percentage discount to par value at which such Discounted Term Loan Prepayment will be made is [•]% (the “Specified Discount”).

To accept this offer, you are required to submit to the Administrative Agent a Specified Discount Prepayment Response on or before 5:00 p.m. New York time on the date that is three (3) Business Days following the date of delivery of this notice pursuant to Section 2.19(b)(i) of the Credit Agreement (the “Specified Discount Prepayment Response Date”). Any Term Lender who does not return to the Auction Agent a Specified Discount Prepayment Response by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept such Borrower Offer of Specified Discount Prepayment.

[The Borrower][insert Subsidiary of Borrower] hereby represents and warrants to the Auction Agent and the Term Lenders as follows:

[1]	To be revised as appropriate if the offer is made by a Subsidiary of the Borrower.

[2]	Minimum of $1,000,000 and whole increments of $100,000.

Exhibit L-1

1.           The Borrower will not make a Borrowing of Revolving Loans to fund this Discounted Term Loan Prepayment;

2.           Any Term Loans purchased will be immediately cancelled;

3.           [The Borrower][insert Subsidiary of Borrower] does not have any material nonpublic information (“MNPI”) with respect to the Borrower any of its Subsidiaries that (a) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to the Borrower or any of its Subsidiaries) prior to such time and (b) could reasonably be expected to have a material effect upon, or otherwise be material to a Lender’s decision to participate in any Discounted Term Loan Prepayment; and

4.           As of the date hereof, no Default or Event of Default shall have occurred and be continuing.

[The Borrower][insert Subsidiary of Borrower] acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with their decision whether or not to accept the offer set forth in this Specified Discount Prepayment Notice and the acceptance of any prepayment made in connection with this Specified Discount Prepayment Notice.

[The Borrower][insert Subsidiary of Borrower] requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Credit Agreement of this Specified Discount Prepayment Notice.

[Signature Page Follows]

Exhibit L-2

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Pre payment Notice as of the date first above written.

[ALBANY MOLECULAR RESEARCH, INC.] [INSERT SUBSIDIARY OF BORROWER]

By:
Name:
Title:

Enclosure: Form of Specified Discount Prepayment Response

Exhibit L-3

EXHIBIT M

[Form of] Specified Discount Prepayment Response

Date: ________, 20 __

To: [Barclays Bank PLC], as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Third Amended and Restated Credit Agreement, dated as of July 7, 2016 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Albany Molecular Research, Inc., a Delaware Corporation (the “Borrower”), the Lenders and L/C Issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swingline Lender and L/C Issuer, and (b) that certain Specified Discount Prepayment Notice, dated _____, 20__, from [the Borrower][insert Subsidiary of Borrower] (the “Specified Discount Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Specified Discount Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

The undersigned Term Lender hereby gives you irrevocable notice, pursuant to Section 2.19(b)(i) of the Credit Agreement, that it is willing to accept a prepayment of the following [tranches of] Term Loans held by such Term Lender at the Specified Discount in an aggregate outstanding principal amount as follows:

Term Loans - $[•]

The undersigned Term Lender hereby expressly consents and agrees to a prepayment of its Term Loans pursuant to Section 2.19(b)(i) of the Credit Agreement at a price equal to the [applicable] Specified Discount in the aggregate outstanding amount not to exceed the amount set forth above, as such amount may be reduced in accordance with the Specified Discount Proration, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[Signature Page Follows]

Exhibit M-1

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Response as of the date first above written.

[_________________]

By:
Name
Title:

Exhibit M-2

EXHIBIT N

[Form of] Discount Range Prepayment Notice

Date: ________, 20 __

To: [Barclays Bank PLC], as Auction Agent

Ladies and Gentlemen:

This Discount Range Prepayment Notice is delivered to you pursuant to Section 2.19(c)(i) of that certain Third Amended and Restated Credit Agreement, dated as of July 7, 2016 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Albany Molecular Research, Inc., a Delaware Corporation (the “Borrower”), the Lenders and L/C Issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swingline Lender and L/C Issuer. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.19(c)(i) of the Credit Agreement, [the Borrower][insert Subsidiary of Borrower]1 hereby requests that each Term Lender submit a Discount Range Prepayment Offer. Any Discounted Term Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1.          This Solicitation of Discount Range Prepayment Offers is extended at the sole discretion of [the Borrower][insert Subsidiary of Borrower] to each Term Lender.

2.          The maximum aggregate outstanding principal amount of the Discounted Term Loan Prepayment that will be made in connection with this solicitation is $[•] of Term Loans (the “Discount Range Prepayment Amount”).2

3.          [The Borrower][insert Subsidiary of Borrower] is willing to make Discount Term Loan Prepayments at a percentage discount to par value greater than or equal to [•]% but less than or equal to [•]% in respect of the Term Loans (the “Discount Range”).

To make an offer in connection with this solicitation, you are required to deliver to the Auction Agent a Discount Range Prepayment Offer on or before 5:00 p.m. New York time on the date that is three (3) Business Days following the dated delivery of the notice pursuant to Section 2.19(c)(i) of the Credit Agreement (the “Discount Range Prepayment Response Date”). Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

[The Borrower][insert Subsidiary of Borrower] hereby represents and warrants to the Auction Agent and the Term Lenders as follows:

[1]	To be revised as appropriate if the offer is made by a Subsidiary of the Borrower.

[2]	Minimum of $1,000,000 and whole increments of $100,000.

Exhibit N-1

4.          The Borrower will not make a Borrowing of Revolving Loans to fund this Discounted Term Loan Prepayment;

5.          Any Term Loans purchased will be immediately cancelled;

6.          [The Borrower][insert Subsidiary of Borrower] does not have any material nonpublic information (“MNPI”) with respect to the Borrower or any of its Subsidiaries that (a) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to the Borrower or any of its Subsidiaries) prior to such time and (b) could reasonably be expected to have a material effect upon, or otherwise be material to a Lender’s decision to participate in any Discounted Term Loan Prepayment; and

7.          As of the date hereof, no Default or Event of Default shall have occurred and be continuing.

[The Borrower][insert Subsidiary of Borrower] acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with any Discount Range Prepayment Offer made in response to this Discount Range Prepayment Notice and the acceptance of any prepayment made in connection with this Discount Range Prepayment Notice.

[The Borrower][insert Subsidiary of Borrower] requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Credit Agreement of this Discount Range Prepayment Notice.

[Signature Page Follows]

Exhibit N-2

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Notice as of the date first above written.

[ALBANY MOLECULAR RESEARCH, INC.]
[INSERT SUBSIDIARY OF BORROWER]

By:
Name:
Title:

Exhibit N-3

EXHIBIT O

[Form of] Specified Discount Prepayment Offer

Date: ________, 20 __

To: [Barclays Bank PLC], as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Third Amended and Restated Credit Agreement, dated as of July 7, 2016 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Albany Molecular Research, Inc., a Delaware Corporation (the “Borrower”), the Lenders and L/C Issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swingline Lender and L/C Issuer, and (b) that certain Discount Range Prepayment Notice, dated _______, 20__, from [the Borrower][insert Subsidiary of Borrower] (the “Discount Range Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Discount Range Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

The undersigned Term Lender hereby gives you irrevocable notice, pursuant to Section 2.19(c)(i) of the Credit Agreement, that it is hereby offering to accept a Discounted Term Loan Prepayment on the following terms:

1.           This Discount Range Prepayment Offer is available only for prepayment on the Term Loans held by the undersigned.

2.          The maximum aggregate outstanding principal amount of the Discounted Term Loan Prepayment that may be made in connection with this offer shall not exceed (the “Submitted Amount”):

Term Loans - $[•]

3.          The percentage discount to par value at which such Discounted Term Loan Prepayment may be made is [•]% in respect of the Term Loans (the “Submitted Discount”).

The undersigned Term Lender hereby expressly consents and agrees to a prepayment of its Term Loans indicated above pursuant to Section 2.19(c)(i) of the Credit Agreement at a price equal to the Applicable Discount and in an aggregate outstanding amount not to exceed the Submitted Amount, as such amount may be reduced in accordance with the Discount Range Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[Signature Page Follows]

Exhibit O-1

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Offer as of the date first above written.

[_________________]

By:
Name
Title:

Exhibit O-2

EXHIBIT P

[Form of] Solicited Discounted Prepayment Notice

Date: ________, 20 __

To: [Barclays Bank PLC], as Auction Agent

Ladies and Gentlemen:

This Solicited Discounted Prepayment Notice is delivered to you pursuant to Section 2.19(d)(i) of that certain Third Amended and Restated Credit Agreement, dated as of July 7, 2016 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Albany Molecular Research, Inc., a Delaware Corporation (the “Borrower”), the Lenders and L/C Issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swingline Lender and L/C Issuer. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.19(d)(i) of the Credit Agreement, [the Borrower][insert Subsidiary of Borrower]1 hereby requests that each Term Lender submit a Solicited Discounted Prepayment Offer. Any Discounted Term Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1.          This Solicitation of Discounted Prepayment Offers is extended at the sole discretion of [the Borrower][insert Subsidiary of Borrower] to each Term Lender.

2.          The maximum aggregate outstanding principal amount of the Discounted Term Loan Prepayment that will be made in connection with this solicitation is (the “Solicited Dis- counted Prepayment Amount”):2

Term Loans - $[•]

VTo make an offer in connection with this solicitation, you are required to deliver to the Administrative Agent a Solicited Discounted Prepayment Offer on or before 5:00 p.m. New York time on the date that is three (3) Business Days following delivery of this notice pursuant to Section 2.19(d)(i) of the Credit Agreement (the “Solicited Discounted Prepayment Response Date”). Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

[The Borrower][insert Subsidiary of Borrower] requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Credit Agreement of this Solicited Discounted Prepayment Notice.

[1]	To be revised as appropriate if the offer is made by a Subsidiary of the Borrower.
[2]	Minimum of $1,000,000 and whole increments of $500,000.

Exhibit P-1

[Signature Page Follows]

Exhibit P-2

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Notice as of the date first above written.

ALBANY MOLECULAR RESEARCH, INC.

By:
Name:
Title:

Enclosure: Form of Solicited Discounted Prepayment Offer

Exhibit P-3

EXHIBIT Q

[Form of] Solicited Discounted Prepayment Offer

Date: ________, 20 __

To: [Barclays Bank PLC], as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Third Amended and Restated Credit Agreement, dated as of July 7, 2016 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Albany Molecular Research, Inc., a Delaware Corporation (the “Borrower”), the Lenders and L/C Issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swingline Lender and L/C Issuer, and (b) that certain Solicited Discounted Prepayment Notice, dated ______, 20__, from [the Borrower][insert Subsidiary of Borrower] (the “Solicited Discounted Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Solicited Discounted Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

To accept the offer set forth herein, you must submit an Acceptance and Prepayment Notice on or before the third Business Day following your receipt of this notice.

The undersigned Term Lender hereby gives you irrevocable notice, pursuant to Section 2.19(d)(i) of the Credit Agreement, that it is hereby offering to accept a Discounted Term Loan Prepayment on the following terms:

1.          This Solicited Discounted Prepayment Offer is available only for prepayment on the Term Loans held by the undersigned.

2.          The maximum aggregate outstanding principal amount of the Discounted Term Loan Prepayment that may be made in connection with this offer shall not exceed (the “Offered Amount”):

Term Loans - $[•]

3.          The percentage discount to par value at which such Discounted Term Loan Prepayment may be made is [•]% in respect of the Term Loans (the “Offered Discount”).

The undersigned Term Lender hereby expressly consents and agrees to a prepayment of its Term Loans pursuant to Section 2.19(d) of the Credit Agreement at a price equal to the Acceptable Discount and in an aggregate outstanding principal amount not to exceed such Lender’s Offered Amount as such amount may be reduced in accordance with the Solicited Discount Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[Signature Page Follows]

Exhibit Q-1

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Offer as of the date first above written.

[_________________]

By:
Name
Title:

Exhibit Q-2

EXHIBIT R

[Form of] Acceptance and Prepayment Notice

Date: ________, 20 __

To: [Barclays Bank PLC], as Auction Agent

Ladies and Gentlemen:

This Acceptance and Prepayment Notice is delivered to you pursuant to Section 2.19(d)(ii) of that certain Third Amended and Restated Credit Agreement, dated as of July 7, 2016 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Albany Molecular Research, Inc., a Delaware Corporation (the “Borrower”), the Lenders and L/C Issuers from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swingline Lender and L/C Issuer. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.19(d)(ii) of the Credit Agreement, [the Borrower][insert Subsidiary of Borrower]1 hereby irrevocably notifies you that it accepts offers delivered in response to the Solicited Discounted Prepayment Notice having an Offered Discount equal to or greater than [•]% in respect of the Term Loans (the “Acceptable Discount”) in an aggregate amount not to exceed the Solicited Discounted Prepayment Amount.

[The Borrower][insert Subsidiary of Borrower] expressly agrees that this Acceptance and Prepayment Notice shall be irrevocable and is subject to the provisions of Section 2.19(d) of the Credit Agreement.

[The Borrower][insert Subsidiary of Borrower] hereby represents and warrants to the Auction Agent and the Term Lenders as follows:

1.          The Borrower will not make a Borrowing of Revolving Loans to fund this Discounted Term Loan Prepayment;

2.          Any Term Loans purchased will be immediately cancelled;

3.          [The Borrower][insert Subsidiary of Borrower] does not have any material non- public information (“MNPI”) with respect to the Borrower or any of its Subsidiaries that (a) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to the Borrower or any of its Subsidiaries) prior to such time and (b) could reasonably be expected to have a material effect upon, or otherwise be material to a Lender’s decision to participate in any Discounted Term Loan Prepayment; and

4.          As of the date hereof, no Default or Event of Default shall have occurred and be continuing.

[1]	To be revised as appropriate if the offer is made by a Subsidiary of the Borrower.

Exhibit R-1

[The Borrower][insert Subsidiary of Borrower] acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with the acceptance of any prepayment made in connection with a Solicited Discounted Prepayment Offer.

[The Borrower][insert Subsidiary of Borrower] requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Credit Agreement of this Acceptance and Prepayment Notice.

[Signature Page Follows]

Exhibit R-2

IN WITNESS WHEREOF, the undersigned has executed this Acceptance and Prepayment Notice as of the date first above written.

[ALBANY MOLECULAR RESEARCH, INC.] [INSERT SUBSIDIARY OF BORROWER]

By:
Name:
Title:

Exhibit R-3

EXHIBIT S

[Form of] Prepayment Notice

Date: ______, 20__

Barclays Bank PLC, as Administrative Agent
1301 Sixth Avenue
New York, NY 10019
Attn: Joe Tricamo
Phone: (212) 320-7564
Fax: (917) 522-0569
Email: xraUSLoanOps5@barclays.com /Joe.Tricamo@barclays.com

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of July 7, 2016 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Credit Agreement”), among Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”), the Lenders and L/C Issuers from time to time party thereto and Barclays Bank PLC, as the Administrative Agent. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein

This Prepayment Notice is delivered to you pursuant to Section 2.09 of the Credit Agreement. The Borrower hereby gives notice of a prepayment of Revolving Loans as follows:

1.	(select Class of Loans)

☐ Revolving Loans

☐ Term Loans

2.	(select Type(s) of Loans)

☐ Base Rate Loans in the aggregate principal amount of $________.

☐ Eurodollar Rate Loans with an Interest Period ending ______, 20__ in the aggregate principal amount of $________.

3.	On __________, 20__ (a Business Day).[1]

[Signature Page Follows]

[1]	Note: Prepayment date and notice may be conditional upon the occurrence of specified events.

Exhibit S-1

This Prepayment Notice and prepayment contemplated hereby comply with the Credit Agreement, including Section 2.09 thereof.

Albany Molecular Research, Inc.,
as the Borrower

By:
Name:
Title:

Exhibit S-2